Exhibit 10.13

SUBLEASE

This Sublease (this “Sublease”), dated for reference purposes only as December 6, 2013, is entered into by and between SUTTER WEST BAY HOSPITALS, a California nonprofit public benefit corporation dba California Pacific Medical Center (“Sublessor”), formerly known as California Pacific Medical Center, a California nonprofit public benefit corporation, and INVITAE CORPORATION, a Delaware corporation (“Sublessee”), with reference to the following facts:

Recitals

A.            SKS Brannan Associates, LLC, a Delaware limited liability company (“Original Lessor”), as lessor, and Sublessor, as lessee, entered into that certain standard form office lease dated February 13, 2004 (the “Lease”), for those certain premises consisting of Forty-Two Thousand Six Hundred Forty-Seven (42,647) rentable square feet located at 475 Brannan Street, Suites 120, 130 and 220, San Francisco, California (the “Original Leased Premises”) for the Initial Term expiring on November 30, 2009.

B.            PRU/SKS Brannan Associates, LLC, a Delaware limited liability company (“PRU/SKS”), succeeded to the interest of Original Lessor.

C.            PRU/SKS and Sublessor entered into that certain first amendment to lease dated November 29, 2006 (the “First Amendment”), whereby, among other things, the Original Leased Premises were expanded to include the Expansion Space consisting of Nineteen Thousand One Hundred Eighty-Four (19,184) rentable square feet in the Building, including Suite 230 (the Original Leased Premises and Expansion Premises are referred to collectively as the “Master Leased Premises”), and the Term of the Lease was extended through February 28, 2017. The Lease and First Amendment are referred to collectively as the “Master Lease” and are attached hereto as Exhibit A and incorporated herein by this reference.

D.            CLPF — 475 Brannan Street, L.P., a Delaware limited partnership (“Master Lessor”), succeeded to the interest of PRU/SKS.

E.            Sublessee desires to sublease a portion of the Master Leased Premises commonly known as Suites 130 and 230 consisting of a total of Eight Thousand Eight Hundred Fifty-Two (8,852) rentable square feet (the “Subleased Premises”) and Sublessor is willing to sublease the Subleased Premises to Sublessee as of the Commencement Date (as defined below) upon the terms and provisions set forth in this Sublease.

F.            Sublessee and Sublessor desire to enter into this Sublease to memorialize their understanding regarding the sublease of the Subleased Premises.

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Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Sublessor and Sublessee do hereby agree as follows:

1.             Incorporation of Recitals. The recitals are incorporated herein by this reference as though fully set forth.

2.             Definitions. Except as otherwise expressly provided in this Sublease to the contrary, any capitalized words shall have the meaning ascribed to them in the Master Lease.

3.             Commencement Date. The Commencement Date of this Sublease shall be December 15, 2013 (the “Commencement Date”).

4.             Sublease of Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, effective as of the Commencement Date, the Subleased Premises as depicted on Exhibit B attached hereto and incorporated herein by this reference, for the Term (as defined below), subject to the terms and conditions of this Sublease, and further subject and subordinate to the terms and conditions of the Master Lease, as amended from time to time. Landlord shall deliver to Tenant Suite 230 as of the Commencement Date and Suite 130 as of February 1, 2014. Notwithstanding anything to the contrary in this Sublease, for the period commencing as of the Commencement Date and continuing through January 31, 2014, the term “Subleased Premises” shall refer to Suite 230 only, which consists of Five Thousand Three Hundred Ninety-Nine (5,399) rentable square feet.

5.             Term. The Term of this Sublease shall be for the period commencing as of the Commencement Date and expiring on February 28, 2017 (the “Term”). In the event that this Sublease is terminated for any reason during the first (1st) year of the Term hereof, the parties shall not enter into another arrangement for the sublease of the Subleased Premises as provided herein for a period of one (1) year from the Commencement Date. Upon the expiration or effective date of termination of this Sublease, all rights and obligations of the parties hereunder shall cease and terminate except that the parties shall perform fully any obligations under this Sublease arising on or prior to the date of expiration or termination and any other obligations that by their express terms survive the expiration of the Term or termination of this Sublease.

6.             Early Access. Sublessee shall be entitled to early access and use of the Subleased Premises to install cabling, place partition/modular component and other furniture, install telecommunication devices and other equipment and for other related purposes commencing as of the following dates: (a) upon full execution of this Sublease with respect to Suite 230 and (b) January 15, 2014 with respect to Suite 130. The foregoing right of early access and use is conditioned upon Sublessee’s compliance with all of the terms and conditions of this Sublease, except that Sublessee shall not be required to pay Base Rent for such early access and use of the Subleased Premises. Furthermore, Sublessee and its representatives shall be subject to all reasonable directives of Sublessor and Master Lessor in connection with such entry as well as

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the use of common areas within the Building and on the Property, including, but not limited to, restrooms, elevators, truck loading areas and other facilities. Sublessee agrees to inform its contractors of the reasonable rules and regulations pertaining to construction activities established, from time to time, by Sublessor and Master Lessor. Prior to the commencement of any construction in the Subleased Premises, Sublessee shall provide Sublessor and Master Lessor with a proposed work schedule for Sublessee’s contractors and other representatives.

7.             Rent.

a.             Subject to adjustment as provided in Section 7b of this Sublease, Sublessee’s base rent due hereunder commencing at the Commencement Date is equal to Sixty- Five and No/l00ths Dollars ($65.00) per rentable square foot per year or Forty-Seven Thousand Nine Hundred Forty-Eight and 33/100ths Dollars ($47,948.33) per month (“Base Rent”). Sublessee shall pay to Sublessor in advance on the first (1st) day of each and every calendar month during the Term, without deduction, offset, prior notice or demand, at such place or places as may be designated from time to time by Sublessor, Base Rent. If the Term of this Sublease commences or ends on a day other than the first (1st) day of a calendar month, then the rental for such period shall be prorated at one-thirtieth (1/30th) of the monthly amount for each day this Sublease is in effect during such period, and such rental shall be paid at the commencement of such period. Base Rent and other sums payable by Sublessee to Sublessor hereunder shall be paid in legal United States tender to Sublessor at the address designated below by Sublessor or at such other place as Sublessor may hereafter designate in writing. Notwithstanding the foregoing, for the period commencing as of the Commencement Date and continuing through January 31, 2014, Base Rent shall be calculated by multiplying the monthly rental rate by the rentable square footage of Suite 230 only.

b.             On the anniversary of the Commencement Date, and annually thereafter, the then current Base Rent shall be increased by five percent (5%).

8.             Security Deposit. Sublessee shall deposit with Sublessor the sum of One Hundred Ninety-One Thousand Seven Hundred Ninety-Three and 32/100ths Dollars ($191,793.32) (the “Security Deposit”) upon Sublessee’s execution of this Sublease as a security deposit for the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee during the Term hereof. Sublessee expressly waives the provisions of Civil Code section 1950.7. If Sublessee defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to payment of Base Rent or any other monetary sums due hereunder, Sublessor may (but shall not be required to) use or apply all or any portion of the Security Deposit for any such unpaid Base Rent or other amount due hereunder or any sums that Sublessor may spend by reason of Sublessee’s default or to compensate Sublessor for any other loss or damage that Sublessor may suffer by reason of Sublessee’s default. If any portion of the Security Deposit is so used or applied, Sublessee shall, within ten (10) days after written demand therefore, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount; Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general funds and Sublessee shall not be entitled to interest thereon. If Sublessee shall fully and faithfully perforin every provision of this Sublease to be performed by Sublessee, the Security Deposit, or any balance thereof, shall be returned to

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Sublessee at the expiration of the Term of this Sublease and after Sublessee has vacated the Subleased Premises. Under no circumstances shall the Security Deposit be interpreted as being part of Base Rent.

9.             Late Charge. If any payment of rent, including, but not limited to, Base Rent, is not received by Sublessor within ten (10) days after its due date, then, without any requirement for notice to Sublessee, Sublessee shall pay to Sublessor as a late charge an additional amount equal to five percent (5%) of the overdue payment as liquidated damages in lieu of actual damages (other than interest under Section 10 of this Sublease and attorneys’ fees and costs under Section 36 of this Sublease). The parties agree that this late charge represents a reasonable estimate of the costs and expenses that Sublessor will incur because of any late payments of rent (other than interest and attorneys’ fees and costs). Such costs include, but are not limited to, processing and accounting charges and charges that may be imposed on Sublessor by Master Lessor under the Master Lease. Sublessor’s acceptance of any liquidated damages shall not constitute a waiver of Sublessee’s default with respect to the overdue amount or prevent Sublessor from exercising any of the rights and remedies available to Sublessor under this Sublease.

10.          Interest. In addition to the late charges referred to above, which are intended to defray Sublessor’s costs resulting from late payments, any payment from Sublessee to Sublessor not paid when due, including, but not limited to, Base Rent, shall bear interest from the date the payment is due until paid to Sublessor by Sublessee at the rate of ten percent (10%) per annum or the maximum lawful rate that Sublessor may charge to Sublessee under applicable laws, whichever is less. Acceptance of any interest shall not constitute a waiver by Sublessee’s default with respect to the overdue sum or prevent Sublessor from exercising any of its other rights and remedies under this Sublease.

11.          Holding Over. If Sublessee remains in possession of all or any part of the Subleased Premises after expiration or termination of this Sublease or if the term of the Master Lease expires or the Master Lease is terminated, and Sublessee fails to surrender all or any part of the Subleased Premises upon the date of such expiration or earlier termination of the Master Lease, possession of the Subleased Premises after such expiration or termination shall be unlawful and shall entitle Sublessor to immediate recovery of possession by summary proceedings as well as any and all damages resulting therefrom. Such unlawful possession further shall be subject to all of the terms and provisions of this Sublease except that Sublessee shall be responsible for the payment of an amount (on a per month basis without reduction for any partial months during the holdover) equal to two hundred percent (200%) of the Rent due for the period immediately preceding the holdover. No holdover by Sublessee or payment by Sublessee after the expiration of the Term or termination of this Sublease shall be construed to extend the Term or prevent Sublessor from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. If Sublessor, as a result of Sublessee’s holdover (a) is unable to deliver possession of the Subleased Premises to a new subtenant, (b) is unable to perform improvements for a new subtenant or (c) otherwise is harmed or incurs costs, Sublessee shall be liable for any and all damages that Sublessor suffers from such holdover, whether in law or equity, including, but not limited to, liability and losses incurred by Sublessor with respect to the new subtenant. The provisions of this Section 11 are in addition to and do not affect

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Sublessor’s rights of reentry or any rights of Sublessor hereunder or as otherwise provided by law.

12.          Use and Restrictive Covenants. Sublessee shall use and occupy the Subleased Premises for general office use and life-science labs and for no other purpose whatsoever without the prior written consent of Master Lessor and Sublessor, which consent may be granted or withheld arbitrarily, capriciously, for no reason or for any reason. Sublessee further shall use and occupy the Subleased Premises in conformity with the terms and provisions in this Sublease and the Master Lease, including, but not limited to, the provisions of Article 5 of the Master Lease and such rules and regulations as may be adopted and modified, from time to time, by Sublessor or Master Lessor, including, but not limited to, the rules and regulations for the Building, and otherwise only in such manner as shall be consistent with Sublessor’s rights under the Master Lease. If, as a result of the nature of Sublessee’s use of the Subleased Premises, compliance with applicable laws requires structural modification of the Subleased Premises, then Sublessee shall be responsible for the cost thereof. Sublessor and Sublessee shall use commercially reasonable efforts to notify the other in writing if Sublessor or Sublessee, respectively, makes alterations to the Subleased Premises that might impact accessibility under federal and/or state disability access laws.

13.          Compliance with Laws. Sublessee shall, at Sublessee’s sole cost and expense, fully, diligently and in a timely manner comply with any and all applicable laws relating in any manner to condition, use or occupancy of the Subleased Premises by Sublessee. For purposes of this Sublease, “applicable laws” shall include all laws, rules, statutes, regulations, ordinances, directives, covenants, easements and restrictions of record, permits and the requirements of any applicable fire insurance underwriter or rating bureau or similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Subleased Premises. Without limiting the generality of the foregoing, Sublessee shall comply with all requirements of the Americans with Disabilities Act of 1990 (42 United States Code section 12101 et seq.) and all amendments thereto and regulations promulgated thereunder and the State of California accessibility requirements, as the same may be amended from time to time (collectively, the “ADA”) and applicable laws pertaining to industrial hygiene; environmental conditions on, in, under or about the Subleased Premises, including soil and groundwater conditions; and the use, removal, storage and disposal of any Hazardous Substance. Sublessee acknowledges that to Sublessor’s actual knowledge the Building has not been inspected by a Certified Access Specialist (CASp), as defined in Section 55.52 of the Civil Code. Sublessee hereby expressly acknowledges and agrees that Sublessee has (A) received and executed a disability access obligations notice provided to Sublessee by Sublessor and (B) received a copy of the San Francisco Small Business Commission’s access information notice.

14.          Repairs and Maintenance. Sublessee shall be responsible for repairing any damage to the Subleased Premises and the Building caused by acts or omissions of Sublessee or Sublessee’s agents, employees, contractors, guests or invitees. Sublessee further shall, at Sublessee’s sole cost and expense, keep the Subleased Premises in a safe and tenantable condition and in first (lst)-class order, condition, repair and appearance.

15.          Alterations and Improvements. Sublessee shall not make or suffer to be made any alterations to or on the Subleased Premises, or any part thereof, without the prior

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written consent of Master Lessor and Sublessor, which consent may be withheld in their sole and absolute discretion for any reason or no reason. Sublessor and Master Lessor hereby consent to Sublessee using Southbay Construction and its union sub-contractors for purposes of making initial alterations to the Subleased Premises and using Corovan for moving and storage of certain personal property; provided, however, any such initial alterations shall be subject to the terms and provisions of this Section 15. Any approved alterations shall be completed by Sublessee at Sublessee’s sole cost and expense: (a) with due diligence, in a good and workmanlike manner, using new materials; (b) in compliance with plans and specifications approved by Sublessor and Master Lessor; (c) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (d) in accordance with all applicable laws (including all work, whether structural or non-structural, inside or outside the Subleased Premises, required to comply fully with all applicable laws and necessitated by Sublessee’s work); and (e) subject to all conditions that Sublessor and Master Lessor may impose. Such conditions may include requirements for Sublessee to: (a) provide payment or performance bonds or additional insurance (from Sublessee or Sublessee’s contractors, subcontractors or design professionals); (b) use contractors or subcontractors designated by Sublessor; (c) remove all or part of the alterations prior to or upon expiration or termination of the Term, as designated by Sublessor or Master Lessor; and (d) have all work performed outside of normal business hours for the Building. If any work outside the Subleased Premises, or any work on or adjustment to any of the Building systems, is required in connection with or as a result of Sublessee’s work, such work shall be performed at Sublessee’s expense by contractors designated by Sublessor. Sublessor’s and Master Lessor’s right to review and approve (or withhold approval of) Sublessee’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Sublessee is intended solely to protect Sublessor and Master Lessor, the Building and Sublessor’s and Master Lessor’s interests. No approval or consent by Sublessor or Master Lessor shall be deemed or construed to be a representation or warranty by Sublessor or Master Lessor as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable laws or other requirements. All alterations shall upon installation become part of the realty and be the property of Sublessor or Master Lessor, subject to removal as provided herein. Before making any alterations, Sublessee shall submit to Sublessor and Master Lessor, for Sublessor’s or Master Lessor’s prior approval, reasonably detailed final plans and specifications prepared by a licensed architect or engineer; a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Sublessee to make the alterations; and a copy of the contractor’s license. Sublessee shall reimburse Sublessor and Master Lessor upon demand for any expenses reasonably incurred by Sublessor and Master Lessor in connection with any alterations made by Sublessee, including reasonable fees charged by Sublessor’s and Master Lessor’s contractors or consultants to review plans and specifications prepared by Sublessee and to update the existing as-built plans and specifications of the Building to reflect the alterations. Sublessee shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Sublessor and Master Lessor before commencement of any alterations. Sublessee acknowledges that installation of telephone lines, cables and other electronic telecommunications services and equipment shall be subject to this provision. Sublessee further acknowledges that the installation of voice equipment or low-voltage cabling that may result in Sublessee’s utilization of the Building’s telecommunications equipment rooms shall be subject to this provision. Any approved alterations or improvements to the Subleased

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Premises and removal thereof shall be completed strictly in accordance with and subject to the terms and provisions of this Sublease and the Master Lease.

16.          Auctions and Signs. Sublessee shall not conduct any auctions at the Subleased Premises. Sublessee shall have the right to its pro-rata share of directory signage in the Building entrance lobby directory. Such signage shall be at Sublessee’s sole cost and expense and subject to receipt of prior written consent from Master Lessor and Sublessor, and father subject to compliance by Sublessee with all applicable laws. Sublessee shall maintain and remove any signage in accordance with the terms of this Sublease and the Master Lease.

17.          Parking Rights. Sublessee is responsible, at its sole cost and expense, for obtaining parking, whether through Master Lessor, if available, or otherwise. Sublessee is not granted any parking rights whatsoever under this Sublease.

18.          Utilities and Services. Provided that Sublessee is not in default hereunder or under the Master Lease, the Subleased Premises will be furnished with reasonable quantities of (a) electric current for normal lighting and ordinary medical office equipment and machines twenty-four (24) hours per day, seven (7) days a week; (b) water for lavatory and drinking purposes; (c) climate control for the comfortable use and occupation of the Subleased Premises; and (d) janitorial service Monday through Friday, excluding holidays (excluding the disposal of Hazardous Substance and/or biohazard waste, for which Sublessee shall be solely responsible). Sublessor and Master Lessor shall not be liable for, and Sublessee shall not be entitled to, any abatement or reduction of Base Rent by reason of Sublessor’s or Master Lessor’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character or for any other causes beyond Sublessor’s or Master Lessor’s control. The term “ordinary medical office equipment and machines” shall include, but not be limited to, typewriters, adding machines, calculators, word processing and data processing equipment, Xerox-type copying equipment and lunchroom-type appliances such as one (1) or more refrigerators, one (1) or more microwave ovens and one (1) or more vending machines, all for the exclusive use of Sublessee’s employees.

19.          Master Lease Incorporation by Reference; Assumption. The following provisions of the Master Lease are expressly excluded from, and not made a part of, this Sublease: Section 1.04C (Suite Numbers); Section 1.04E (Approximate Square Feet Within Premises); Section 1.05 (Term); Section 1.06 (Leasehold Improvements); Section 1.07 (Rent); Section 1.09 (Number of Parking Spaces); Section 1.10 (Brokers); Section 2.01 (Lease of Premises); Section 2.03 (Parking Rights); Article 3 (Term); Section 4.01 (Base Rent); Section 4.03 (Additional Rent); Section 4.04 (Payment); Section 5.02 (Compliance with Laws); Section 5.04 (Landlord’s Representation); Section 5.05E; Section 5.06 (Underground Storage Tank); Section 6.01 (Initial); Section 6.02 (Alterations); Sections 7.01A and 7.01B; Section 7.03 (Insurance); Section 7.04B; Section 9.01 (Events of Default); Section 9.02 (Termination); Section 9.03 (Continuation); Sections 10.01A and 10.01F; Section 11.01 (Brokers); Section 11.14 (Signs and Auctions); Section 11.17 (Adverse Condition); Section 11.18 (Condition of Premises at Expiration); Section 11.26 (Contingency); Section 1 of the First Amendment; Section 2.2 of the First Amendment; Section 2.3 of the First Amendment; Section 3 of the First Amendment; Section 4 of the First Amendment; Section 5 of the First Amendment; Section 7 of the First Amendment; Section 8 of the First Amendment; Section 9 of the First Amendment;

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Section 10 of the First Amendment; Section 12 of the First Amendment; Section 13 of the First Amendment; Section 14 of the First Amendment; Section 16 of the First Amendment; Section 19 of the First Amendment; Section 23 of the First Amendment; and Section 24 of the First Amendment. Except as otherwise expressly provided herein to the contrary, this Sublease is subject to all of the terms of the Master Lease, which terms are incorporated by reference into, and made a part of, this Sublease.

Sublessee shall comply in all respects with and be bound by all of the terms and conditions of the Master Lease incorporated herein by reference and shall not permit any act or omission to act that will violate any of such provisions of the Master Lease. Without limiting the generality of the foregoing, Sublessor shall have all of the rights and remedies of Master Lessor and Sublessee shall assume, perform and comply with and be bound by all of the obligations, representations, warranties and covenants of Sublessor, as lessee, under the Master Lease with respect to the Subleased Premises, whether to Sublessor, Master Lessor, or otherwise, except as otherwise expressly provided herein. As between the parties to this Sublease only, in the event there is a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

Sublessee recognizes that Sublessor is not in a position to render any of the services or perform the obligations required of Master Lessor under the Master Lease. Sublessee further acknowledges and agrees that the performance by Sublessor of any of its obligations under this Sublease is conditioned upon the performance of Master Lessor under the Master Lease. The parties expressly acknowledge and agree that Sublessor does not assume the obligations of Master Lessor under the provisions of the Master Lease, but shall exercise due diligence to cause Master Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. Sublessor shall not be liable to Sublessee for any default of Master Lessor under the Master Lease.

20.          Amendments to Master Lease. Sublessor may execute any amendment or supplement to the Master Lease and may waive any breach thereof by Master Lessor and such amendment, supplement or waiver shall be fully effective, without necessity of consent by Sublessee, provided that Sublessee’s rights or obligations under this Sublease are not thereby materially and adversely affected. If, however, Sublessor does request written consent from Sublessee to any amendment or supplement to the Master Lease or to any waiver of breach by Master Lessor, Sublessee shall provide such written consent within ten (10) days after such request if the amendment, supplement or waiver does not materially and adversely affect Sublessee’s rights or obligations under this Sublease or if the request is otherwise reasonable under the circumstances.

21.          Termination of Master Lease. If the Master Lease is terminated, this Sublease shall automatically terminate and the parties shall be relieved from all liabilities and obligations under this Sublease except for the obligations accruing prior to termination, and except as otherwise provided herein or in the Master Lease, and except that if this Sublease terminates as a result of a default of one (1) of the parties under this Sublease or the Master Lease, or both, the defaulting party shall be liable to the nondefaulting party for all damage suffered by the nondefaulting party as a result of such termination. If Sublessor is given the right under the Master Lease to terminate the Master Lease, Sublessor shall have the right, in its sole

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discretion, to determine whether it wishes to terminate the Master Lease without liability of any kind whatsoever to Sublessee; provided, however, that Sublessor shall give to Sublessee notice of its intention to terminate the Master Lease after such decision to terminate is made and prior to the effective date thereof.

22.          Personal Property Taxes. Sublessee shall be liable for and shall pay before delinquency all taxes levied against any personal property or trade fixtures placed by Sublessee in or about the Subleased Premises. If the leasehold improvements in the Subleased Premises, whether installed and/or paid for by Master Lessor or Sublessor and whether affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation of leasehold improvements conforming to building standard work in other space in the Building are assessed, then the real property taxes and assessments levied against Master Lessor, Sublessor or the Subleased Premises by reason of such excess valuation shall be deemed to be taxes levied against personal property of Sublessee.

23.          Insurance.

a.             Sublessee shall during the entire Term hereof, at Sublessee’s sole cost and expense, obtain, maintain and keep in full force and effect, for the protection of Sublessee, Sublessor, Master Lessor and mortgagees of Master Lessor as their interest may appear, the following insurance:

(i)            Property Insurance (at least as broad as ISO Special Form Causes of Loss CP 1030) upon property of every description and kind owned by Sublessee and located in the Building or for which Sublessee is legally liable or installed by or on behalf of Sublessee, whether during the Term or during a prior occupancy of the Subleased Premises, including, without limitation, furniture, fittings, leasehold improvements, fixtures and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement cost thereof with an agreed amount endorsement;

(ii)           Commercial General Liability Insurance (comparable to the ISO Commercial General Liability policy form CG 00 01), coverage to include personal injury, bodily injury, property damage, contractual liability, products and completed operations liability arising out of or relating (directly or indirectly) to Sublessee’s business operations, conduct, assumed liabilities or use or occupancy of the Subleased Premises or the Building in limits not less than Two Million Dollars ($2,000,000.00) per occurrence/Two Million Dollars ($2,000,000.00) annual aggregate;

(iii)         Worker’s Compensation Insurance, as required by California law, and Employers Liability Insurance with limits of One Million Dollars ($1,000,000.00) Per Accident/One Million Dollars ($1,000,000.00) Per Disease/One Million Dollars ($1,000,000.00) Policy Limit Insurance; and

(iv)          Business Automobile Bodily Injury and Property Damage Insurance covering all owned, hired and non-owned autos in a combined single limit of One Million Dollars ($1,000,000.00) each accident.

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b.             All policies shall be taken out with third party insurers admitted in California with an A.M. Best rating of A VII or better. The commercial general liability and automobile policies shall name Sublessor and Master Lessor as additional insureds. The additional insured status for the commercial general liability policy shall be secured through use of an endorsement comparable to the Commercial General Liability ISO form CG 20 11 (Additional Insured-Managers or Lessors of Premises). The property policy shall name Sublessor and Master Lessor as loss payees as respects their interests in the leasehold improvements. If any such insurance is written on a claims-made form, it shall continue for three (3) years following the expiration or termination of this Sublease and the insurance shall have a retroactive date prior to or coinciding with the earlier of the Commencement Date of this Sublease or such date upon which Sublessee is required to obtain insurance under the terms of this Sublease. In the event that a claims-made policy is canceled, non-renewed or converted to an occurrence policy, Sublessee shall obtain extended reporting (tail) coverage for the remainder of the three (3)-year period. Sublessee’s policies shall stipulate that the insurance is primary and that any insurance carried by Sublessor and Master Lessor shall be excess and not contributoiy. Sublessee agrees that certificates of insurance on the insurer’s standard form, with additional insured and loss payee endorsements attached, will be delivered to Sublessor and Master Lessor as soon as practicable after placing of the required insurance, but in no event later than ten (10) days after Sublessee takes possession of all or any part of the Subleased Premises. All policies shall contain an agreement by the insurers to notify Sublessor and Master Lessor and the mortgagees of Master Lessor in writing not less than thirty (30) days prior to any material change, reduction in coverage by endorsement, cancellation or other termination thereof. Not less than thirty (30) days prior to the expiration of each policy, a notice of renewal shall be delivered to Sublessor and Master Lessor. Sublessor and Master Lessor may request certified copies of Sublessee’s policies to be provided to Sublessor and Master Lessor, after ten (10) days written notice to Sublessee.

c.             In the event of damage to or destruction of the Building and the Subleased Premises also have been damaged, Sublessee will immediately pay to Sublessor and Master Lessor all of Sublessee’s insurance proceeds relating to the leasehold improvements and alterations in the Subleased Premises. In the event of damage to or destruction of the Building and the Subleased Premises have not been damaged, and Sublessor or Master Lessor terminates this Sublease, Sublessee will deliver to Sublessor and Master Lessor the leasehold improvements, the alterations and the Subleased Premises all in such condition as required by and otherwise in accordance with the provisions of this Sublease.

d.             Sublessee agrees that Sublessee will not keep, use, sell or offer for sale in or upon the Subleased Premises any article that may be prohibited by any insurance policy in force from time to time covering the Building, the Subleased Premises or the leasehold improvements. If Sublessee’s occupancy or conduct of business in or on the Subleased Premises, whether or not Sublessor and Master Lessor has consented to the same, results in any increase in premiums for the insurance carried from time to time by Sublessor and Master Lessor with respect to the Building, the Subleased Premises or the leasehold improvements, Sublessee shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Sublessor and Master Lessor. In determining whether increased premiums are a result of Sublessee’s use or occupancy of the Subleased Premises, a schedule issued by the organization computing the insurance rate in the Building or the leasehold improvements

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showing the various components of such rate, shall be conclusive evidence of the several items and charges that make up such rate. Sublessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Subleased Premises.

e.             If any insurance policy carried by Sublessor or Master Lessor shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Subleased Premises, or any part thereof, by Sublessee or by any assignee or subtenant of Sublessee or by anyone permitted by Sublessee to be upon the Subleased Premises and, if Sublessee fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, Sublessor or Master Lessor may, at Sublessor’s or Master Lessor’s option, either terminate this Sublease or enter upon the Subleased Premises and attempt to remedy such condition and Sublessee shall forthwith pay the cost thereof to Sublessor or Master Lessor as additional rent. Sublessor and Master Lessor shall not be liable for any damage or injury caused to any property of Sublessee or of others located in the Subleased Premises as a result of such entry. If Sublessor or Master Lessor shall be unable to remedy such condition, then Sublessor and Master Lessor shall have all of the remedies provided for in this Sublease in the event of a default by Sublessee. Notwithstanding the foregoing provisions of this Section 23, if Sublessee fails to remedy as aforesaid, Sublessee shall be in default of Sublessee’s obligation hereunder and Sublessor and Master Lessor shall have no obligation to attempt to remedy such default.

f.             Sublessor and Sublessee hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Sublessee’s fixtures or personal property, the tenant improvements, the Building and the Subleased Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Sublease been carried) covered by insurance.

24.          Sublease As Is. Except as otherwise expressly provided herein, Sublessee hereby acknowledges and represents to Sublessor that Sublessee is accepting Sublessee’s interest in, and possession of, the Subleased Premises in their present condition “as is,” including, but not limited to, the physical condition and environmental aspects of the Subleased Premises, the nature and extent of the improvements that were installed in the Subleased Premises (such as, but not limited to, carpeting, wall and window coverings, electrical outlets, fire sprinkler system, lighting fixtures and air-conditioning ducts and returns, with Sublessor having no duty, and Sublessee having no right, to install or arrange for installation of any other improvements to, or any alterations of, the Subleased Premises) and all applicable laws and matters shown in the public records affecting or related to the Subleased Premises, or any part thereof, including, but not limited to, building and safety codes, zoning ordinances, land use restrictions and regulations and other such matters. Sublessee acknowledges and represents to Sublessor that neither Sublessor nor any agent or representative of Sublessor has made any representation, warranty or promise with respect to the Subleased Premises, or any part thereof, that is not expressly set forth in this Sublease; that Sublessee has satisfied itself with the condition of the Subleased Premises and the suitability of the Subleased Premises for Sublessee’s intended use; and that Sublessee has

11

made such investigations as Sublessee deems necessary with reference to the Subleased Premises and assumes all responsibility therefore as the same relate to Sublessee’s occupancy thereof.

25.          Regulatory Matters. Sublessor and Sublessee enter into this Sublease with the intent of conducting their relationship and implementing the agreements contained herein in full compliance with applicable federal, state and local law, including, but not limited to, the Medicare/Medicaid Anti-Kickback statute and the Federal Anti-Referral or “Stark Law”, and the regulations promulgated thereunder, as amended from time to time. Notwithstanding any unanticipated effect of any of the provisions of this Sublease, neither party will intentionally conduct itself under the terms of this Sublease in a manner that would constitute a violation of these laws. The parties each acknowledge and agree that the compensation to be paid to Sublessor by Sublessee pursuant to this Sublease is intended to be consistent with fair market value for the sublease of the Subleased Premises and has been determined in an arms-length transaction. The parties acknowledge and agree that no payment made under this Sublease is intended to induce the referral of patients or the purchasing, leasing or ordering of any other products or services or the recommending of the purchasing, leasing or ordering of any other products or services. Nothing in this Sublease is intended to obligate and shall not obligate either party to refer any patients to the other, or to any family member. The parties shall comply with all applicable laws that require disclosure of financial interests or relationships between parties to whom referrals may be made.

26.          Indemnification and Exculpation. Sublessee agrees to indemnify and hold Sublessor and Master Lessor, and their respective partners, members, shareholders, officers, directors and employees, harmless from and against any and all liabilities, losses, costs, expenses, fines, penalties and claims of any kind whatsoever, including, without limitation, any loss or damage to property of Master Lessor, Sublessor, Sublessee or any other person or any claim or liability arising from any injury to or death of any person, which arises from or is in any way related to: (a) the Subleased Premises; (b) the use and occupancy of the Subleased Premises by Sublessee and Sublessee’s employees, contractors, agents, invitees and licensees or any other party; (c) any activity, work or other thing done, permitted or suffered by Sublessee in or about the building in which the Subleased Premises exists, including, but not limited to, the handling of hazardous materials; (d) any breach or default by Sublessee of any of Sublessee’s obligations under this Sublease or the Master Lease; or (e) any acts, omissions or negligence of Sublessee, Sublessee’s agents, employees, invitees, licensees or contractors. Sublessee shall, at Sublessee’s expense, and by counsel satisfactory to Sublessor and Master Lessor, defend Sublessor and Master Lessor in any action or proceeding arising from any such claim and shall indemnify Sublessor and Master Lessor against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding.

This Sublease is made on the express condition that Sublessor shall not be liable for, or suffer loss or incur any liability by reason of, injury to or death of any person or persons or damage to or loss of use of property, from whatever cause in any way connected with the condition or use of the Subleased Premises or personal property or fixtures therein or thereon or connected with activities of Sublessee or any of Sublessee’s employees, agents, invitees, contractors or licensees, including, without limitation, any and all liability for injury to or death of, or damage to or loss of the use of the property of, Sublessee or any of Sublessee’s employees, agents, invitees, contractors or licensees, except to the extent caused solely by the gross

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negligence or willful misconduct of Sublessor. Without limiting the generality of the foregoing, Sublessor shall not be liable for injury or damage that may be sustained by the person or property of Sublessee, Sublessee’s employees, invitees or customers or any other person in or about the Subleased Premises, that is caused by or results from fire, steam, electricity, gas, water, rain, that may leak or flow from or into any part of the Subleased Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Subleased Premises, from the roof, street or subsurface or from any other sources. Sublessor further shall not be liable for injury to Sublessee’s business or any loss of income therefrom or any damages arising from any act or omission of any other tenant, occupant or user of the building in which the Subleased Premises exists. In the event that any of the foregoing events or situations occurs, Sublessee agrees to look solely to Master Lessor for recovery pursuant to the terms and provisions of the Master Lease and not to Sublessor. The provisions of this Section 26 shall survive the expiration or earlier termination of this Sublease.

27.          Default.

a.             Sublessee shall be in default of Sublessee’s obligations under this Sublease if any of the following events occur (“Event of Default”): (i) Sublessee fails to pay any rent or sums equivalent to rent within five (5) days of when due, including, but not limited to, Base Rent; (ii) except as otherwise provided in Subsection 27a(i) above, Sublessee breaches any representation, warranty or covenant made by Sublessee in this Sublease, including, but not limited to, Sublessee’s covenant to comply in all respects with the terms and conditions set forth in the Master Lease, or fails to observe or perform any term, covenant or condition of this Sublease to be performed by Sublessee and such failure continues for twenty (20) days after written notice thereof from Sublessor; provided, however, that if the nature of Sublessee’s breach is such that more than twenty (20) days are reasonably required for its cure, Sublessee shall not be deemed to be in default if Sublessee has commenced such cure within such twenty (20)-day period and thereafter diligently prosecutes such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Sublessor; or (iii) Sublessee is in default under the Master Lease.

b.             In the Event of Default by Sublessee that extends beyond any applicable notice and cure period under any of Sublessee’s obligations under this Sublease or under any of Sublessee’s obligations under the Master Lease as a sublessee of Sublessor, then, and in that event, Sublessor shall have the right and option to terminate this Sublease and Sublessee’s right to possession of the Subleased Premises and to recover from Sublessee rent and sums equivalent to rent and other amounts owed under this Sublease, including Base Rent and interest thereon at the rate of ten percent (10%) per annum, and damages as allowed under California law, including, but not limited to, the worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%)) of the amount by which the unpaid rent and sums equivalent to rent required to be paid by Sublessee under this Sublease for the balance of the Term of this Sublease after the time of award exceed the amount of such rental loss as Sublessee proves could be reasonably avoided.

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c.             Efforts by Sublessor to mitigate damages caused by Sublessee’s default shall not constitute a waiver by Sublessor of any of Sublessor’s rights or remedies under this Sublease or the Master Lease. Neither acts of repair, alteration, maintenance or preservation of the Subleased Premises, nor efforts to relet the Subleased Premises, nor the appointment of a receiver or trustee, whether in bankruptcy proceedings, or otherwise, upon initiative of Sublessor to protect Sublessor’s interests under this Sublease, shall constitute an election by Sublessor to terminate this Sublease or Sublessee’s right to possession of the Subleased Premises.

d.             The rights and remedies of Sublessor under this Section 27 shall be in addition to all other rights and remedies provided to Sublessor in this Sublease, in the Master Lease or by law, whether now in force or hereafter enacted, including, but not limited to, injunctions and other equitable relief.

28.          Surrender. On the expiration or earlier termination of the Term of this Sublease, Sublessee shall quit the Subleased Premises and surrender possession to Sublessor in accordance with this Section 28. Sublessee shall leave the Subleased Premises in first (lst)-class sanitary condition, repair and appearance, reasonable and normal wear and tear excepted, and otherwise in compliance with the Master Lease. For purposes of this Sublease, the term “reasonable and normal wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice by Sublessee. On expiration or termination, Sublessee shall, without expense to Sublessor or Master Lessor, remove or cause to be removed from the Subleased Premises (a) all debris and rubbish; (b) any items of furniture, equipment, freestanding cabinet work and other articles of personal property owned by Sublessee or installed or placed by Sublessee at Sublessee’s expense in the Subleased Premises; (c) any similar articles of any other persons claiming under Sublessee that Sublessor or Master Lessor, in Sublessor’s or Master Lessor’s sole discretion, requires to be removed; (d) all telephone, data processing, audio and video, security and electrical (other than electrical wiring terminating at or connected to building standard outlets) cables, wires, lines, duct work, sensors, switching equipment, control boxes and related improvements, in compliance with the National Electric Code or other applicable law, unless Sublessor or Master Lessor elects to retain any of the foregoing, in which case, those items that Sublessor or Master Lessor has elected to retain shall be left by Sublessee in good condition and working order, lien free and properly labeled; (e) any signage placed in, on or about the Subleased Premises by Sublessee or on behalf of Sublessee; and (f) any alterations, installations, additions, modifications or improvements that Sublessee makes to the Subleased Premises, whether during the Term of this Sublease, that Sublessor or Master Lessor, in Sublessor’s or Master Lessor’s sole discretion, requires to be removed. Sublessee shall, at Sublessee’s sole expense, repair all damage or injury that may occur to the Subleased Premises caused by Sublessee’s removal of any of the foregoing items and shall restore the Subleased Premises to their original condition. Any property described in this Section 28 not removed from the Subleased Premises by Sublessee upon the expiration or sooner termination of this Sublease shall, at Sublessor’s or Master Lessor’s option, become the property of Sublessor or Master Lessor or Sublessor or Master Lessor may remove or cause to be removed such property for Sublessee’s account, in which case Sublessee shall reimburse Sublessor or Master Lessor for the cost of removal (including the cost of repairing any damage to the Subleased Premises caused by removal) and storage and a reasonable charge for Sublessor’s or Master Lessor’s overhead within ten (10) days after Sublessor or Master Lessor gives Sublessee a statement thereof. Sublessee waives all claims against Sublessor and Master Lessor for any damage or loss to Sublessee

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resulting from Sublessor’s or Master Lessor’s removal, storage, retention or disposition of any such property. Upon expiration or termination of this Sublease or of Sublessee’s possession, whichever is earliest, Sublessee shall surrender all keys to the Subleased Premises and shall deliver to Sublessor all keys for or make known to Sublessor the combination of locks on all safes, cabinets and vaults that may be located in the Subleased Premises. Sublessee’s obligations under this Section 28 shall survive the termination of this Sublease.

29.          Notice of Additional Space. Sublessor will use commercially reasonable efforts to notify Sublessee if any other portion of the Master Leased Premises becomes available for Sublease. Sublessor shall have no responsibility to sublease such available space to Sublessee nor shall Sublessor have any liability if Sublessor fails to notify Sublessee of any such space becoming available.

30.          Time of Essence. Time is of the essence of each and every provision of this Sublease.

31.          Ambiguities. This Sublease has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Sublease. Accordingly, any rule of law (including Civil Code section 1654) or legal decision that would require interpretation of any ambiguities in this Sublease against the party that has drafted it is not applicable and is waived. The provisions of this Sublease shall be interpreted in a reasonable manner to effect the purpose of the parties.

32.          Force Majeure. Subject to the provisions of the Master Lease, if either Sublessor or Sublessee is delayed, hindered in or prevented from the performance of any act required under this Sublease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders, or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations) (that is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, terrorism, bioterrorism, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay that results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Sublease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32 shall not operate to excuse Sublessee from prompt payment of rent, including, but not limited to, Base Rent, or either party from any other payments required under the provisions of this Sublease.

33.          Section Headings. The headings of sections in this Sublease are inserted for convenience of reference only and shall not be construed to limit or extend or otherwise affect in any way the meaning of any part of this Sublease.

34.          Severability. If any provision of this Sublease, to any extent, shall be determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law, unless the effect of

15

such severance would be to substantially alter this Sublease or the obligations of the parties, in which case this Sublease may be immediately terminated.

35.          Assignment and Subletting. Sublessee’s interest in this Sublease is not assignable, in whole or in part, either voluntarily or by operation of law, nor shall Sublessee’s interest in this Sublease be encumbered by deed of trust, mortgage or otherwise, nor shall Sublessee have the right to sublet or license or allow another party to use or occupy the Subleased Premises, or any part thereof, without the prior written consent of Sublessor and Master Lessor, which consent may be withheld in their sole and absolute discretion for any reason or no reason. Sublessor or Master Lessor further shall have the right to condition the giving of any such consent, including, but not limited to, requiring that the proposed sublessee, assignee or licensee deposit with Sublessor or Master Lessor a security deposit for the faithful performance of all of the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee during the Term hereof. Such security deposit, if required, shall be paid to Sublessor and/or Master Lessor prior to the effective date of any such proposed sublease, assignment or license. Sublessee shall, upon demand, reimburse Sublessor for all attorneys’ fees and reasonable costs incurred by Sublessor in connection with the review and/or preparation of documents in connection with any such proposed assignment, subletting, license, encumbrance, use or occupation. In the event any assignment, subletting, license, encumbrance, use or occupation, to which Sublessor and Master Lessor has consented, results in ADA compliance requirements, the transferee shall bear all costs and expenses associated with such ADA compliance requirements. Any assignment, subletting, license, encumbrance, use or occupation without the written consent of Sublessor and Master Lessor as provided herein shall be void and shall, at the option of Sublessor or Master Lessor, constitute a material breach of this Sublease. If Sublessee is a corporation, partnership or other entity, a change of ownership, whether voluntarily or by operation of law, and whether in one (1) transaction or as a cumulative result of more than one (1) transaction, of fifty percent (50%) or more of the interest in Sublessee shall constitute an assignment by Sublessee of this Sublease requiring consent from Sublessor and Master Lessor as above provided. Sublessee hereby waives and discharges any claims it may have against Sublessor and Master Lessor for damages arising from Sublessor’s or Master Lessor’s withholding or conditioning its consent. Sublessee shall indemnify, defend and hold harmless Sublessor and Master Lessor from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including, but not limited to, Sublessee’s proposed assignee or subtenant) who claim that they were damaged by Sublessor’s or Master Lessor’s withholding or conditioning of its consent. Any assignment or subleasing otherwise shall be in compliance with the provisions of Article 10 of the Master Lease.

36.          Attorneys’ Fees.

a.             If Sublessor or Sublessee should institute any legal action, arbitration, proceeding or other action to recover possession of the Subleased Premises, to recover any sum due under this Sublease or the Master Lease, because of the breach of any provision of this Sublease or the Master Lease or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees and fees and costs of expert witnesses, incurred by the prevailing party therein, including those incurred in connection with preparing and serving any notices or other acts necessary to bring a proceeding on any

16

provision of this Sublease or any post-judgment or post-award proceeding to enforce any judgment or award, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment or award. This provision is separate and several and shall survive the merger of this provision into any judgment or award.

b.             In the event that Sublessor uses an attorney(s) for the enforcement or interpretation of this Sublease, or any part thereof; or the collection of any rent or sums equivalent to rent due or to become due hereunder; or the recovery of possession of the Subleased Premises, whether or not suit is commenced or judgment entered; or due to any bankruptcy petition filed by Sublessee or Sublessee’s guarantor, if any, Sublessee shall pay to Sublessor, upon demand, all of Sublessor’s reasonable attorneys’ fees and costs, and failure to pay shall be deemed to be a material default.

37.          Change in Law. In the event of any legislative or regulatory change (including any change in Medicare or Medicaid policy) or determination, whether federal or state, that has or would have a significant adverse impact on either party hereto, or if legal counsel knowledgeable in health care matters reasonably determines that in the event of an audit or investigation, this Sublease is likely to be challenged by any governmental agency as illegal or improper or result in potential sanctions, fines, penalties or exclusion from the Medicare or Medi-Cal programs, or in the case of Sublessor, loss of tax-exempt status or its ability to obtain tax-exempt financing, the affected party shall have the right to require that the other party renegotiate the terms of this Sublease to either enter into a new sublease (to the extent required under applicable laws, including, without limitation, the Stark Law) or an amendment to this Sublease that brings this Sublease into compliance with the law without materially affecting the contemplated economic benefits and burdens of the original arrangement; provided, however, if Sublessor, in the exercise of its reasonable judgment, believes immediate termination of this Sublease is required by or to be in compliance with applicable laws or if the relationship reflected herein poses immediate jeopardy to Sublessor’s tax-exempt status or ability to obtain tax-exempt financing, Sublessor may terminate this Sublease upon written notice to Sublessee. If the parties fail to reach an agreement to amend or enter into a new sublease satisfactory to both parties within thirty (30) days of the request for renegotiation, the party requesting such renegotiation may terminate this Sublease upon written notice to the other party if such party believes, in the exercise of its reasonable discretion, that continuation of this Sublease creates serious potential risk for such party.

38.          Notices. All written notices to be given in connection with this Sublease shall be sufficient if personally delivered or sent by facsimile (together with proof of transmission); First-Class Mail or certified or registered mail, postage prepaid; or national overnight delivery service addressed to the party entitled to receive such notice at the address specified below by such party or changed by written notice in accordance with this Section 37. Notice shall be effective as follows: (a) when personally delivered to the recipient, notice is effective on delivery; (b) when mailed by certified or registered mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt; (c) when delivered by overnight delivery with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service; (d) when mailed by First-Class Mail through the United States Postal Service, notice is effective three (3) days after the

17

date of mailing; or (e) when sent by facsimile, notice is effective upon confirmation of receipt, provided that any notice given by facsimile shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient’s time) or on a nonbusiness day. Any correctly addressed notice that is refused, unclaimed or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first (1st) date that the notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger or overnight delivery service.

39.          Inspection and Entry. Sublessor may inspect the Subleased Premises, during business hours and upon reasonable advance notice to Sublessee, with or without Sublessee’s presence, for any lawful purpose, excluding Sublessee’s vaults, safes and files and individual offices that Sublessee regularly keeps locked during non-business hours to comply with confidentiality requirements of patients. Sublessor may enter the Subleased Premises without advance notice to Sublessee in case of emergency. Sublessee shall not add or change any lock, locking device, bolt or latch on the Subleased Premises and Sublessee acknowledges that Sublessor is entitled to a key to the Subleased Premises and may use the same for entry as provided herein except as otherwise provided hereinabove.

40.          Brokerage Fees. If Sublessee has dealt with any person or real estate broker in respect of subleasing or renting space in the Building, Sublessee solely shall be responsible for the payment of any fee due said person or firm and shall hold Sublessor and Master Lessor free and harmless against any liability in respect thereto.

41.          Entire Sublease/Amendment. This Sublease, including any and all exhibits, constitutes the entire understanding and agreement between the parties as to those matters contained in it and supersedes any and all prior or contemporaneous agreements, representations and understandings of the parties. This Sublease may be amended at any time by mutual agreement of the parties, but any such amendment must be in writing, dated and signed by the parties and attached hereto.

42.          Waiver of Jury Trial. Section 11.22 of the Master Lease hereby is incorporated into this Sublease to the extent the same is permitted by applicable law.

43.          Joint and Several. If there be more than one (1) Sublessee, the obligations hereunder imposed upon Sublessee shall be joint and several. If there is more than one (1) party constituting Sublessee, each such co-subtenant hereby grants to all of the other co-subtenants the right and authority to act individually on behalf of all co-subtenants, as Sublessee, with respect to this Sublease, including, but not limited to, renewing, modifying or terminating the same.

44.          Waiver. Any failure of a party to insist upon strict compliance with any term, undertaking or condition of this Sublease shall not be deemed to be a waiver of such term, undertaking or condition unless the same is in writing and signed and dated by the parties.

45.          Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California.

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46.             Counterparts. This Sublease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed one (1) and the same instrument.

47.             Third Party Beneficiaries. Unless otherwise expressly provided, this Sublease shall not create any third-party beneficiary rights for any person or entity.

48.             Covenants. The parties hereto agree that all provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof.

49.             Execution. By their signatures below, each of the following represent that they have authority to execute this Sublease and to bind the party on whose behalf their execution is made.

IN WITNESS WHEREOF, the parties have executed this Sublease, or caused this Sublease to be executed on its behalf.

SUBLESSOR:		SUBLESSEE:

SUTTER WEST BAY HOSPITALS, a		INVITAE CORPORATION, a Delaware
California nonprofit public benefit		corporation
corporation dba California Pacific Medical
Center

By:	/s/ Grant Davies	By:	/s/ Grant Davies
Grant Davies, EVP & CEO		Its:	PRESIDENT & CEO
Dated:	12/11/13	Dated:	16 DEC 2013

Address:
California Pacific Medical Center
	Property Management Department	By:
	2351 Clay Street, Suite 201	Its:
	San Francisco, California 94115	Dated:
(415) 600-1985 (facsimile)
Address:
With a copy to:
Invitae Corporation
	Sutter Health Facility & Property	458 Brannan Street
	Services	San Francisco, California 94107
	Attn: Director of Real Estate	(415) 520-9486 (facsimile)
2880 Gateway Oaks Drive
Suite 220
Sacramento, California 95833
(916) 566-4801 (facsimile)

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EXhibit A

MASTER LEASE

(SEE ATTACHED)

LEASE

475 Brannan Street

San Francisco, California

SKS BRANNAN ASSOCIATES, LLC,

a Delaware limited liability company

LANDLORD

and

CALIFORNIA PACIFIC MEDICAL CENTER,

a California non-profit public benefit corporation

TENANT

i

TABLE OF CONTENTS

(Continued)

ii

TABLE OF CONTENTS

(Continued)

		Page
11.22	Waiver of Jury Trail	68
11.23	Diminution of Light, Air and View	68
11.24	Authority	68
11.25	Miscellaneous	69
11.26	Contingency	69

iii

STANDARD FORM OFFICE LEASE

THIS LEASE is made as of the 13th day of February, 2004 (the “Lease Date”), by and between Landlord and Tenant, who agree as follows:

ARTICLE 1

TERMS AND DEFINITIONS

1.01        General. When used in this Lease, the following terms shall have the following meanings which are agreed to and form part of this Lease.

1.02        Landlord.

A.            Name: SKS BRANNAN ASSOCIATES, LLC,

a Delaware limited liability company

B.            Address for Notices:

c/o SKS Investments LLC

500 Treat Avenue, Suite 200

San Francisco, California 94110

Attn: Mr. Paul E. Stein

1.03        Tenant.

A.            Name: CALIFORNIA PACIFIC MEDICAL CENTER,

a California non-profit public benefit corporation

B.            Address for Notices:

Prior to the Commencement Date:

California Pacific Medical Center

2200 Webster, Suite 514

San Francisco, California 94115

Attention: David R. Fielder

After the Commencement Date:

California Pacific Medical Center

475 Brannan Street, Suite 220

San Francisco, California 94107

Attention: David R. Fielder

With a copies at all times to:

California Pacific Medical Center

2333 Buchanan

First Floor

San Francisco, California 94115

Attn: Jack Bailey

and to:

USF Real Estate Brokerage Services, Inc.

2200 River Plaza Drive, 3rd Floor West

Sacramento, California 95833

Attention: Christopher J. Ott

1.04        Premises.

A.            Leased Space. Those certain premises described in Section 2.01 below.

B.             Building Address.             475 Brannan Street

San Francisco, California

C.             Suite Numbers:                Suites 120, 130 and 220.

D.            Floor(s) Upon Which the Premises Are Located: First and Second Floors.

E.            Approximate Square Feet Within Premises: 42,647 rentable square feet.

1.05        Term.

A.            Initial Term: Five (5) years.

B.            Commencement Date: The “Commencement Date” shall be the date which is the earlier of (a) substantial completion of that portion of Tenant’s Work relating to the vivarium lab to be located in the Premises (as more fully described in the Work Letter), and (b) December 1, 2004; provided, however, that the December 1, 2004 deadline may be delayed as provided in Section 3.02.

C.            Options to Extend: As set forth in Section 3.03.

1.06        Leasehold Improvements. The aggregate of Landlord’s Work and Tenant’s Work as more fully set forth in the Work Letter.

1.07        Rent.

A.            Base Rent:

Lease Years	Monthly	Annually (per sq. ft.)	Annual Base Rent

Suites 120 and 130 — 28,220

Lease Year 1	$62,319.67	$26.50	$747,830.00
Lease Year 2	$64,670.83	$27.50	$776,050.00
Lease Years 3-5	$70,550.00	$30.00	$846,600.00

Suite 220 14,427

Lease Years 1-5	$18,033.75	$15.00	$216,405.00

Option Terms                                As determined pursuant to Sections 3.03

B.            Number of Months Rent Abated: Zero.

C.            Tenant’s Percentage: 17.45%.

D.            Late Charge: Four percent (4%).

E.            Security Deposit. None.

1.08        Intended Use. A biotech molecular research lab with a small vivarium component and supporting office functions for such lab.

1.9          Number of Parking Spaces. 42 parking spaces.

1.10        Brokers.                        Colliers International — Landlord’s Broker

USI Real Estate Brokerage Services Inc. — Tenant’s Broker

1.11        Exhibits.

A.            Floor Plan Showing Premises

B.            Work Letter

C.            Confirmation of Term of Lease

D.            Rules and Regulations

E.            Construction Rules and Regulations

F.             List of Existing Furniture

ARTICLE 2

PREMISES AND APPURTENANCES

2.01        Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the “Premises” defined as a portion of that certain building located at 475 Brannan Street, San Francisco, California (the “Building”), containing approximately 12,967 rentable square feet of lab space located on the first floor and designated as Suite 120, approximately 15,253 rentable square feet of lab space located on the first floor and designated as Suite 130, and approximately 14,427 rentable square feet located on the second floor and designated as Suite 220, totaling approximately 42,647 rentable square feet, all as outlined on the Floor Plans attached hereto as Exhibit A, with Landlord’s Work as defined in the work letter attached as Exhibit B (the “Work Letter”) completed and containing the UST and Generator Equipment (as defined in Section 5.06), the lab equipment listed on Schedule 1 to the Work Letter, and the furniture listed on Exhibit F (the “Existing Furniture”) which is currently located in the Premises. During the Term, Tenant shall have the right to use the UST and Generator Equipment, the lab equipment and the Existing Furniture subject to the terms and conditions of this Lease. The Premises exclude the common stairways, stairwells, hallways, accessways and pipes, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building.

The parties hereto agree that such lease is upon and subject to the terms, covenants and conditions set forth in this Lease. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of the terms, covenants and conditions to be kept and performed by it hereunder.

2.02        Common Area. Tenant shall have the nonexclusive right to use in common with other tenants in the Building and their respective visitors and licensees and subject to the Rules and Regulations referred to in Section 11.04 below, the following areas appurtenant to the Premises:

A.            The common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

B.            Common walkways and sidewalks necessary for access to the Building.

2.03        Parking Rights. Tenant shall have the right during the term of this Lease to lease, on a non-exclusive basis, the number of parking spaces specified in Section 1.09, all of which shall be located in the subterranean garage adjacent to the Building. Additional parking spaces may be leased by Tenant on a monthly basis (terminable by Landlord or Tenant on thirty (30) days’ prior written notice) to the extent not leased by others. The rental rate for any parking space lease by Tenant shall be One Hundred Fifty Dollars ($150.00) per month per parking space during the first year of the Initial Term of this Lease. Thereafter, the monthly rental rate for each parking space leased by Tenant shall be the then-current monthly rental rate charged to other tenants in the Building, but in no event shall the monthly rental rate exceed Two Hundred Dollars ($200.00) at any time during the Initial Term of this Lease. If Tenant exercises Option A to extend the term of this Lease, then the monthly rental rate for each parking space leased by Tenant at any time during the Option Term shall not exceed Two Hundred Dollars ($200.00). If Tenant exercises Option B to extend the term of the Lease, the monthly rental rate for each parking space leased by Tenant shall be the then-current rate charged to other tenants in the Building from time to time during the Option Term. The use of Tenant’s parking spaces shall be for the parking of motor vehicles used by Tenant, its officers and employees only. The parking rental payable by Tenant hereunder shall include all taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority. Parking rental shall be due and payable in advance, as additional rent, on the first day of each month during which parking spaces are leased hereunder. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all leased parking spaces shall immediately terminate. Tenant and its officers and employees shall not unreasonably interfere with the rights of Landlord or others entitled to use the garage. Access to the garage will generally be available on a twenty-four (24) hour basis, with in and out privileges. The use of the garage by Tenant, its officer and employees shall be subject to all applicable laws and the garage shall be subject to the reasonable control and management of Landlord who may from time to time establish, modify, and enforce reasonable, uniform and nondiscriminatory rules and regulation with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas, to reconstruct or repair any portion thereof, and to restrict the use of any parking areas without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises and without Landlord’s being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with applicable laws) the extent and duration of any resulting interference with Tenant’s parking rights. In the event that such activities unreasonably interfere with Tenant’s use of the garage and parking rights, rent for the parking spaces leased by Tenant shall be abated to the extent of such interference. Landlord may, in its sole discretion, convert the garage to a reserved and/or controlled parking facility, or operate the garage (or a portion thereof) as an attendant assisted and/or valet parking facility. Landlord reserves the right at any time to designate areas for Tenant’s leased parking in a location mutually acceptable to Landlord and Tenant and otherwise in a reasonable manner, and Tenant shall thereafter be responsible for insuring that its officers and employees park in the designated areas.

ARTICLE 3

TERM

3.01        Term. The Initial Term of this Lease shall be for the period designated in Section 1.05, beginning on the Commencement Date and ending on the expiration of such period, unless the term shall be sooner terminated as hereinafter provided. Upon commencement of the Initial Term, the parties shall complete and sign the Confirmation of Term of Lease attached as Exhibit C. This Lease shall be a binding contractual obligation effective upon the execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease.

3.02        Possession and Commencement. Landlord shall deliver the Premises to Tenant in its “as is” condition (except as otherwise provided in Sections 5.05E and 6.01 of this Lease and Section 2 of the Work Letter) on the later of (a) the date which is three (3) business days after the date Tenant provides Landlord with written notice of issuance of the building permit required for construction of Tenant’s Work (as defined in the Work Letter) or (b) June 1, 2004 (the “Possession Date”). Landlord shall use reasonable efforts to deliver the Premises as soon as possible after the current tenant vacates the Premises. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant in the condition required hereunder within sixty (60) days after the anticipated Possession Date (a “Possession Delay”), Tenant shall have the right to terminate this Lease by delivering written notice to Landlord within three (3) business days after the end of such sixty (60) day period, unless Landlord delivers the Premises to Tenant within ten (10) days after such notice. Unless the Premises are delivered before the expiration of such ten (10) day period, Landlord shall be liable to Tenant for all actual, out-of-pocket losses and damages resulting therefrom. Tenant shall have no other remedies or resources for such failure by Landlord. If Tenant elects not to terminate this Lease, the Commencement Date, the Initial Term and the Options shall be extended by the length of the Possession Delay. In the event of a Possession Delay, Tenant shall have the right to postpone its election to terminate to a specified date, and may make such election on the later date specified in a written notice to Landlord delivered within ten (10) days after the anticipated Possession Date. If Tenant’s Work is not completed on the sixth (6th) month anniversary of the date the Premises is delivered to Tenant due to any Force Majeure Delay or Landlord Delay, the Commencement Date shall be delayed one (1) day for each day that completion of any Tenant Work is delayed due to such Force Majeure Delay or Landlord Delay. The term “Force Majeure Delay” shall mean any delay in completion of the Tenant Work which is attributable to Force Majeure (as defined below). The term “Landlord Delay” shall mean any delay in completion of the Tenant Work which is attributable to the act or omission of Landlord, its employees, agents or contractors. The period from the Possession Date until the Commencement Date shall be the “Build-Out Period” during which the term of this Lease shall not have commenced, but all obligations and rights of the parties hereunder shall be in effect, except that Tenant’s obligation to pay Base Rent, Tenant’s Percentage of Operating Expenses and all other charges shall not commence until the Commencement Date. Notwithstanding anything to the contrary contained in this Section 3.02, prior to June 1, 2004, Landlord shall deliver to Tenant possession of Suite 220 and that portion of the first floor of the Premises commonly referred to as Zone 1 within three (3) business days after Tenant’s written request provided that (a) Tenant has previously delivered to Landlord notice of issuance of the building permit required for construction of Tenant’s Work, and (b) if Tenant subsequently terminates the Lease pursuant to this Section 3.02 due to Landlord’s failure to deliver possession of the balance of the Premises, Landlord shall not be liable to Tenant for the increased losses and damages incurred by Tenant attributable to Tenant’s early possession of the Premises. As amplification of the foregoing, Landlord shall be liable to Tenant for all actual, out-of-pocket loss and damage resulting from Landlord’s failure to deliver possession of the Premises except those losses and damages that would not have been incurred by Tenant but for Tenant’s early possession of a portion of the Premises.

3.03        Options.

A.            Tenant is granted the right to exercise either of the two following renewal options, but not both: (a) three (3) consecutive options to extend the term of this Lease for one (1) year each with respect to the entire Premises only (“Option A”) or (b) two (2) consecutive options to extend the term of this Lease for five (5) years each with respect to the entire Premises only (“Option B”), on the terms and conditions set forth herein. If Tenant elects to exercise any extension rights under Option A, then Option B shall automatically terminate, and if Tenant elects to exercise any rights under Option B, then Option A shall automatically terminate. Any option under Option A or Option B shall be referred to as an “Option” and the renewal term pursuant to the exercise of any Option shall be referred to as an “Option Term”. The first Option to extend the Term of the Lease shall be exercised by giving Landlord written notice not less than twelve (12) months prior to the expiration of the Initial Term of Tenant’s intention to extend the term and of Tenant’s election to extend pursuant to Option A or Option B. If Tenant exercises Option A, the second and third Option to extend the term shall be exercised, if at all, by giving Landlord written notice not more than twelve (12) months and not less than one hundred eighty(180) days prior to the expiration of the term, as previously extended. If Tenant exercises Option B, the second Option to extend the term shall be exercised, if at all, by giving Landlord written notice not more than eighteen (18) months and not less than twelve (12) months prior to the expiration of the term, as previously extended. If Tenant exercises an Option, all references in this Lease to the “term” shall mean the term, as so extended. Notwithstanding the foregoing, if there is an uncured monetary Default (as defined in Section 9.01 hereof) or an uncured material non-monetary Default after notice and beyond applicable cure periods on the date Tenant exercises its Option, Landlord shall have the right to terminate the Option , in which event this Lease shall expire on the then-current expiration date of the term.

B.            If Tenant elects to exercise Option A, the Base Rent during an Option Term shall be the greater of: (i) the Base Rent as of the last month of the Initial Term or the immediately preceding Option Term, as applicable or (b) ninety-five percent (95%) of the projected prevailing market rental rate for Comparable Space (as defined below) for a term commencing on or about the commencement date of the applicable Option Term; or if Tenant elects to exercise Option B, the Base Rent during an Option Term shall be ninety-five percent (95%) of the projected prevailing market rental rate for Comparable Space for a term commencing on or about the commencement date of the applicable Option Term (in either case, the “Market Rate”). For this purpose, “Comparable Space” shall mean office and lab space that is (i) comparable in size, location, and quality to the Premises; (ii) leased for a term comparable to the Option Term; (iii) with respect to the portion of the Premises used for office purposes, located in the Building or other comparable office buildings in the “South of Market” vicinity of the Building; and (iv) with respect to the portion of the Premises used for lab purposes, located in comparable lab space in San Francisco, or if less than three (3) comparable lab spaces are available in San Francisco at the time of determination of the Market Rate, then comparable lab space in San Francisco and South San Francisco. In determining the Market Rate, the parties shall include all escalations and take into consideration (a) free rent and other rental abatement concessions, if any, being granted to tenants in connection with the Comparable Space; and (b) tenant improvements or allowances provided or to be provided for the Comparable Space, taking into account the value of the existing improvements in the Premises to Tenant, based on age, quality, and layout of the improvements. The Market Rate for an Option Term shall be calculated pursuant to Section 3.03C below. Such calculations as agreed upon by Tenant and Landlord as stated below shall be final and shall not be recalculated at the actual commencement of such Option Term.

C.            Market Rate shall be determined as follows:

(1)           If Tenant provides Landlord with notice of exercise pursuant to Section 3.03A., then, not later than nine (9) months prior to the commencement of the applicable Option Term, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate for the Premises for the Option Term. Within twenty-one (21) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (a) that Tenant accepts Landlord’s proposal or (b) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Section3.03C(3) below. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Market Rate for the Option Term shall be binding upon Tenant.

(2)           If Tenant timely elects to submit the determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate for the Option Term. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s notice to Landlord electing arbitration (or if Tenant accepts Landlord’s initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Market Rate and the Base Rent for the Option Term. If Landlord and Tenant are unable to agree on the Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis) (respectively, “Landlord’s Estimate” and “Tenant’s Estimate”). Landlord’s Estimate may not be more or less than its initial proposal of Market Rent. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with subsection (3) below.

(3)           Within seven (7) days after the exchange of Landlord’s Estimate and Tenant’s Estimate, the parties shall each select as an arbitrator a licensed California real estate broker, who has at least ten (10) years active experience leasing office space located in the vicinity of the Premises immediately prior to his or her appointment (a “Qualified Arbitrator”).

If one party shall fail to select a Qualified Arbitrator within the seven (7) day period, then the Market Rent for the applicable Option Term shall be the Estimate submitted by the other party pursuant to Section 3.03C(2). If two Qualified Arbitrators are appointed, Landlord’s and Tenant’s Qualified Arbitrators shall work together in good faith to agree upon which of the two Estimates more closely reflects the Market Rate of the Premises for the applicable Option Term. The Estimate selected by such Qualified Arbitrators shall be binding upon Landlord and Tenant. If the two Qualified Arbitrators cannot agree upon which of the two Estimates more closely reflects the Market Rate within forty-five (45) days after appointment of the second Qualified Arbitrator to be appointed, then, within ten (10) days after expiration of such forty-five (45) day period, the two Qualified Arbitrators shall select a third Qualified Arbitrator (the “Independent Arbitrator”). If an Independent Arbitrator has not been so selected by the end of such ten (10) day period, then either party, on behalf of both, may request such appointment by the local office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refusal or inability of such entity to act, then either party may apply to the presiding judge for the San Francisco Superior Court, for the appointment of such an Independent Arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment. Within five (5) days following notification of the identity of the Independent Arbitrator so appointed, Landlord and Tenant shall submit copies of Landlord’s Estimate and Tenant’s Estimate to the three arbitrators (the “Appraisal Panel”). The Appraisal Panel shall conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel, if they so wish. Within a reasonable time following the hearing, the Appraisal Panel, by majority vote, shall select either Landlord’s Estimate or Tenant’s Estimate as the Market Rate, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease. The Appraisal Panel shall attempt to render a decision within fifteen (15) business days after appointment. In any case, the Appraisal Panel shall render a decision within thirty (30) days after appointment. The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced. Each party shall pay the fees and expenses of the Qualified Arbitrator designated by such party, and one-half of the fees and expenses of the Independent Arbitrator, if any, and the expenses incident to the proceedings (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties.

(4)           Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 3.03, Tenant’s monthly payments of Base Rent shall be in an amount equal to the average of Landlord’s Estimate and Tenant’s Estimate. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrators, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.

3.04        Holding Over. If Tenant holds over after the expiration or earlier termination of the term of this Lease without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, on all the terms set forth herein, except that the Base Rent shall be an amount equal to one hundred twenty-five percent (125%) of the Base Rent in effect upon the date of such expiration; provided, however, if Landlord notifies Tenant in writing that Landlord has entered into a new lease for the Premises commencing after the expiration or earlier termination of this Lease, together with reasonable evidence of such new lease, and Tenant fails to surrender the Premises, Base Rent during such hold-over period shall be an amount equal to one fifty percent (150%) of the Base Rent in effect upon the date of such expiration. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent by Landlord to such holding over or result in a renewal or extension. The provisions of this section are in addition to and do not affect Landlord’s rights of re-entry or any rights of Landlord hereunder or as otherwise provided by law.

ARTICLE 4

RENT

4.01        Base Rent. Tenant agrees to pay Landlord the Base Rent designated in Section 1.07A, each in advance on or before the first day of each and every calendar month during the term. If the term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such period shall be prorated at one-thirtieth of the monthly amount for each day this Lease is in effect during such period, and such rental shall be paid at the commencement of such period. Base Rent shall be subject to any periodic increase specified in Section 1.07A.

4.02        Reserved

4.03        Additional Rent. In addition to the Base Rent, Tenant agrees to pay additional rent as and when provided in this Section 4.03 and elsewhere in this Lease. (Base Rent and all such additional rent shall be referred to collectively herein as “Rent”.)

A.            For the purposes of this section and Section 1.07, the following terms are defined as follows:

“Land”: the parcel(s) of land on which the Building and the adjacent below-grade parking garage are located.

“Lease Year”: each successive twelve (12) month period during the Term, beginning on the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall include the balance of the month in which the Commencement Date occurs and the next succeeding twelve (12) months. The second and subsequent Lease Years shall commence on the first day of the month following the last month of the first Lease Year and shall continue for the next succeeding twelve (12) months.

“Real Property”: collectively, the Land, the Building, the adjacent below-grade parking garage and the other improvements on the Land.

“Real Property Taxes”: all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, that are assessed, levied, charged, confirmed or imposed on the Real Property or any part thereof, on the Landlord with respect to the Real Property, on the act of entering into this Lease or any other lease of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include income, franchise, gift, transfer, estate, excess profit, succession, inheritance or capital stock taxes unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, or as a substitute for, or as an addition to, any other charge that would otherwise constitute a part of Property Taxes; and fines, penalties or interest imposed due to Landlord’s failure to pay Real Property Taxes when due, unless Landlord’s failure is caused by Tenant’s act or omission.

“Tenant’s Percentage”: That portion of the total rentable area of the Building occupied by Tenant as set forth as a percentage in Section 1.07C above. As of the Lease Date, the total rentable area of the Building is 244,389 square feet.

“Operating Expenses”: the total actual costs and expenses incurred by Landlord in connection with the management, operation, maintenance, and repair of the Real Property, including, without limitation, the following costs (except to the extent otherwise excluded as an Operating Expense pursuant to this Section 4.03A): (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord, at the rank of property manager or below, or its agents directly engaged in the day-to-day management, operation, repair, or maintenance of the Real Property and costs of training such employees; (2) payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, earthquake, other casualty, boiler and machinery, theft, rent interruption, liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of a first mortgage lien on the Real Property, all in such amounts as Landlord determines to be appropriate, and the actual costs incurred in repairing an insured casualty to the extent of the deductible amount (not in excess of Twenty-Five Thousand Dollars ($25,000.00) per casualty event during Lease Years 1 through 5, not in excess of Thirty Thousand Dollars ($30,000.00) per casualty event during Lease Years 6 through 10 if the lease term is extended, and not in excess of Thirty-Five Thousand Dollars ($35,000.00) per casualty event during Lease Years 11 through 15 if the lease term is extended) under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses (including fees and expenses for accounting, financial management, data processing and information services) not to exceed amounts customarily charged by property managers who manage comparable properties in the “South of Market” area similar in size and character to the Building; (10) repairs to and physical maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations; (11) exterior window cleaning, guard, extermination, water treatment, rubbish removal from common areas, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, sanitary, heating, ventilation and air conditioning, and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Real Property; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional, consulting or service fees and expenses; (14) painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) all actual costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property, including the Premises and the premises of other tenants to the extent not separately metered or submetered; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Lease Date required under any governmental law, regulation or insurance requirement with which the Real Property was not required to comply prior to the Lease Date, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (defined below) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired (the “Amortization Rate”); (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Lease Date that are for the protection of health and safety of occupants of the Real Property or are reasonably intended to immediately or within one year reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof together with interest on the unamortized balance at the Amortization Rate; (18) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in common areas of the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property), such costs to be amortized over the useful life thereof; (19) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease to the extent that the cost of any such improvement or asset is less than Five Thousand Dollars ($5,000); (20) property management office rent or rental value; (21) cost of operation, repair and maintenance of the adjacent below-grade parking garage, including resurfacing, restriping and cleaning; (22) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor, services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Real

Property or any part thereof; and (23) Real Property Taxes. To the extent costs and expenses described above relate to both the Real Property and other property, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated as commercially reasonable. Operating Expenses shall not include (A) legal fees, brokers’ commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (B) depreciation; (C) capital expenditures (except for capital expenditures expressly included in the definition of Operating Expenses pursuant to Section 4.03A(16), 4.03A(17) and 4.03A(19)); (D) costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors; (E) interest (except as expressly provided in Section 4.03A(16) and 4.03A(17)), principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt; (F) costs of correcting defects in or inadequacy of the renovation of the Building; (G) expenses directly resulting from the defaults or gross negligence of the Landlord, its agents, servants or employees; (H) space planners’ fees, real estate brokers’ leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building; (I) costs for which Landlord is fully reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant’s carrier or by anyone else or costs incurred by Landlord for the repair of damage to the Real Property to the extent Landlord would have been reimbursed from insurance proceeds had Landlord carried the insurance which Landlord is expressly required to carry under the terms of this Lease, but which Landlord failed to carry ; (J) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (K) costs associated with the operation of the business of the partnership or limited liability company which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Building and/or the Land; (L) the wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are prorated as provided above to reflect time spent on maintaining, securing, repairing, operating or managing the Real Property vis-a-vis time spent on matters unrelated to such activities; (M) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (N) costs paid to Landlord or to affiliates of Landlord for services in the Building to the extent the same materially exceed or would materially exceed the costs for such services if rendered by first class unaffiliated third parties on a competitive basis; (O) costs arising from Landlord’s political or charitable contributions; (P) costs for sculpture, paintings or other objects of art; (Q) Landlord’s general corporate overhead; (R) costs of removal or remediation of Hazardous Substances (as defined in Section 5.05) required in order to comply with any laws applicable to the Building, including the Premises; (S) the cost of rental for items (except when needed in connection with normal repairs and maintenance or keeping permanent systems in operation while repairs are being made) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded from Operating Expenses; and (T) costs of electricity outside Business Hours provided to tenants of the Real Property by Landlord or any other special service to the tenants or service in excess of that furnished to Tenant whether or not Landlord receives reimbursement from such tenants as an additional charge.

B.            Tenant shall pay as additional rent an amount equal to the Operating Expenses paid or incurred by Landlord multiplied by Tenant’s Percentage. Before the Commencement Date and by January 31 of each succeeding calendar year, Landlord shall give Tenant notice of Landlord’s estimate of the payments to be made pursuant to this Section 4.03 for the then applicable calendar year. However, failure by Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to require payment of the additional rent. On or before the first day of each month, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts. Landlord may revise these estimates by written notice to Tenant whenever Landlord obtains more accurate information, such as the final real estate tax assessment or tax rate for the Real Property, in which event subsequent monthly payments by Tenant for such year shall be based upon such revised estimate. Within thirty (30) days after receiving Landlord’s notice regarding the revised estimate of the monthly payments to be made pursuant to Section 4.03 for a particular calendar year, Tenant shall pay Landlord an amount equal to the product of such estimated monthly payments (as set forth in Landlord’s notice), multiplied by the number of months that have elapsed in the applicable calendar year to the date of such payment including the current month, minus any payments on account thereof previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord the estimated monthly payments as set forth in Landlord’s most recent notice, until a new estimate becomes applicable.

C.            On or before May 1st of each calendar year, Landlord shall deliver to Tenant a detailed statement of (a) Operating Expenses for such calendar year, and (b) the payments made by Tenant under Section 4.03 for such year (the “Annual Expense Statement”). Landlord shall also provide other reasonable supporting information that Tenant shall reasonably request. If, on the basis of such Annual Expense Statement, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord, at its election, shall either promptly refund the amount of the overpayment to Tenant or, if this Lease is still in effect, credit such excess and interest against Tenant’s subsequent obligations to pay Tenant’s Percentage of Operating Expenses. If, on the basis of such Annual Expense Statement, Tenant owes an amount that is more than the estimated payments for such year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after Landlord’s delivery of such Annual Expense Statement to Tenant. Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay additional rent due for the period of Tenant’s occupancy or Landlord shall immediately refund to Tenant any overpayment of additional rent paid for the period of Tenant’s occupancy.

D.            Landlord shall maintain books and records showing Operating Expenses in accordance with sound management practices and generally accepted accounting principles, consistently applied. Tenant or its representative (which shall in no event be a person or entity who is paid on a contingency basis) shall have the right, during the one hundred eighty (180) day period following delivery of the Annual Expense Statement to Tenant, to examine in Landlord’s offices or in the offices of Landlord’s property manager Landlord’s books and records with respect to the Operating Expenses and Real Property Taxes for the subject calendar year during normal business hours and upon at least five (5) business days’ prior written notice. No such examination by Tenant shall in any way delay or excuse Tenant’s obligation to pay any deficiency referenced in the Annual Expense Statement within the time period stated above in Section 4.03C. If Tenant does not object in writing to the Annual Expense Statement within fifteen (15) business days after such examination or at the end of such one hundred eighty (180) day period, whichever is later, then such Annual Expense Statement shall be deemed final and binding on Landlord and Tenant. If Tenant’s examination establishes that the Annual Expense Statement overstated the deficiency owed by Tenant by more than four percent (4%), then Landlord shall be responsible for the reasonable, out-of-pocket expenses paid by Tenant to third parties in connection with such examination. Except as provided in the preceding sentence, Tenant shall be responsible for all costs and expenses associated with such examination.

E.            If it shall not be lawful for Tenant to reimburse Landlord for any increase in Real Property Taxes as defined herein, the Base Rent payable to Landlord prior to the imposition of such increases in Real Property Taxes shall be increased to net Landlord the same net Base Rent after imposition of such increases in Real Property Taxes as would have been received by Landlord prior to the imposition of such increases in Real Property Taxes.

4.04        Payment. All rents and other sums payable by Tenant to Landlord hereunder shall be paid in legal U.S. tender in immediately available funds or by good check as described below to Landlord at the address designated by Landlord in Section 1.02 above, to such other person or at such other places as Landlord may hereafter designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rent, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the “Interest Rate”) equal to the lesser of (1) ten percent (10%) or (2) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate (the “Reference Rate”) charged on such due date by the San Francisco Main Office of Bank of America, N.A. (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers). In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rent due from Tenant is not received within ten (10) days after the date due, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue Rent as a late charge; provided that, if Rent is not paid when due two (2) times during any period of twelve (12) calendar months and if Landlord shall have notified Tenant in writing that Tenant shall thereafter be entitled to no further grace periods, then during the remainder of such twelve (12) month period, Tenant shall not be entitled to such ten (10) day grace period, and such late charge shall be assessed on any Rent not paid by 5:00 p.m. on the due date. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rent by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Notwithstanding the provisions of this Section 4.04 to the contrary, no late charge shall be assessed the first time during any calendar year that Rent is not paid within ten (10) days after the date on which it is due and payable, so long as Tenant shall pay any such delinquent amount within ten (10) days after notice of such delinquency from Landlord.

ARTICLE 5

USE

5.01        Use. Tenant shall use the Premises for the purposes specified in Section 1.08 and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord acknowledges that Tenant’s contemplated use of the Premises is such that the Premises may be occupied weekday evenings and weekend days during the term in addition to customary business hours of 7:00 a.m. to 7:00 p.m. Accordingly, Tenant shall have access to the Premises at all times, subject to all other terms and provisions of this Lease. If Tenant’s use or operation of the Premises or any of Tenant’s equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord.

5.02        Compliance with Laws. Tenant shall not use or occupy the Premises in violation of and Legal Requirement (as defined in Section 6.02) now or hereafter in effect or of the certificate of occupancy issued for the Building of which the Premises are a part, and shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of such Legal Requirements or of such certificate of occupancy. Tenant, at its sole cost and expense, shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation of the Premises; provided, however, Tenant shall not be required to make or pay for alterations or improvements to the structural portions of the Premises or Building, unless such alterations or improvements are necessitated by Tenant’s Work or alterations.

5.03        Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises or the Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Building. Landlord acknowledges that Tenant’s use of the Premises as a lab shall not violate the terms of this Section 5.03. Nothing herein shall be construed to restrict or prohibit Tenant’s operation in accordance with its Intended Use. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, or to use or permit to be used any loudspeaker or other device, system or apparatus that can be heard outside the Premises without the prior written consent of Landlord or to permit any objectionable odors, bright lights or electrical or radio interference that may annoy or interfere with the rights of other tenants of the Building or the public. The provisions of this Article 5 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

5.04        Landlord’s Representation. Landlord represents and warrants to Tenant that Tenant’s use of the Premises for laboratory and vivarium purposes, so long as such uses constitute a Class B occupancy under the San Francisco Building Code, is not one which will invalidate Landlord’s insurance or cause an increase in the premium for such insurance or violates zoning and land use laws, rules, orders, ordinances, directions, regulations and requirements affecting the Real Property.

5.05        Compliance with Environmental Laws and Other Environmental Matters.

A.            Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or in or on the Real Property any Hazardous Substance (as hereinafter defined), except as expressly permitted by this Section 5.05A. Tenant shall not manufacture, generate, treat, handle, store or dispose of any Hazardous Substance in the Premises or in or on the Real Property, or use the Premises for any such purpose, or emit, release or discharge any Hazardous Substance into any air, soil, surface water or groundwater comprising the Premises or the Real Property, or permit any person using or occupying the Premises to do any of the foregoing, except as expressly permitted by this Section 5.05A. Notwithstanding the foregoing, Tenant may use, store, handle and dispose of any Hazardous Substances of the types and in amount customary in ordinary office use and the types of materials and substances exempt under the San Francisco Building Code in quantities permitted by the San Francisco Building Code for Group B occupancies for use in Tenant’s biotechnology research operations, provided all such usage, storage, handling and disposal is in compliance with all applicable Environmental Laws (as hereinafter defined). Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all Environmental Laws applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein and Tenant’s storage, use, handling and disposal of any Hazardous Substances used by Tenant in the Premises; provided, however, that Tenant shall not be required to contain, abate, remove or otherwise remediate any Hazardous Substance that was present in the Premises prior to delivery of the Premises to Tenant.. Tenant shall, within ten (10) days after Tenant’s receipt thereof, give written notice to Landlord of any notice or other communication (oral or written) regarding any (1) actual or alleged violation of Environmental Laws by Tenant or with respect to the Premises, (2) actual or threatened migration of any Hazardous Substance from the Premises, or (3) the existence of any Hazardous Substance in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing. As used in this Lease, “Hazardous Substance” shall mean any substance or material that is described as a toxic, hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals that may cause cancer or reproductive toxicity. As used in this Lease, “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Possession Date of Hazardous Substances from the Premises as a result of contamination caused by Tenant or the existence on or after the Possession Date of a violation of Environmental Laws by Tenant with respect to the Premises, except to the extent caused by the gross negligence or willful misconduct of a Landlord Party (as defined in Section 7.04). To the extent Tenant has an indemnification obligation under this Section 5.05, Tenant shall, as and to the extent required by Environmental Laws, perform all remedial actions to remove any Hazardous Substances in or on the Premises or to remedy actual or threatened migration from the Premises of any Hazardous Substances or to remedy any actual or threatened violation of Environmental Laws. This Section 5.05 shall survive termination of this Lease.

B.            Prior to first bringing any Hazardous Substances onto the Premises, Tenant shall prepare, and submit to Landlord for its review and approval, a Hazardous Substance Management Plan (the “HSMP”), specifying how Tenant intends to use, store, handle and dispose of any Hazardous Substances used in connection with its business and identifying all governmental permits, licenses, notifications and other forms of authorization Tenant is required to obtain. The HSMP shall describe in particular any biohazardous substances that Tenant intends to use in its operations at the Premises and the special precautions Tenant intends to take to assure that other occupants of the Building or members of the public are not exposed to such substances.

C.            California law requires landlords to disclose to tenants the existence of certain Hazardous Substances. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the Parking Lot. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Substances. Although smoking is prohibited in the public areas of the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Substances.

D.            The provisions of this Section 5.05 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

E.            Landlord represents and warrants that, to the best of its knowledge, upon the Possession Date, the Premises shall comply in all material respects with Environmental Laws. If any portion of the Premises is in violation of Environmental Laws as of the Possession Date, Landlord shall perform such remediation work or cause other potentially responsible parties to remediate as and to the extent required by Environmental Laws. Subject to Landlord’s right to contest an alleged violation as set forth below, Landlord shall commence remediation work within thirty (30) days (or sooner if required by Environmental Laws) after receipt of written notice from Tenant describing in reasonable detail the nature of the violation, and thereafter diligently pursue such remediation work to completion as soon as reasonably practicable. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Environmental Laws, and the right to appeal any decisions, judgments or rulings as may be permitted by Environmental Laws.

5.06        Underground Storage Tank. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, at Tenant’s sole cost and expense, but without payment of any additional rent under the Lease, to use the four thousand (4,000) gallon underground diesel storage tank originally installed under the Real Property by a prior tenant of the Building (the “UST”), the electrical generator originally installed on the roof of the Building by such prior tenant (the “Generator”) and related equipment, including, but not limited to, fuel lines, electrical lines and electrical power connections and meters to service the Premises (collectively referred to herein, including the UST and the Generator, as the “UST and Generator Equipment”) subject to, and in accordance with, the terms and conditions contained in this Section 5.06.

A.            Tenant shall deliver to Landlord copies of all permits and other governmental registrations and approvals required by any Legal Requirement now or hereafter in effect applicable to the maintenance, operation and removal of the UST and Generator Equipment, including, without limitation, applicable requirements of the San Francisco Fire Department, San Francisco Department of Public Health, and the Bay Area Air Quality Management District.

B.            Tenant shall provide to Landlord, and maintain in effect (i) until such time as the Tenant no longer uses the UST and the UST is closed in accordance with applicable Legal Requirements, an Underground Storage Tank Compliance Policy in the minimum amount of One Million Dollars ($1,000,000) and (ii) until such time as Tenant no longer uses the UST and Generator Equipment and the UST is closed in accordance with applicable Legal Requirements, a Pollution Legal Liability Policy in the minimum amount of Five Million Dollars ($5,000,000), each naming Landlord as a loss payee, and otherwise in compliance with Section 7.03 of the Lease.

C.            Tenant, at its expense, shall keep the UST and Generator Equipment in good condition and repair, and shall comply with all applicable Legal Requirements relating to the maintenance, operation, and closure of the UST and Generator Equipment, including, without limitation, requirements pertaining to leak detection, secondary containment, corrosion protection and integrity testing, general inspections, spill control and response, and inventory control. In the event of a release from the UST and Generator Equipment, Tenant shall be the responsible party for all purposes under applicable Legal Requirements, unless such release was caused prior to the Possession Date or is caused by the gross negligence or willful misconduct of any Landlord Party.

D.            Tenant shall respond to any release of Hazardous Substances from the UST and Generator Equipment immediately after Tenant becomes aware of such release, regardless of the amount of the release, and shall make all required governmental notifications in the event of a release. In the event of any release from the UST and Generator Equipment, Tenant shall notify Landlord in writing of such release within twenty-four (24) hours after Tenant becomes aware thereof.

E.            On or before September 1 of each year during the term of this Lease, and otherwise from time to time during the term of this Lease within thirty (30) days following Landlord’s request, Tenant shall certify in writing to Landlord (and, upon Landlord’s request, to the holders of any Superior Interests) that to Tenant’s knowledge (i) Tenant has complied with all applicable Legal Requirements and its obligations hereunder, including, without limitation, all maintenance and monitoring requirements, and (ii) neither the UST and Generator Equipment nor the substances contained therein have resulted in soil, water, or other contamination on, under, or adjacent to the Premises or the Building in violation of Environmental Laws (or, to the extent applicable, that any such contamination or threat has been fully remediated to the satisfaction of all applicable governmental entities having jurisdiction).

F.             Landlord and its representatives shall have the right, at any reasonable time and from time to time, to inspect the UST and Generator Equipment and related property and soil, and to conduct soil or water sampling, testing, monitoring, digging, drilling, and analyses and to review any permits, documents, materials, inventories, financial data, or notices or correspondence to or from private parties or governmental authorities in connection therewith (collectively, a “UST/Generator Inspection”). In the event Landlord in good faith believes there has been a release from the UST and Generator Equipment in violation of Environmental Laws, all reasonable, out-of-pocket costs and expenses incurred by Landlord in connection with any UST/Generator Inspection shall become due and payable by Tenant within thirty (30) days after presentation by Landlord of an invoice therefor. Tenant shall maintain copies of all permits and other documentation relating to the UST and Generator Equipment at the Premises.

G.            Tenant shall not modify all or any portion of the UST and Generator Equipment in any manner, and shall not change the substance stored in the UST, without first obtaining (i) the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion, and (ii) all governmental permits and approvals required for such modification.

H.            In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable Legal Requirements, as the result of the maintenance, operation or closure of the UST and Generator Equipment by Tenant, its assignees, subtenants, or their respective agents, servants, employees, representatives and contractors, then at Landlord’s option either Tenant shall perform or cause to be performed the Remedial Work in compliance with such Legal Requirements or Landlord may cause such Remedial Work to be performed, and Tenant shall reimburse Landlord for all reasonable, out-of-pocket expenses incurred by Landlord in connection therewith within thirty (30) days after demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord, which approval shall not be unreasonably withheld. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractors(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. Nothing in this Section 5.06H shall affect any of Landlord’s rights (or Tenant’s obligations) pursuant to this Section 5.06 or elsewhere in this Lease.

I.             In the event Tenant fails or is not able, for any reason, to comply with the Legal Requirements or Tenant’s obligations under this Section 5.06, in whole or in part, or if Landlord reasonably believes that the UST and Generator Equipment or the substance contained in the UST or Generator has resulted in or threatens to cause soil, water, or other contamination in violation of Environmental Laws or poses a threat to health, safety, or the environment, Landlord shall have the right, but not the obligation, to take any one or more of the following actions:

(1)           To act in place of Tenant (and Tenant hereby appoints Landlord as Tenant’s agent for such purposes) and to take such action as Landlord may deem necessary to ensure compliance or to mitigate, abate, or correct the contamination or other threat. All reasonable, out-of-pocket costs and expenses incurred by Landlord in connection with any such actions, including, without limit, consultant’s and legal fees, shall become due and payable by Tenant to Landlord within thirty (30) days after presentation of an invoice therefor; and/or

(2)           Pursue all additional remedies as Landlord may have under the Lease and at law and in equity.

J.             Tenant hereby authorizes Landlord to communicate, verbally or in writing, with any governmental authority on any matter relating to the installation, use, maintenance, testing, operation, removal, or closure of the UST and Generator Equipment, the substances contained in the UST or Generator, or Tenant’s operations in connection therewith; and Tenant shall immediately forward to Landlord copies of any and all notices, correspondence, warnings, guidance, or other written materials received from any governmental authority in connection with the UST and Generator Equipment, the substances contained in the UST and Generator Equipment, or Tenant’s operations in connection therewith.

K.            Tenant hereby agrees to protect, defend, indemnify and hold Landlord Parties (defined below) and the holders of any Superior Interest (collectively, “Indemnitees”), and each of them, harmless from and against any and all claims, demands, suits, liabilities, losses, damages, penalties, response costs and expenses (including all consulting fees, litigation costs, and the reasonable fees and expenses of counsel) arising from or connected in any way with the UST and Generator Equipment, the substances contained in the UST and Generator Equipment, or the operations of Tenant or any employee, agent or contractor of Tenant in connection therewith, or a breach of any representation, warranty, covenant, or condition of this Section 5.06, including, without limitation, (i) the costs of any required or necessary repair, cleanup, or detoxification, and the preparation of any closure or other required plans, (ii) any violation of Legal Requirements, (iii) any lawsuit brought or threatened, settlement reached by Tenant, or government order, (iv) any personal injuries or property damages, and (vi) any migration of Hazardous Substances from the UST and Generator Equipment to adjacent properties. The foregoing indemnification by Tenant shall not apply to any claims, demands, suits, liabilities, losses, damages, penalties, response costs and expenses (including all consulting fees, litigation costs, and the reasonable fees and expenses of counsel) to the extent arising from the use of the UST and Generator Equipment prior to the Possession Date or to the extent caused by the gross negligence or willful misconduct of any Landlord Party.

L.            In the event the UST or the Generator is no longer desirable for Tenant’s use, and in any event prior to the expiration of the term of this Lease, Tenant shall close the UST and Generator Equipment in accordance with applicable Legal Requirements and to the reasonable satisfaction of Landlord, and restore the area in the vicinity of the UST and Generator Equipment to the condition existing as of the Possession Date. Additionally, Tenant shall provide Landlord with a copy of a certificate of closure issued for the UST and Generator Equipment by the City and County of San Francisco and/or other applicable governmental agency when such certificate of closure becomes available.

M.           Landlord shall permit Tenant, upon reasonable prior notice during normal business hours (except in an emergency), to have reasonable access to the UST and Generator Equipment and to and throughout the Building as reasonably necessary in order to fill the UST and Generator with fuel, monitor the fuel level therein, and maintain, repair and replace (when necessary) the UST and Generator Equipment. The indemnification provisions in Section 7.04 and the waiver of subrogation provisions in Section 7.03G shall apply to any damage claims relating to the UST and Generator Equipment.

N.            The parties acknowledge that the UST and Generator Equipment will be connected to the emergency generator for the Building (the “Building Emergency Generator”), and that the UST and Generator Equipment are designed to automatically refuel the Building Emergency Generator when a certain fuel level occurs. Landlord agrees that Tenant shall not be liable for any failure or malfunction of the UST and Generator Equipment to refuel the Building Emergency Generator as designed. Landlord shall be responsible for the maintenance, insurance, operation and repair of the Building Emergency Generator, the tank located on the roof of the Building providing the primary fuel source for the Building Emergency Generator, and the line from the UST (up to the T-valve) that connects the two systems and refuels the

Building Emergency Generator. Tenant shall coordinate with Landlord any closure by Tenant of the UST and Generator Equipment pursuant to Section 5.06L above, so as to ensure that the Building Emergency Generator shall remain functional throughout the closure process and shall not be damaged as a result of such closure. Landlord shall promptly reimburse Tenant for the cost of any fuel from the UST used to refuel the Building Emergency Generator.

O.            Landlord makes no representations or warranties regarding the capacity, performance standards, or any other matter whatsoever regarding the UST and Generator Equipment or the Building Emergency Generator. In no event shall Landlord be liable for any damages directly or indirectly resulting from any malfunction or failure of the UST and Generator Equipment or the Building Emergency Generator, including, without limitation, loss of profits or injury or inconvenience or interference with Tenant’s business, and Tenant hereby waives all such claims against Landlord.

P.             Tenant acknowledges that the provisions of this Section 5.06 shall survive the expiration or sooner termination of this Lease, and may be enforced by Landlord as well as any successor-in-interest of Landlord.

ARTICLE 6

CONDITION OF PREMISES

6.01        Initial. Except as hereafter provided, by taking possession of the Premises, Tenant shall be conclusively presumed to acknowledge that the Premises, the Building and the Landlord’s Work were at such time in satisfactory condition; however, such presumption shall not apply as to latent defects in the Premises, Building or the Landlord’s Work that were not ascertainable in a customary walk-through inspection. Landlord represents and warrants that the Premises and Building have been, or will hereafter be, completed in a good and workmanlike manner, in full compliance with all applicable laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau, or of any similar body, to the extent any of the foregoing were in effect on the Lease Date. Landlord represents and warrants that, to the best of its knowledge, upon the Possession Date the building systems, including, without limitation, plumbing and electrical lines and equipment, heating, ventilation and air conditioning systems, boilers, and elevators, and the fume hoods will be in good mechanical and operating condition. If it is determined that the foregoing representation was untrue as of the Possession Date, Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall, as Tenant’s sole remedy, perform such work as may be necessary to cause such systems and equipment to be in good mechanical and operating condition. Landlord shall commence corrective work within thirty (30) days after receipt of written notice from Tenant describing in reasonable detail the nature of the deficiency or defect, and thereafter diligently pursue such corrective work to completion as soon as reasonably practicable.

6.02        Alterations.

A.            Tenant may make alterations or improvements to the interior of the Premises, without the approval of Landlord , without Landlord’s prior written consent so long as: (i) such alterations do not affect or require work to be performed on the structural portions of the Building or the life-safety, electrical, plumbing, heating, ventilation, air-conditioning, fire-protection, telecommunications or other building systems, (ii) such alterations are not visible from the exterior of the Premises, (iii) Tenant obtains the issuance of a building or other governmental permit, authorization or approval to the extent required for such alterations, and (iv) the cost of such alterations does not exceed Fifty Thousand Dollars ($50,000.00) per project. The foregoing alterations shall be hereinafter referred to as the “Minor Alterations”. Tenant shall provide Landlord at least twenty (20) days’ written notice prior to commencing such Minor Alterations. Any alterations or improvements other than Minor Alterations that Tenant desires to make to the Premises shall require Landlord’s prior written consent, which consent shall not be unreasonably withheld. In no event shall Tenant be permitted to make alterations or repairs outside of the Premises. Landlord shall respond to Tenant’s request for consent to the proposed alterations within ten (10) days after Landlord receives the request. If Landlord fails to respond within such ten (10) day period, Tenant may send a second request to Landlord. If no response is forthcoming from Landlord within five (5) days after Landlord’s receipt of the second notice, Landlord shall be deemed to have approved the proposed alterations. Any disapproval by Landlord shall include all specific reasons for such disapproval. Tenant shall, at its expense, cause all alterations to comply with all laws, statutes, ordinances, codes, rules, regulations, directives, requirements, orders, judgments, decrees or permits of any governmental authority or fire insurance underwriter or rating bureau, including the Americans with Disabilities Act of 1990 (“ADA”), Title 24 of the California Code of Regulations, and all building code, energy conservation, environmental, seismic, handicap, fire, health and safety laws (including laws relating to the handling and disposal of asbestos-containing materials) and regulations applicable to the Building (collectively “Legal Requirements”), provided that if on the Possession Date, the Premises do not comply with current Legal Requirements applicable to the Real Property (including, without limitation, the ADA), any design or construction costs incurred by Tenant that would not have been incurred had the Premises complied with all Legal Requirements in effect as of the Possession Date shall be reimbursed by Landlord to Tenant within twenty (20) days after receipt by Landlord from Tenant of an invoice documenting such costs. In addition, if in the course of performing any alterations, the Premises are determined to contain Hazardous Substances, Tenant shall have the right, by notice to Landlord, to require Landlord to remove, at Landlord’s expense, all such Hazardous Substances within thirty (30) days following receipt of such notice

B.            Any such alterations and improvements made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. Tenant shall use a general contractor, subcontractors, engineers and architects that are on Landlord’s approved list of design and construction professionals or those listed in Section 4.1(a) of the Work Letter. All alterations and improvements other than Minor Alterations shall be made in accordance with plans and specifications approved in writing by Landlord and shall be designed and constructed in compliance with all applicable Legal Requirements. The design and construction of any alterations or improvements shall be performed in accordance with Landlord’s construction rules, regulations and requirements, attached hereto as Exhibit E. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, or design of any work. Except to the extent of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of the construction of any work or delay in completion of any work.. Upon the expiration or sooner termination of this Lease, Tenant, at its expense, shall promptly remove any such alterations and improvements shall promptly remove any alterations or improvements which affect the structural portions of the Building or the building systems made by Tenant if designated by Landlord so to be removed at the time Landlord consents to such alterations or improvements if consent is required (otherwise if designated by Landlord at the expiration or termination of the Lease), and repair any damage to the Premises caused by such removal. Tenant shall use a general contractor reasonably acceptable to Landlord for such removal and repair.

C.            Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within fifteen (15) days following Tenant’s receipt of written notice from Landlord or Tenant’s obtaining actual knowledge of such lien, cause the same to be released of record or bonded against, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic’s and materialmen’s and like liens. Tenant shall give Landlord at least ten (10) days’ prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

6.03        Maintenance and Repair.

A.            Tenant’s Obligations. Except as otherwise provided in this Lease, Tenant, at its expense, shall keep the Premises and all equipment (including the fume hoods and lab equipment), fixtures and improvements therein in first-class repair and appearance, normal and reasonable wear and tear excepted. Tenant shall also keep and maintain in good condition and repair the Existing Furniture; provided, however, that Tenant shall not be obligated to repair or replace any Existing Furniture required as a result of ordinary wear and tear. Tenant shall be responsible for the janitorial services to its Premises. Tenant agrees not to employ any person, entity or contractor for any work in the Premises whose presence may give rise to a labor or other disturbance in the Building, and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for such services or work. Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender to the Landlord the Premises and the Existing Furniture (including replacements thereof purchased with insurance proceeds as described in Section 7.03C) and, unless designated by Landlord to be removed in accordance with Section 6.02B above, all alterations and improvements to the Premises in the same condition as when received or first constructed, ordinary wear and tear and damage thereto by fire, the perils of the extended coverage endorsement, and earthquake excepted. Except as otherwise expressly set forth in this Lease, no representation or warranty, express or implied, is made with respect to (1) the condition of the Premises or the Building, (2) the fitness of the Premises for Tenant’s intended use, (3) the degree of sound transfer within the Building, (4) the absence of electrical or radio interference in the Premises or the Building, (5) the condition, capacity or performance of electrical or communications systems or facilities, or (6) the absence of objectionable odors, bright lights or other conditions that may affect Tenant’s use and enjoyment of the Premises or the Building.

B.            Landlord’s Obligations. Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air-conditioning and electrical systems subject to inclusion of the costs thereof in Operating Expenses. If such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or maintenance until Tenant gives written notice of the need therefor, which notice may be by phone in the event of an urgent repair need. Except as otherwise provided in Section 11.17, there shall be no abatement of rent and no liability of

Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.

6.4          Reserved.

6.5          Entry by Landlord.

A.            Landlord reserves and shall at reasonable times upon reasonable prior notice to Tenant (except in an emergency) have the right to enter the Premises to inspect the same, to supply services to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of Rent, except as otherwise provided herein. Except in the case of emergency, Tenant may impose additional restrictions on Landlord with respect to Landlord’s right of entry as to that portion of the Premises in which the vivarium lab is located (such as times of access and manner of access dependent upon Tenant’s particular use of the lab at the time Landlord requests the right to enter under this Section 6.05). Landlord may, in order to carry out the purposes under this Section 6.05, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall not be unreasonably interfered with. For emergencies, Landlord shall have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. If such entry is in accordance with this Section 6.05A, then Tenant waives any claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by such entry. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord.

B.            Landlord shall also have the right at any time to change the arrangement or location of access of entrances or passageways, doors and doorways, and corridors, elevators,

stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known, so long as such activity does not unreasonably interfere with Tenant’s use of and access to the Premises and common areas, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rent hereunder (except as otherwise provided in Section 11.17) or result in any liability of Landlord to Tenant. Landlord agrees to provide Tenant with reasonable notice of such activities affecting the Premises and the anticipated effect such activities may have on Tenant’s ability to conduct business during such activities. In the event that such activities unreasonably interfere with Tenant’s use of the Premises, Rent shall abate pursuant to Section 11.17.

6.06        Access; Control. Landlord shall have the right from time to time to adopt such policies, procedures and programs as it shall, in Landlord’s sole discretion, deem necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant, its agents, employees, contractors and invitees. In no event shall Landlord be liable for damages resulting from any error with regard to the admission or exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors. In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

ARTICLE 7

UTILITIES; TAXES; INSURANCE

7.01        Utilities.

A.            Provided that Tenant is not in Default hereunder, Landlord shall furnish to the Premises the following services: water, natural gas, electrical power and elevator service; heating and air conditioning suitable for the comfortable use and occupation of the Premises (assuming normal office use thereof) during the period from 7:00 a.m. to 7:00 p.m. on weekdays (“Business Hours”). The Building is equipped with submeters to measure the consumption of electricity upon the Premises. Tenant shall on a monthly basis, as additional rent, pay to Landlord the cost of all such electricity consumed at the Premises as indicated by the submeter. The cost of all other utilities shall be included as Operating Expenses, to the extent applicable and to the extent such services are defined in Operating Expenses. Tenant shall give reasonable notice in making any request for utilities required outside of Business Hours, and Landlord shall make commercially reasonable efforts to satisfy Tenant’s request and provide to Tenant, upon Tenant’s request, an estimate of the approximate cost of such requested utilities. Tenant agrees to pay, as additional rent, promptly after written notice thereof, the actual costs incurred by Landlord in connection with providing any additional utilities Landlord may provide pursuant to Tenant’s request. Landlord shall provide the detail used for the calculation of these costs to Tenant within ten (10) days after request by Tenant.

B.            Tenant shall not, without first obtaining the Landlord’s written consent thereto, which consent shall not be unreasonably withheld or delayed, install within the Premises any electrical machinery, appliances or equipment which is not typically installed in offices (excluding, by way of example rather than limitation, microwave ovens, refrigerators, photocopying equipment, and fax machines typically found in offices) which uses electrical current in excess of that which is standard for the Building. Landlord shall have the right from time to time, using sub-meters or other methods, to measure the consumption of electricity or other utilities upon the Premises. Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord in connection with providing utilities in excess of that which is standard for the Building. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. No such failure and no interruption of utilities or services from any cause whatsoever shall constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, except as otherwise expressly provided in this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such failure or interruption. Landlord shall not be liable for injury to or death of any person or damage to or destruction of property, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing utilities or services or any other utilities or services except to the extent caused by Landlord’s gross negligence or willful misconduct.

C.            Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant’s equipment that is not an ordinary office machine, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If Tenant’s use of the heating, air conditioning or ventilation system causes damages to any of the air conditioning units or other equipment, the cost to repair or replace any such units or equipment due to such use shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (1) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises (other than a reasonable quantity of ordinary office machinery and lighting), (2) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (3) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Section 7.01D below, or (4) any rearrangement of partitioning or other improvements, Landlord shall have the right to install supplementary air conditioning units or other equipment Landlord reasonably deems appropriate in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord, as additional rent, within thirty (30) days after written demand by Landlord.

D.            Tenant agrees it will not, without the written consent of Landlord, use any equipment, apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) that will, individually or in the aggregate, in any way cause the amount of electricity, water or heating, ventilation or air conditioning supplied to the Premises to exceed the amount usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any equipment, apparatus or device for the purposes of using electric current or water. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense that Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, Base Rent will then be equitably adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to the Premises.

E.            In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”) or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant; provided, however, that Landlord shall not agree to any voluntary Controls without first obtaining Tenant’s consent, which consent shall not be unreasonably withheld.

7.02        Other Taxes Payable by Tenant. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property, equipment, furniture or trade fixtures placed by Tenant in or about the Premises and on the cost or value of any leasehold improvements made in or to the Premises by or for Tenant. Tenant shall have the right, however, at Tenant’s sole cost and expense, if appropriate, and with Landlord’s full cooperation, to protest the payment of such taxes and to defer payment thereof until the protest has been finally resolved. Tenant also shall reimburse Landlord, within thirty (30) days after written request therefor, for any and all taxes payable by Landlord, whether or not now customary or within the contemplation of the parties hereto: (a) imposed upon or measured by the Base Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental; (b) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

7.03        Insurance.

A.            Tenant shall during the entire term hereof, at its sole cost and expense, obtain, maintain and keep in full force and effect, for the protection of Tenant, Landlord and mortgagees of Landlord as their interest may appear, the following insurance or program of self insurance:

(1)           Property Insurance, “all risk” of direct physical loss (excluding earthquake/flood) including fire, extended coverage, vandalism and malicious mischief upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including, without limitation, the

Existing Furniture, furniture fittings, installations, fixtures and any other personal property, in an amount not less than 100% of the full replacement cost thereof; and

(2)           Commercial General Liability insurance (and commercial umbrella insurance, if necessary to provide required limits), to include personal injury, bodily injury, broad form property damage, operations hazard, contractual liability, products and completed operations with limits of not less than One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate, plus a Five Million Dollar ($5,000,000) per occurrence/general aggregate umbrella.

B.            Not more often than once per year and upon at least sixty (60) days prior written notice, Landlord, in its reasonable discretion, may require Tenant to increase the insurance limits set forth in Section 7.03A(1) and (2) above. All policies shall be taken out with an insurer which is rated in “Best’s Insurance Guide” A:VI or better, except that insurance required to be carried by California Pacific Medical Center, as an affiliate of Sutter Health , may be through Sutter Health’s program of self-insurance with Sutter Insurance Services Corporation, a Hawaii corporation (“SISCO”), rather than an independent insurer. Sutter Health’s program of self-insurance shall be maintained as an actuarially sound and appropriately funded self-insurance program, with responsible retentions, sufficient excess coverage, and appropriately professional administration and otherwise in accordance with all applicable laws of the State of Hawaii. Tenant agrees that certificates of insurance on the insurer’s standard form shall be delivered to Landlord as soon as practicable after placing of the required insurance, but in no event later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises. All policies shall require the insurers to notify Landlord and the mortgagees of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. To the extent any of Tenant’s insurance coverage required hereunder is not covered by Sutter Health’s self-insurance program, the insurance policy shall name Landlord as a loss payee. Tenant shall be entitled to obtain insurance policies from SISCO so long as Tenant maintains a minimum Net Worth (as defined in Section 10.01F) equal to or greater than Fifty Million Dollars ($50,000,000) (the “Net Worth Minimum”). From time to time within twenty (20) business days after written request by Landlord, Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord of

Tenant’s Net Worth. If Tenant’s Net Worth ceases to be equal to or greater than the Net Worth Minimum, Tenant’s right to maintain insurance issued by SISCO shall terminate until such time as Tenant’s Net Worth is equal to or greater than the Net Worth Minimum. In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from a third-party insurer, Tenant shall undertake the defense of any such claim, including a defense of Landlord, at Tenant’s sole cost and expense, and use its own funds to pay any claim or replace any property or otherwise provide the funding that would have been available from insurance proceeds but for such election by Tenant to self-insure.

C.            In the event of damage to or destruction of the Building entitling Landlord to terminate this Lease pursuant to Article 8 hereof, if the Premises have also been damaged, and, if Landlord does elect to terminate this Lease, Tenant will immediately pay to Landlord all of its insurance proceeds relating to the Existing Furniture, Leasehold Improvements and alterations in the Premises. If the Premises have not been damaged, and Landlord terminates this Lease, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the Existing Furniture, the Leasehold Improvements, the alterations and the Premises. If Landlord does not elect to terminate the Lease as a result of damage to or destruction of the Building, Tenant will use any insurance proceeds relating to the Existing Furniture received by Tenant to replace the Existing Furniture that has been damaged or pay the proceeds over to Landlord if Tenant no longer needs the Existing Furniture that has been damaged. Upon the expiration or sooner termination of this Lease, Tenant shall surrender any Existing Furniture that has been replaced with insurance proceeds in accordance with Section 6.03A.

D.            Landlord covenants and agrees that throughout the term it will insure the Building (excluding any property with respect to which Tenant is obliged to insure pursuant to the provisions of Section 7.03A above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductions as would be carried by a prudent owner of a similar building in the City where the Premises are located. Landlord may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagee of Landlord may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as included in Operating Expenses, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Landlord will not carry insurance of any kind on the Existing Furniture or Tenant’s furniture or furnishings or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

E.            Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building. If Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increase premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate in the Building or the Leasehold Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises. Landlord represents that Tenant’s permitted use described in Section 1.08 hereof will not cause an increase in insurance rates.

F.             If any insurance policy carried by Landlord, as provided in Section 7.03D above, shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use or occupation of the Premises or any part thereof other than the intended use set forth above, by Tenant or by any assignee or subtenant of Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, Landlord may enter upon the Premises and attempt to remedy such condition and Tenant shall forthwith pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such entry. If Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a Default by Tenant. Notwithstanding the foregoing provisions of this section, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to attempt to remedy such default.

G.            Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights or recovery against the other for injury or loss due to hazard covered by insurance containing a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

7.04        Indemnification.

A.            By Tenant. Tenant shall indemnify, protect, defend and hold harmless Landlord and Landlord’s agents, members, shareholders, constituent partners and/or other owners and Landlord’s contractors, officers, directors and employees (collectively with Landlord, the “Landlord Parties” and individually, a “Landlord Party”) and each of them against and from any and all claims, demands, suits, liability, damage, loss, cost and expenses (including reasonable attorneys’ fees, court costs and expenses): (1) arising out of Tenant’s use of the Premises or the conduct of its business at the Premises; (2) arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease; (3) arising out of any injury or death of any person or damage to or destruction of property occurring in the Premises, from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of any Landlord Party; or (4) occurring in, on or about the Real Property to the extent such claim, injury or damage is caused by the gross negligence or willful misconduct of any Tenant Party. If any action or proceeding is brought against any of the Landlord Parties by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Section 7.04A shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

B.            By Landlord. Landlord shall indemnify, protect, defend and hold harmless Tenant and Tenant’s agents, members, shareholders, constituent partners and/or other owners’ and Tenant’s contractors, officers, directors and employees (collectively with Tenant, the “Tenant Parties” and individually, a “Tenant Party”)) and each of them against and from any and all claims, demands, suits, liability, damage, loss, cost and expenses (including reasonable attorneys’ fees, court costs and expenses): (1) occurring in, on or about the Real Property to the extent such claim, injury or damage is caused by the gross negligence or willful misconduct of any Landlord Party, (2) occurring in the common areas of the Building and arising from failure by Landlord to maintain such common areas as and to the extent required by this Lease; or (3) occurring in the Premises to the extent such claim, injury or damage is caused by the gross negligence or willful misconduct of any Landlord Party . If any action or proceeding is brought against any of the Tenant Parties by reason of any such claim or liability, Landlord, upon notice from Tenant, covenants to resist and defend at Landlord’s sole expense such action or proceeding by counsel reasonably satisfactory to Tenant. The provisions of this Section 7.04B shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

C.            Waiver. No Landlord Party shall be liable to Tenant, and Tenant waives all claims against all Landlord Parties, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or the Building by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or the Real Property, except to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of any Landlord Party and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such limitation on liability is prohibited by law.

ARTICLE 8

DAMAGE OR DESTRUCTION; TAKING

8.01        Insured Casualty. If the Building is damaged by fire or other perils covered by Landlord’s extended coverage insurance:

A.            In the event of more than fifty percent (50%) destruction of the Premises (for purposes of this Article 8, a “total destruction”), Landlord shall have forty-five (45) days thereafter in which to elect, at Landlord’s sole option, to repair, reconstruct and restore the Premises, and, if Landlord elects to restore, Landlord shall have one hundred eighty (180) days (as extended by Force Majeure) from the date of destruction in which to complete the restoration, in which event this Lease shall remain in full force and effect. If Landlord elects to repair, reconstruct and restore the Premises, it will, with due diligence, use commercially reasonable efforts to locate a suitable temporary location for the Tenant, but Landlord’s inability to locate such temporary space shall impose no liability on Landlord. Any tenant improvements, moving costs and rental for the temporary space will be at the sole cost and expense of Tenant. If Landlord does not elect to restore the Premises, or, once having given notice of its election to restore does not diligently complete the restoration (subject to Force Majeure) within one hundred sixty (180) days from the date of destruction, then Tenant shall have the right to terminate this Lease upon twenty (20) days prior written notice, provided Landlord has not completed the restoration prior to the end of such twenty (20) day period.

B.            In the event of a destruction of the Premises that is less than a total destruction and if the damage thereto is such that the Premises may be repaired, reconstructed or restored within a period of one hundred eighty (180) days (as extended by Force Majeure) from the date of the casualty, Landlord shall repair, reconstruct or restore and this Lease shall continue in full force and effect. If (a) the damage cannot be repaired, reconstructed or restored within a period of one hundred eighty (180) days from the date of the casualty or (b) the casualty causing the damage is not required to be insured by Landlord and the estimated cost of repair, reconstruction or restoration exceeds Five Hundred Thousand Dollars ($500,000), Landlord shall have thirty (30) days after the casualty in which to elect to terminate the Lease.

C.            For purposes of estimating the period of time required for repair, reconstruction or restoration under this Section 8.01, the period being estimated shall commence upon the actual physical construction.

8.02        Release. Upon any termination of this Lease under any of the provisions of this Article 8, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid. In those circumstances where Tenant has not been able to continue its then-existing use of the Premises due to the damage or destruction, and this Lease is terminated, possession will be deemed to have been surrendered as of the date of damage or destruction and any rent paid by Tenant thereafter shall be promptly refunded to it.

8.03        Abatement. In the event of repair, reconstruction and restoration by Landlord as the result of a casualty for which Landlord is obligated to insure hereunder, Rent to be paid under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Premises and/or inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article 8.

8.04        Force Majeure. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from repairing or restoring the damaged Premises within one year after the occurrence of such damage or destruction by reason of Force Majeure, Landlord or Tenant shall have the right to terminate this Lease as of the end of said one-year period.

8.05        Uninsured Casualty. If damage is due to any cause other than fire or other peril covered by Landlord’s extended coverage insurance, Landlord may elect to terminate this Lease, unless the repair cost is, under Landlord’s reasonable estimate, less than Five Hundred Thousand Dollars ($500,000), in which case Landlord shall proceed with repairs at its own expense.

8.06        Extent of Repair. It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

8.07        Waiver. The provisions of California Civil Code Section 1932, Subsection 2, Section 1933, Subsection 4, Section 1941 and Section 1942 are hereby waived by Tenant.

8.08        Eminent Domain.

A.            If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

B.            If (1) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (2) Tenant is reasonably able to continue the operation of Tenant’s business in that portion of the Premises remaining; and (3) Landlord elects to restore the Premises to an architectural whole, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Base Rent payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as hereinabove described, then this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty (30) days after the date of the taking. Such notice shall specify the date of termination, which termination date shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

C.            If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord reasonably determines that it is not economically feasible to continue operating the portion of the Building remaining (which determination shall be made within thirty (30) days after such taking), then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord’s cost, restoring the Building to an architectural whole.

D.            Except as provided in Section 8.08E, Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever that may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease or for the value of any improvements in or to the Premises. Tenant hereby assigns any such claim to the Landlord.

E.            Notwithstanding the provisions of Section 8.08D above, to the extent that the same shall not diminish Landlord’s recovery for such taking, Tenant shall be entitled to receive any award of compensation for the value of Tenant trade fixtures, the value of improvements paid for by Tenant, business interruption costs and any moving or relocation expenses which Tenant is entitled under applicable laws to recover directly from the public agency which acquires the Premises.

F.             Tenant hereby waives sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

ARTICLE 9

DEFAULT AND REMEDIES

9.01        Events of Default. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

A.            The abandonment of the Premises by Tenant.

B.            The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant (provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish a Default in the same calendar year); any such notice shall be in addition to any notice required under California Code of Civil Procedure Section 1161.

C.            The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in subsection A or B above, as and when such observance or performance is due and where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; any such notice shall be in addition to any notice required under California Code of Civil Procedure Section 1161; provided, however, that if the nature of Tenant’s default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such 30-day period and thereafter diligently prosecute such cure to completion within a reasonable time.

D.            (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of, or Tenant’s consent by answer to, a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or other debtors’ relief law (unless, in the case of a petition filed against Tenant to which Tenant does not consent, the same is dismissed within thirty (30) days); (3) the appointment of a trustee or receiver to take possession of a substantial part of Tenant’s assets, where possession is not restored to Tenant within thirty (30) days; (4) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within 30 days; (5) the consent by Tenant to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property; or (6) without consent by Tenant, a court or government authority enters an order, and such order is not vacated within sixty (60) days, (a) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (b) ordering the dissolution, winding-up or liquidation of Tenant.

9.02        Termination. In the event of any Default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

A.            The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

B.            The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

C.            The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

D.            Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in subsections 9.02.A and B above, the “worth at the time of award” is computed at the Interest Rate. As used in subsection C above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

9.03        Continuation. In the event of any Default by Tenant, Landlord shall also have the right to continue this Lease in full force and effect, and this Lease shall continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all Rent as it becomes due under this Lease. During the period Tenant is in Default, Landlord can enter the Premises and relet them, or any part of them, to third parties for its own account or for the Tenant’s account. Tenant hereby appoints Landlord its special attorney-in-fact for purposes of reletting for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay the Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Article shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.

9.04        Entry. In the event of any Default by Tenant, Landlord shall also have the right, without or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this subsection shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

9.05        Landlord’s Right to Perform. All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s expense and without reduction of Rent, except as expressly provided herein to the contrary. If Tenant fails to perform any term or covenant hereunder on its part to be performed, such failure continues after any applicable notice and cure periods, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may perform any such term or covenant on Tenant’s part to be performed but shall not be obligated to do so. All reasonable and necessary out-of-pocket costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Rent hereunder.

9.06        Rights Cumulative. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, by statute or otherwise, whether or not stated in this Lease. No waiver of any Default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such Default if such Default persists or is repeated, and no express waiver shall affect Defaults other than as specified in such waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent or similar acts by Tenant.

ARTICLE 10

SUCCESSORS

10.01      Assignment and Subletting.

A.            Except in the event of a Transfer pursuant to Section 10.01F, Tenant shall not, either voluntarily or by operation of law, (1) assign or transfer this Lease or any interest herein, (2) sublet the Premises, or any part thereof, or (3) enter into a license agreement or other arrangement whereby the Premises, or any portion thereof, are held or utilized by another party (each of the foregoing defined herein as a “Transfer”), without the express prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Any such act (whether voluntary or involuntary, by operation of law or otherwise) without the consent of Landlord pursuant to the provisions of this Section 10.01 shall, at Landlord’s option, be void and/or constitute a Default under this Lease. Consent to any Transfer shall neither relieve Tenant of the necessity of obtaining Landlord’s consent to any future Transfer nor relieve Tenant from any liability under this Lease.

By way of example and without limitation, the failure to satisfy any of the following conditions or standards shall be deemed to constitute reasonable grounds for Landlord to refuse to grant its consent to the proposed Transfer:

(1)           The proposed Transferee must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

(2)           The proposed Transferee must satisfy Landlord’s then-current credit and other standards for tenants of the Building and, in Landlord’s reasonable opinion, have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the transferred space) as and when they fall due.

(3)           The proposed use of the Premises by the proposed Transferee must be, in Landlord’s opinion: (a) lawful; (b) appropriate to the location and configuration of the

Premises; (c) a use not requiring any new tenant improvements that Landlord would be entitled to disapprove pursuant to Section 6.02; (d) unlikely to cause an increase in insurance premiums for insurance policies applicable to the Building; (d) unlikely to cause any material increase in services to be provided to the Premises; and (e) unlikely to create any materially increased burden in the operation of the Building, or in the operation of any of its facilities or equipment.

(4)           The proposed use of the Premises must not result in the division of the Premises into more than three (3) spaces.

(5)           At the time of the proposed Transfer, a Default shall not have occurred and be continuing.

(6)           The proposed Transferee shall not be a governmental entity or hold any exemption from the payment of ad valorem or other taxes that would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

B.            Except in the event of a proposed Transfer pursuant to Section 10.01F below, Landlord shall have no obligation to consent or consider granting its consent to any proposed Transfer unless Tenant has first delivered to Landlord a written offer to enter into such Transfer with Landlord, which offer shall include the base rent and other economic terms of the proposed Transfer, the date upon which Tenant desires to effect such Transfer and all of the other material terms of the proposed Transfer (“Tenant’s Offer”). Landlord shall have ten (10) days from receipt of Tenant’s Offer within which to notify Tenant in writing of Landlord’s decision to accept or reject such Transfer on the terms set forth in Tenant’s Offer. If Landlord does not accept Tenant’s Offer within such period, Tenant shall deliver to Landlord a second notice of such offer. If Landlord does not accept Tenant’s offer within five (5) days after receipt of such second notice, Tenant may enter into such Transfer with any bona fide independent third-party Transferee (as defined in Section 10.01D below) within one hundred eighty (180) days after the end of such fifteen (15) day period, so long as such Transfer is for base rent not more than ten percent (10%) offered to Landlord in Tenant’s Offer and such Transfer otherwise contains terms not more than ten percent (10%) more favorable economically to the Transferee than the terms stated in Tenant’s Offer, taking into account all rent concessions, tenant improvements, and any other terms that have an economic impact on the Transfer; provided, however, that the prior written approval of Landlord for such Transfer must be obtained, and the other provisions of this Section 10.01 must be complied with, all in accordance with this Section 10.01. If Landlord accepts Tenant’s Offer, Landlord and Tenant shall enter into an agreement for such Transfer within twenty (20) days after the date Landlord makes its election. If Landlord accepts Tenant’s Offer, then (1) Landlord may enter into a new lease, sublease or other agreement covering the Premises or any portion thereof with the intended Transferee on such terms as Landlord and such Transferee may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity, and in any such event, Tenant shall not be entitled to any portion of the profit, if any, that Landlord may realize on account of such new lease or agreement, (2) Landlord may, at Landlord’s sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, , and (3) Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed Transfer, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed Transfer.

C.            Except in the event of a Transfer pursuant to Section 10.01F, in the case of a proposed assignment of this Lease or a sublease of substantially the entire Premises for substantially the balance of the term of this Lease, then, in addition to the foregoing rights of Landlord, Landlord shall have the right, by notice to Tenant within fifteen (15) days after receipt of Tenant’s Offer (as defined below) to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination. Landlord’s foregoing right and option shall continue throughout the entire term of this Lease.

D.            Except in the event of a Transfer pursuant to Section 10.01F , Tenant shall, in each instance of a proposed Transfer, give written notice to Landlord at least thirty (30) days prior to the effective date of any proposed Transfer, specifying in such notice (1) the nature of the proposed Transfer, (2) the portion of the Premises to be transferred, (3) the intended use of the transferred Premises, (4) all economic terms of the proposed Transfer, (5) the effective date thereof, (6) the identity of the transferee under the proposed Transfer (the “Transferee”), (7) current financial statements of the Transferee, and (8) detailed documentation relating to the business experience of the Transferee (collectively, “Tenant’s Notice”). Tenant’s Offer and Tenant’s Notice may be delivered concurrently so that the fifteen day period for Landlord’s response under Section 10.01C runs concurrently with the thirty (30) day period for Landlord’s response under this Section 10.01D. Tenant also shall promptly furnish Landlord with any other information reasonably requested by Landlord relating to the proposed Transfer or the proposed Transferee. Within fifteen (15) days after receipt by Landlord of Tenant’s Notice and any additional information and data requested by Landlord, Landlord shall notify Tenant of Landlord’s determination to either (1) consent to the proposed Transfer, or (2) refuse to consent to such proposed Transfer.

E.            Except in the event of a Transfer pursuant to Section 10.01F, if Landlord consents to a Transfer, Tenant shall pay to Landlord fifty percent (50%) of Excess Rental derived from such Transfer. “Excess Rental” shall mean all rent or other consideration paid or payable by such Transferee to Tenant in consideration for any such Transfer; and all rents received by Tenant from Transferee in connection with the Transfer in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting Permitted Transfer Costs. As used herein, “Permitted Transfer Costs” means the actual third-party, out-of-pocket costs incurred and paid by Tenant for (i) any leasing commissions in connection with the Transfer and reasonable legal fees and expenses of documenting the lease assignment or sublease, and (ii) any alterations to the Premises made by Tenant in connection with the Transfer. For purposes of calculating the Excess Rental when the Excess Rental is not paid to Tenant in a lump sum, all Permitted Transfer Costs shall be amortized on a straight-line basis, without interest, over the relevant term of the Transfer. The portion of the Excess Rental due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Excess Rental from the Transferee.

F.             Notwithstanding anything to the contrary in this Section 10.01, Tenant shall have the right, without the consent of Landlord, but with at least fifteen (15) days prior written notice to Landlord, to assign Tenant’s interest in the Lease, or sublease all or a portion of the Premises, to a Permitted Transferee (as defined below) provided that (i) there shall be no Default beyond applicable cure periods after notice to Tenant under this Lease at the time of the assignment or sublease; (ii) at least twenty (20) days prior to the effective date of such assignment or sublease, Tenant shall furnish Landlord with the name of the Permitted Transferee, the current financial statements of the Permitted Transferee, a written certification from an officer of Tenant certifying the manner in which the proposed assignee or subtenant is affiliated with Tenant and organizational documents of Transferee to the extent required to evidence that the Transferee is a Permitted Transferee; (iii) in the case of a Permitted Transferee into or with which Tenant will merge or consolidate and as a result of such merger or consolidation, Tenant is not the surviving entity, the Net Worth of the Permitted Transferee shall be substantially equal to or greater than the Net Worth of Tenant prior to the assignment, and proof reasonably satisfactory to Landlord of the Net Worth of the Permitted Transferee shall have been delivered to Landlord at least twenty (20) days prior to the effective date of the proposed assignment or sublease; (iv) at least three (3) business days prior to the effective date of the assignment, Tenant shall deliver to Landlord an executed assignment and assumption whereby the assignee assumes all of the obligations of Tenant under this Lease, in form and substance reasonably satisfactory to Landlord; and (v) the assignment or sublease under this Section 10.01F is made for a good faith operating business purpose and not as a subterfuge to evade the obligations and restrictions relating to transfers set forth in this Section 10.01. An assignment or sublease under this Section 10.01F shall not be subject to any provisions contained in this Section 10.01 except Sections 10.01F, 10.01G, 10.01H and 10.01J. For purposes of this Section 10.01F, the term “Permitted Transferee” shall mean any person, corporation or other entity which: (i) is a parent, wholly owned subsidiary or commonly controlled affiliate of Tenant; (ii) merges with Tenant; (iii) acquires control of Tenant; (iv) acquires all or substantially all of the assets of Tenant; or (v) results from any corporate reorganization, including a so-called spin-off, of Tenant. The term “control” shall mean ownership of more than fifty percent (50%) of all of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity. The term “substantially all of the assets of

Tenant” shall mean at least eighty percent (80%) of Tenant’s assets. For purposes of this Section 10.01F, the term “Net Worth” shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets, goodwill and other intangibles. In no event shall Landlord be entitled to recapture all or any portion of the Premises, nor shall Tenant be obligated to pay any Excess Rental to Landlord in connection with an assignment or sublease to a Permitted Transferee.

G.            Tenant agrees that any instrument by which Tenant assigns this Lease or any interest therein or sublets or otherwise Transfers all or any portion of the Premises shall expressly provide that the Transferee may not further assign this Lease or any interest therein or sublet the sublet space without Landlord’s prior written consent (which consent shall be subject to the provisions of this Section 10.01), and that the Transferee shall comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such Transferee. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. Landlord may, upon a Default by Tenant hereunder, collect rent from the subtenant provided that Landlord applies the amount collected from the subtenant to Tenant’s monetary obligations hereunder. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Neither Landlord’s collection of rent from a Transferee nor any course of dealing between Landlord and any Transferee shall constitute or be deemed to constitute Landlord’s consent to any Transfer.

H.            Notwithstanding any provision of this Lease to the contrary, Tenant shall not mortgage, encumber or hypothecate this Lease or any interest herein without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion.

Any such act without the prior written consent of Landlord (whether voluntary or involuntary, by operation of law or otherwise) shall, at Landlord’s option, be void and/or constitute a Default under this Lease.

I.             Except in the event of a Transfer pursuant to Section 10.01F, if Landlord consents to a Transfer hereunder the renewal options in Section 3.03 shall not run to the Transferee, it being agreed by the parties hereto that any such rights and options are personal to the original Tenant named herein and may not be transferred.

J.             Tenant shall pay to Landlord the amount of Landlord’s reasonable, out-of pocket expenses to review and negotiate (if applicable) each proposed Transfer and the documentation related thereto (including, without limitation, attorneys’ and other professional fees).

K.            For any Transfer requiring Landlord’s consent, as a condition to its consent, Landlord shall have the right to require that the Transferee post a security deposit in an amount reasonably determined by Landlord and that this Lease be amended to incorporate customary provisions relating to the application, replenishment and return of such security deposit. Tenant acknowledges and agrees that such condition is reasonable and is imposed as a condition to Landlord’s agreement not to require the originally named Tenant or any Permitted Transferee to post a security deposit.

10.02      Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

10.03      Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

10.04      Definition of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee of the Premises. In the event of any transfer, assignment or other conveyance or transfers of any such title or leasehold, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 11

MISCELLANEOUS

11.01      Brokers. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Section 1.10, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to Landlord’s Broker (who shall be responsible for paying Tenant’s Broker), and Tenant shall have no responsibility therefor. If Tenant has dealt with any other person or real estate broker in respect of leasing or rent space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto.

11.02      Protection of Lenders.

A.            This Lease shall be subject and subordinate at all times to all ground or underlying leases that may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord’s interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as “Superior Interests”), all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination provided that the holder of the Superior Interest agrees in writing in form reasonably acceptable to Tenant and the holder of the Superior Interest to the provisions of

Section 11.02B. Within twenty (20) days after Landlord’s written request therefor, Tenant shall execute any and all documents reasonably required by any holder of the Superior Interest evidencing this Lease to be subordinate to the lien of any such leases, mortgage or deed of trust, as the case may be, provided that documents include the provisions of Section 11.02B.

B.            In the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust.

C.            If Landlord is in default, Tenant shall accept cure of any default by any mortgagee whose name and address shall have been furnished to Tenant in writing. Tenant may not exercise any rights or remedies for Landlord’s default unless Tenant gives notice thereof to each such mortgagee and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default that cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such thirty (30) day period, the cure is diligently prosecuted and the default is cured within a reasonable time thereafter.

D.            In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure upon terms and conditions customary for effecting such cure.

11.03      Estoppel Certificate; Financial Statements. Within fifteen (15) days following any written request which either Landlord or Tenant may make to the other from time to time, the requested party shall execute and deliver to the other a statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications thereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rental and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant, except as specified in such statement; and (e) such other matters reasonably requested by the requesting party. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein, or of Tenant’s interest. In connection with any proposed sale, financing or refinancing of the Real Property, Tenant shall, within fifteen (15) days after written request from Landlord, provide to Landlord a copy of Tenant’s most recent annual audited financial statement or most recent annual report but such request of Tenant shall not be made by Landlord more often than once in any calendar year.

11.04      Rules and Regulations. Tenant shall faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and marked Exhibit D, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall diligently enforce all such Rules and Regulations, on a nondiscriminatory basis. In the event of any conflict between the Rules and Regulations and the express provisions of this Lease, the provisions of this Lease shall govern.

11.05      Conflict of Laws. This Lease shall be governed by and construed pursuant to the laws of the State of California.

11.06      Attorneys’ Fees. In the event either party commences legal proceedings to enforce any of the terms of this Lease, including any action in a bankruptcy case, the successful party shall be entitled to receive from the other party a reasonable sum as attorneys’ fees and costs, including all fees and costs incurred upon any appeals, to be fixed by the court in the same action. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

11.07      Reserved.

11.08      Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

11.09      Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The section headings of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

11.10      Time. Time is of the essence with respect to the performance of every provision of this Lease.

11.11      Prior Agreements; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

11.12      Separability. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

11.13      Force Majeure. The term “Force Majeure” as used herein shall mean any delay which is attributable to strike, lockout or other labor disturbance, riot, civil disturbance, inability to secure materials, supplies or labor through ordinary sources, fire, storm, lightening, earthquake, flood, explosion, the delay or failure to act of any governmental body, or any other cause beyond the reasonable control of the affected party.

11.14      Signs and Auctions. Tenant shall not place any sign upon the Premises or the Building or conduct any auction thereon without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and subject to obtaining all applicable governmental approvals. Landlord agrees to list Tenant’s name on the directory board in the lobby of the Building, and on the Building standard signage in the elevator lobby, at Landlord’s cost and expense; provided, however, any change to the initial listing or any additional listings shall be at Tenant’s cost and expense. Landlord’s acceptance of any name for listing on the directory board, the standard signage or any exterior sign shall in no event be, or be deemed to be, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

11.15      Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

11.16      Quiet Enjoyment. Landlord covenants and agrees that, absent a Default by Tenant, Tenant shall have quiet and peaceful possession of the Premises and shall enjoy all of the rights herein granted without interference.

11.17      Adverse Condition. If at any time during the Term, Tenant, in Tenant’s reasonable judgment, is unable to, and actually does not, use all or a material portion of the Premises, or Tenant is able to conduct its operations in all or any portion of the Premises only at a significantly reduced level or under materially adverse conditions (“Adverse Condition”) as a result of: (a) Landlord’s breach of its repair and maintenance obligations under Section 6.03B or Landlord’s interference with Tenant’s business arising from the making of any repairs, alterations or improvements that rises to the level of an Adverse Condition; (b) Landlord’s breach of its obligation not to unreasonably interfere with Tenant’s use of or access to the Premises and common area under Section 6.05B; or (c) Landlord’s failure to provide the services Landlord is obligated to provide under Section 7.01 A for a period of three (3) consecutive business days (“Adverse Condition Period”), then Tenant may elect, by notice to Landlord, to have Rent abate proportionally as provided below, provided that with respect to the Adverse Condition in question, Tenant shall have given notice to Landlord of the occurrence thereof, which notice shall designate the cause or suspected cause of the Adverse Condition, if known to Tenant, and the portion of the Premises which is not usable by Tenant or in which the Adverse Condition exists. Rent shall abate, in the proportion that the rentable area of the effected portion of the Premises bears to the rentable square foot area of the Premises, for the period during which the Adverse Condition continues provided that such period shall not commence to run until the day after Tenant gives Landlord notice of the Adverse Condition as required above. If an Adverse Condition continues for sixty (60) consecutive days, Tenant shall thereafter have the on-going right, until such Adverse Condition is eliminated, to terminate this Lease as to all or any portion of the Premises. The provisions of this Section 11.17 shall not apply to a casualty or an eminent domain taking, which shall be governed by Article 8.

11.18      Condition of Premises at Expiration. At the expiration of this Lease, Tenant shall surrender the Premises, including all leasehold improvements and alterations within the Premises, in broom clean condition, subject to normal wear and tear and damage by the elements or other event contemplated by Article 8 above. Tenant shall, prior to the expiration or earlier termination of this Lease, remove from the Premises all of Tenant’s personal property, furniture and telecommunications cabling or equipment installed by Tenant and shall have the right, but not the obligation, prior to the expiration or earlier termination of this Lease, to remove from the Premises any trade fixtures or signs installed by Tenant, provided that Tenant shall repair any damage caused by such removal. Any trade fixtures or signs not removed by Tenant prior to the expiration or earlier termination of this Lease shall be deemed the property of Landlord.

11.19      Notices. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail, shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, or by reputable courier service which provides written evidence of delivery addressed to Landlord or to Tenant at its address designated in Sections 1.02 and 1.03, respectively. Either party may, by written notice to the other, specify a different address for notice purposes. Notices shall be effective upon actual receipt or upon refusal to accept delivery or, if the notice cannot be delivered due to a change of address of the receiving party notice of which was not given to the sending party, on the date delivery was attempted.

11.20      Abandonment. Tenant shall not abandon the Premises or any part thereof at any time during the term hereof. Tenant understands that if Tenant abandons the Premises, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an immediate Default hereunder regardless of whether Tenant continues to pay Base Rent and other Rent under this Lease. If Tenant abandons or surrenders the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises. Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s expense. Notwithstanding the foregoing, neither the provisions of this Section 11.20 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord’s action or inaction with regard to the provisions of this Section 11.20 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Building caused by such removal or make any restoration required pursuant to this Lease.

11.21      Landlord’s Liability. Any liability of Landlord (including without limitation Landlord’s members, partners, shareholders, affiliates, agents, and employees) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Building, and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages nor shall Landlord be liable for any loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, the constituent shareholders, partners or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent shareholder, partner or other owner.

11.22      Waiver of Jury Trial. IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL.

11.23      Diminution of Light, Air and View. Tenant agrees that no diminution or shutting off of light, air or view by any structure that may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

11.24      Authority. If Tenant is a corporation (or other business organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (b) Tenant is qualified to do business in California, (c) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (d) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so.

11.25      Miscellaneous. The Exhibits referenced in Section 1.11 are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between this Lease and any such Exhibit or Addendum, this Lease shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

11.26      Contingency. This Lease is contingent on the following: (a) Tenant’s receipt of an executed nondisturbance and attornment agreement from Fleet National Bank (“Fleet”), the current holder of a Superior Interest, in form and substance reasonably satisfactory to Tenant; (b) Tenant’s inspection of the UST and lab equipment, and (c) Landlord’s receipt of approval of this Lease from Fleet. The contingencies set forth in clauses (a) and (b) shall be satisfied or waived by Tenant and the contingency set forth in clause (c) shall be satisfied or waived by Landlord within fourteen (14) days after the date that Landlord and Tenant execute this Lease and a fully executed original counterpart is delivered to each other (the “Contingency Period”). Tenant shall make diligent efforts to negotiate the nondisturbance and attornment agreement and to conduct the inspections of the UST and lab equipment during the Contingency Period. Landlord shall use commercially reasonable efforts to obtain from Fleet the non-disturbance and attornment agreement and to provide access to the UST and lab equipment for inspection purposes. Landlord shall make diligent efforts to obtain the approval of Fleet to this Lease. If either (a) the nondisturbance and attornment agreement from Fleet is not executed and delivered to Tenant within the Contingency Period or (b) the inspection of the UST and lab equipment discloses that repairs in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) are

required in order to place the UST and/or lab equipment in good mechanical and operating condition, Tenant shall have the right to terminate the Lease by sending written notice to Landlord within three (3) business days after the expiration of the Contingency Period. If Tenant does not deliver notice of its termination of the Lease within such three business day period, the contingencies set forth in clauses (a) and (b) above shall be deemed satisfied. If the approval of Fleet to this Lease is not obtained within the Contingency Period, Landlord shall have the right to terminate the Lease by sending written notice to Tenant within three (3) business days after the expiration of the Contingency Period. If Landlord does not deliver notice of its termination of the Lease within such three business day period, the contingency set forth in clause(c) shall be deemed satisfied.

[SIGNATURES FOLLOW ON NEXT PAGE]

Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

CALIFORNIA PACIFIC MEDICAL CENTER, a California non-profit public benefit corporation

By:	[ILLEGIBLE]

Its:	EVP

12 FEB 2004

LANDLORD:

SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company

By:	SKS 475 MANAGING MEMBER, L.P., a Delaware limited partnership, its administrative member

	By:	SKS 475 CORPORATE GP, INC., a Delaware corporation, its general partner

		BY:	[ILLEGIBLE]

		Its:	President

Exhibit A

Floor plans showing premises

A-1

Exhibit A

Floor plans showing premises

A-2

EXHIBIT B

WORK LETTER

This Work Letter is attached to and forms a part of the Lease dated as of February             , 2004 (the “Lease”), by and between SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and CALIFORNIA PACIFIC MEDICAL CENTER, a California non-profit public benefit corporation (“Tenant”), pertaining to certain Premises described therein. Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease. Such alterations, additions and improvements to the Premises are referred to in this Work Letter as the “Leasehold Improvements,” and the work of constructing the Leasehold Improvements to be performed by Landlord is referred to as the “Landlord’s Work” and is more fully described in Section 2 and the work of constructing the Leasehold Improvements to be performed by Tenant is referred to herein as “Tenant’s Work” and described with more specificity in Section 3.3 below.

Landlord and Tenant agree as follows:

1.             General.

1.1          Tenant is solely responsible for designing the Leasehold Improvements to be constructed by Tenant and performing the Tenant’s Work (subject to Landlord’s rights of review and approval set forth in this Work Letter).

1.2          Landlord’s sole interest in reviewing and approving the Space Plans and Final Working Drawings (as each of those terms is hereinafter defined) is to protect the Building and Landlord’s interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plans or Final Working Drawings are correct or accurate, or are in compliance with any Legal Requirements.

1.3          Landlord shall contribute (subject to the terms and conditions set forth in this Work Letter) the amount specified in Section 5.1 below as the “Construction Allowance,” towards the costs of performing the Tenant’s Work.

1.4          Tenant shall be responsible for Tenant’s costs of designing the Leasehold Improvements to be performed by Tenant and performing the Tenant’s Work to the extent such costs exceed the Construction Allowance.

Exhibit B - 1

1.5          Except for the Landlord’s Work and as otherwise provided in the Lease, Tenant accepts the Premises in its “as is” condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

2.             Landlord’s Work. Prior to delivery of the Premises to Tenant, Landlord shall perform Landlord’s Work as described herein. Landlord’s Work shall include the following: (a) activation of the Generator (as defined in Section 5.06 of the Lease) for the support of the Premises only and in accordance with all applicable Legal Requirements; and (b) delivery of the fume hoods in good working condition and order for use by Tenant for no additional rent during the term of the Lease.

3.             Design and Approval of the Leasehold Improvements.

3.1          Selection of Tenant’s Architect; Construction Drawings.

(a)           Tenant shall retain an architect/space planner (“Tenant’s Architect”) to prepare the plans and drawings for Tenant’s Work. Tenant’s Architect shall be an architect licensed in the State of California and approved in writing by Landlord, which approval will not be unreasonably withheld or delayed. Landlord hereby approves Smith Group, SMWM and/or SOM as Tenant’s Architect.

(b)           All plans and drawings for Tenant’s Work shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. To the extent in Landlord’s possession or control, Landlord shall supply Tenant with a set of “as-built” drawings of the Building which Tenant may use in connection with the preparation of the plans and drawings for Tenant’s Work, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy thereof, and Tenant’s Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings. Landlord shall provide to Tenant all reports in Landlord’s possession regarding the evaluation of the Real Property’s compliance with the ADA and Title 24 of the California Code of Regulations and the “close-out” report regarding the permit for Hazardous Substances previously issued to the current occupant of the Premises.

(c)           So long as Tenant retains the following engineers and contractors in connection with the mechanical and electrical design of Tenant’s Work, neither performance of such mechanical and electrical design work by Landlord’s mechanical or electrical engineers nor peer review by Landlord’s mechanical or electrical engineers of such design work performed by Tenant’s engineers shall be required: Tipping Mar + associates as structural engineers and Mazzetti & Associates as electrical engineers for Tenant’s Work to the first floor of the Premises and Southland as mechanical engineers and Cupertino Electric, Inc. as electrical contractors for Tenant’s Work to the second floor of the Premises.

3.2          Space Plans. Prior to drafting any construction plans and drawings, Tenant shall furnish Landlord with a hard copy and, to the extent available, an AutoCAD version on diskette, of Tenant’s final space plans for the Premises (“Space Plans”). The Space Plans shall show or specify the locations of all proposed improvements, including partitions, equipment and fixtures, the location of any proposed structural floor penetrations, the location and extent of

Exhibit B - 2

floor loading in excess of Building capacity, if any, and the location and description of any special HVAC, plumbing or electrical requirements. Landlord shall approve or disapprove the Space Plans by giving written notice to Tenant within ten (10) days after receipt thereof. Landlord shall not unreasonably withhold or condition its approval of the Space Plans. If Tenant’s proposed Leasehold Improvements will, in Landlord’s reasonable judgment, require changes or alterations in the fire protection sprinkler system, HVAC system or other building systems outside of the Premises, and Landlord approves such changes or alterations, such changes or alterations shall be made at Tenant’s expense. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord’s specific and detailed reasons for disapproval and specifying any required corrections or revisions. Landlord shall approve or disapprove of any revisions or corrections to the Space Plans by written notice given to Tenant within five (5) business days after receipt of such revisions or corrections. This procedure shall be repeated until Landlord approves the Space Plans. If Landlord fails to respond to any request for approval of the Space Plans or revisions thereto in the time periods required under this Section 3.2, Landlord shall be deemed to have approved the Space Plans or revised Space Plans, as submitted.

3.3          Final Working Drawings. Following Landlord’s approval or deemed approval of the Space Plans, Tenant shall cause Tenant’s Architect to prepare and submit for Landlord’s approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, engineering, mechanical, fire protection, electrical and plumbing working drawings for Tenant’s Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as hereinafter defined) and commence construction (the “Final Working Drawings”). Landlord shall approve or disapprove the Final Working Drawings by giving written notice to Tenant within ten (10) days after receipt thereof. Landlord shall not unreasonably withhold or condition its approval of the Final Working Drawings. Landlord shall not disapprove the Final Working Drawings or require changes to the Final Working Drawings in a manner which is inconsistent with (a) the locations of any proposed improvements, including partitions, equipment and fixtures, (b) the location of any proposed structural floor penetrations, (c) the location and extent of floor loading, and (d) the location and description of any special HVAC, plumbing or electrical requirements, all as set forth in Space Plans approved by Landlord. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord’s specific and detailed reasons for disapproval and specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the “Approved Working Drawings”). If Landlord fails to respond to any request for approval of the Final Working Drawings or revisions thereto in the time periods required under this Section 3.3, Landlord shall be deemed to have approved the Final Working Drawings or revised Working Drawings, as submitted. The term “Tenant’s Work” shall mean all improvements shown on the Approved Working Drawings as finally approved by Landlord. Tenant shall be solely responsible for: (i) the completeness of the Approved Working Drawings; (ii) the conformity of the Approved Working Drawings with the existing conditions in the Building and the Premises; (iii) the compatibility of Approved Working Drawings with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building; and (iv) the compliance of the Approved Working Drawings with all applicable regulations, laws, ordinances, codes and

Exhibit B - 3

rules, including, without limitation, the Americans With Disabilities Act. When the Approved Working Drawings are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Approved Working Drawings. If the Approved Working Drawings were prepared on CAD system, Tenant shall also deliver to Landlord a diskette containing the Approved Working Drawings in the AutoCAD format.

4.             Construction of Leasehold Improvements.

4.1          Contracts with Tenant’s Contractor and Subcontractors.

(a)           Tenant shall retain a licensed general contractor as the contractor to perform Tenant’s Work (“Tenant’s General Contractor”). Tenant’s General Contractor must be experienced in the performance of work comparable to the work of the Tenant Works in buildings comparable to the Building, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves any of the following general contractors as Tenant’s General Contractor: Herrero Brothers, Inc., Swinterton Incorporated, The Pankow Companies, Hathaway Dinwiddie and Rudolph and Sletten Inc.

(b)           Tenant shall furnish Landlord with a true and correct copy of the construction contract between Tenant and Tenant’s General Contractor relating to the Tenant’s Work, provided that Landlord’s review of such contract shall not relieve Tenant from its obligations under this Work Letter nor shall such review be deemed to constitute Landlord’s representation that such contracts comply with the requirements of this Work Letter. Tenant shall cause all subcontractors, laborers, materialmen and suppliers used by Tenant for Tenant’s Work (such subcontractors, laborers, materialmen and suppliers, together with Tenant’s General Contractor, are collectively referred to herein as “Tenant’s Contractors”) to engage only labor that is harmonious and compatible with other labor working in the Project. In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s General Contractor, Tenant shall within one (1) business day take all reasonable actions necessary to eliminate such disturbance. If at any time any of Tenant’s Contractors materially interferes with any other occupant of the Building, or materially hinders or delays any other work of improvement in the Building, or performs any work which materially impairs the quality, integrity or performance of any portion of the Building, including any Building Systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Building and remove all tools, equipment and materials immediately upon written notice delivered to Tenant.

4.2        Permits. Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Legal Requirements applicable to, the construction of the Leasehold Improvements in accordance with the Approved Working Drawings (the “Permits”). Tenant shall provide Landlord with copies of any documents or applications filed by Tenant to obtain Permits for Landlord’s review and approval prior to any such filing. Tenant agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications, attending hearings with governmental agencies, and performing ministerial acts reasonably necessary to enable Tenant to

Exhibit B - 4

obtain any such Permit or certificate of occupancy, provided Landlord approves of such permit applications and such applications or other acts do not impose any liability or other obligations on Landlord. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant’s Architect, at Tenant’s expense (provided that to the extent funds are available, such expense may be reimbursed from the Construction Allowance), and submitted to Landlord for Landlord’s review and approval as a Change Order under Section 6 below. If Landlord disapproves of such amendments or revisions, Landlord shall, within five (5) business days after being submitted to Landlord for Landlord’s review, return the same to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended. Tenant shall be solely responsible for any changes to the Space Plans and the Approved Working Drawings necessary to obtain any Permit or to comply with all applicable Legal Requirements or to achieve the compatibility, as reasonably determined by Landlord, of the Space Plans and Approved Working Drawings with the shell and the core and the mechanical, plumbing, life safety and electrical systems of the Building and any third-party warranties.

4.3          Commencement of Work. At least five (5) business days prior to the commencement of construction of the Leasehold Improvements to be performed by Tenant, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Leasehold Improvements, the estimated date of completion of the Leasehold Improvements and the construction schedule provided by Tenant’s General Contractor. In addition, prior to the commencement of construction of the Leasehold Improvements, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Leasehold Improvements to be performed by Tenant; (b) a copy of the executed construction contract with Tenant’s General Contractor, in substantially the form previously approved by Landlord; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsement confirming to Landlord’s reasonable satisfaction compliance with the insurance requirements of this Work Letter.

4.4          Performance of Work. All work performed by Tenant’s General Contractor shall conform to the Approved Working Drawings, shall comply with all Legal Requirements and shall be performed in a good and professional manner and so as not to materially interfere with the occupancy of any other tenant of the Building, the performance of any other work within the Building, or with Landlord’s maintenance or operation of the Building. At all times during construction of the Leasehold Improvements, Landlord and Landlord’s employees and agents shall have the right to enter the Premises to inspect the Tenant’s Work, and to require the correction of any material deviation from the Approved Working Drawings.

4.5          Insurance. Prior to Tenant’s General Contractor’s entry onto the Premises to commence construction of the Leasehold Improvements to be constructed by Tenant, Tenant shall furnish Landlord with sufficient evidence that Tenant and Tenant’s General Contractor are

Exhibit B - 5

carrying worker’s compensation insurance and general liability insurance in amounts and in the manner described in the Lease.

4.6          Liens. Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within fifteen (15) days following Tenant’s receipt of written notice from Landlord or Tenant’s obtaining actual knowledge of such lien, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as Additional Rent under the Lease. Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by Legal Requirements, or which Landlord may deem to be proper, for the protection of Landlord and the Building from such liens. Upon completion of construction, Tenant shall promptly record a Notice of Completion in accordance with California Civil Code Section 3093 and provide a copy thereof to Landlord.

5.             Responsibility for Design and Construction Costs.

5.1          Construction Allowance. Landlord will contribute to the costs of performing Tenant’s Work, as depicted on the Approved Working Drawings, the amount of Four Hundred Twenty Eight Thousand Five Hundred Forty and 00/100 Dollars ($428,540.00) (the “Construction Allowance”). Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Leasehold Improvements to be constructed by Tenant. The obligation of Landlord to make any one or more payments pursuant to the provisions of this Work Letter, including payment of the Construction Allowance, to review documents or to give approvals shall be suspended without further act of the parties during any such time as there exists an event of Default.

5.2          Disbursement of Construction Allowance. From time to time, but in no event more frequently than once every thirty (30) days, Tenant shall deliver to Landlord: (i) copies of applicable invoices, (ii) a written statement from Tenant’s Architect that the work described on any such invoices has not previously been paid for and has been completed substantially in accordance with the Approved Working Drawings, and (iii) properly executed lien waivers from Tenant’s General Contractor to the extent of the work described in such invoices. Within thirty (30) days after receipt of the foregoing, Landlord shall deliver a check to Tenant made payable to Tenant for Landlord’s Share (as defined below) of each amount of hard and soft costs invoiced by Tenant’s Architect or Tenant’s General Contractor that has not previously been paid less a ten percent (10%) retention. As used herein, “Landlord’s Share” shall be a fraction, the numerator of which is the Construction Allowance, and the denominator of which is the cost estimated by Tenant’s General Contractor and Tenant’s Architect of designing and constructing the Leasehold Improvements to be constructed by Tenant in accordance with the terms of this Work Letter. The final installment of the Construction Allowance, including all retentions, shall be paid to Tenant after satisfactory completion of the Tenant’s Work and submission by Tenant of (1) “as-built” drawings (in hard copy and in AutoCAD format on a diskette) showing the Leasehold Improvements performed by Tenant (updated by Tenant’s Architect as necessary to reflect all changes made to the Approved Working Drawings during the course of construction), (2) a written statement from Tenant’s

Exhibit B - 6

Architect that the work described on any such invoices has been completed substantially in accordance with the Approved Working Drawings, (3) properly executed mechanics’ lien releases in compliance with both California Civil Code Section 3262(d)(2) and Section 3262(d)(4) from Tenant’s General Contractor; and (4) copies of all Permits, licenses, certificates and other governmental authorizations and approvals necessary in connection with, and indicating final approval of, the Tenant’s Work, and which may be necessary for the operation of Tenant’s business within the Premises. Tenant shall submit the documents described in clauses (1) through (4) above to Landlord within thirty (30) days following the earlier of substantial completion of Tenant’s Work or the date Tenant commences business operations in the Premises.

6.             Change Orders. Landlord will not withhold its approval of (a) any request by Tenant, or by Tenant’s General Contractor with Tenant’s approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a “Change Order”), unless, in Landlord’s reasonable judgment, any of the conditions specified in clauses 3.2(a) and 3.2(b) above would apply. Landlord shall approve or disapprove the Change Order by giving written notice (specifying Landlord’s reasons for denial of approval if approval has not been granted) given to Tenant within five (5) days after receipt of such Change Order request. No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders, including costs incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may be paid or reimbursed from the Construction Allowance).

7.             Ownership of Leasehold Improvements. The Leasehold Improvements made by Tenant shall become Landlord’s property and shall be surrendered by Tenant at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Final Working Drawings or any Change Order on Tenant’s agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant’s expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted. Notwithstanding the foregoing, Landlord agrees that, all portions of the Leasehold Improvements constituting the vivarium lab and customary general office improvements as reasonably determined by Landlord shall not be required to removed by Tenant upon the expiration or termination of the Term.

8.             Miscellaneous. Tenant hereby designates Jeanne Gomez, Kerry Shanahan and Kip Edwards, as its representatives with respect to the matters set forth in this Work Letter, any one of whom acting alone, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative acting alone as binding upon Tenant. Landlord hereby designates Daniel Kingsley and Drew Gordon, as its representatives with respect to the matters set forth in this Work Letter, either of which representative acting alone, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter and Tenant shall be entitled to rely upon the decisions and agreements made by such representative acting alone as

Exhibit B - 7

binding upon Landlord. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of damage or destruction of the Premises, condemnation of the Premises, or renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

Exhibit B - 8

SCHEDULE 1

LIST OF LAB EQUIPMENT

Exhibit B - 1

475 Brannan Floor 1 Lab equipment

Floor 1 Lab 1

Qty	System Components	Manuafacturer	Model
1	Chiller System/2 compressors	Trane	RTAA0704XM01B3D0N
1	Chilled Water Pump	Bell & Gossett	Series 80
1	HW Boiler 1	Teledyne Larrs	HH0850EN09LBACC
1	Hot Water Pump 1	Bell & Gossett	Series 80 BF7.875
1	Air Handing Unit 1	Haakon
1	Air Handing Unit 2	Haakon	Pentpack
1	Freezer 1	Bally	RPH151L6-IS2A
1	Exhaust Fan 1	Loren Cook	135-CPS50
1	Exhaust Fan 2	Loren Cook	225-CPS
1	Ceiling Mount a/c unit	Liebert	MME018A
1	Industrial Air Compressor	Atlas Copco	GA5FF
1	Industrial Vacuum Pump	Rietschle	VCTS-060-121-F-466
1	Autoclave	Primus
1	Steam Scrubber/Glass Wash	Labconco
2	Fume Hood 4 foot	Kewaunee	H05
2	Exhuasted Biosafety cabinet 6 foot	Fisher Hamilton Safeair
1	Exhuasted Biosafety cabinet 6 foot	Labconco	36213
1	Exhuasted Biosafety cabinet 5 foot	Labconco	36209
1	Sens gas manifold system	Victor	VM2000

Floor 1 Lab 2

Qty	System Components	Manuafacturer	Model
1	Chiller System/2 Compressors	Trane	RTAA0704XM01B3D0N
1	Chilled Water Pump	Bell & Gossett	Series 80
1	HW Boiler 2	Teledyne Larrs	HH1200EN09LBACC
1	Hot Water Pump 2	Bell & Gossett	Series 80 BF7.875
1	Air Handling Unit 3	Haakon	Pentpack
1	Cooler 1	Bally	BA82P-A-AS2A
1	Freezer 2	Bally	RPH151L6-IS2A
1	Exhaust Fan 3	Loren Cook	210-CP
1	Exhaust Fan 4	Loren Cook	225-CPS
1	Exhaust Fan 5	Loren Cook	225-CPS50
1	Exhaust Fan Tl	Loren Cook
2	Sump Pump	Ryan Herco
1	Industrial Vacuum Pump	Airtech	LCS-L25G1
1	Autoclave	AMSLO	2031

Serial #	Rating	Location
U02B03161	70 Tons	Roof Zone 1
	7.5 HP	Roof Zone 1
C02B01160	25 BLR HP	Roof Zone 1
CM0062-01	2 HP	Roof Zone 1
	1.5 HP	Lab 1 Ceiling
02-8113-01-C	20 HP	East Alley
2027401	2 Tons	Lab 1
21573-2148	2 HP	Roof Zone 1
21573-2149	7.5 HP	Roof Zone 1
	1/4 HP	Lab 1 phone
	20 HP	Basement
	10 HP	Basement
Lab1
Lab 1
Lab 1
Lab 1
Lab 1
Lab 1
Lab 1

Serial #	Rating	Location
U02D04464	70 Tons	Roof Zone 2
	7.5 HP	Roof Zone 2
C02D03113	35 BLR HP	Roof Zone 2
CM4631-01D20	3 HP	Roof Zone 2
02-8079-02-C	25 HP	East Alley
2014849	2 Tons	Lab 2
207402	2 Tons	Lab 2
21573-2147	5 HP	Roof Zone 2
21573-2146	5 HP	Roof Zone 2
21573-2150	5 HP	Roof Zone 2
	3/4 HP	Lab 2 phone
	3/4 HP	Basement
	1 HP	LAB 2
LAB 2

NOTE* I have notice a Sciex tag on the unit.

EXHIBIT C

CONFIRMATION OF TERM OF LEASE

This confirmation of lease and description of premises is made               , 2004, between SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company, (“Landlord”), and CALIFORNIA PACIFIC MEDICAL CENTER, a California non-profit public benefit corporation (“Tenant”), who agree as follows:

1.            Landlord and Tenant entered into a Standard Form Office Lease dated                             , 2004, in which Landlord leased to Tenant and Tenant leased from Landlord the premises described in Section 1.04 of the Lease (the “Premises”).

2.             Pursuant to Sections 1.05 and 3.01 of the Lease, Landlord and Tenant agree to confirm the Commencement Date and the expiration date of the term as follows:

A.                              , 20   , is the Commencement Date of the Lease;

B.                              , 20   , is the expiration date of the Lease.

3. Tenant confirms that:

A.            It has accepted possession of the Premises as provided in the Lease;

B.            The Lease has not been modified, altered, or amended, except as follows:

C.            The Lease is in full force and effect.

C-1

4.             The provisions of this confirmation shall inure to the benefit, or bind, as the case may require, the parties and their respective successors subject to the restrictions on assignment and subleasing contained in the Lease.

TENANT:

CALIFORNIA PACIFIC MEDICAL CENTER,
a California non-profit public benefit corporation

By:

Its:

LANDLORD:

SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company

By:	SKS 475 MANAGING MEMBER, L.P., a Delaware limited partnership, its administrative member

	By:	SKS 475 CORPORATE GP, INC., a Delaware corporation, its general partner

BY:

Its:

C-2

EXHIBIT D

RULES AND REGULATIONS

1.             Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

2.             No sign, placard, picture, name, advertisement or notice, visible from the exterior of the leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

3.             If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

4.             No signs will be permitted on any entry door unless the door is glass. All glass door signs must be approved by Landlord. Signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person reasonably approved by Landlord

5.             The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict reasonably the amount of directory space utilized by Tenant.

6.             No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord’s standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

7.             Landlord reserves the right to exclude from the Building between the hours of 7 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

8.             Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

9.             During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

10.          No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Exterior window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate but at least twice in each calendar year.

11.          RESERVED.

12.          Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the tenant shall make good all injuries sustained by other tenants or occupants of the Building or

Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

13.          No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.

14.          Landlord will furnish Tenant without charge two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made, except Tenant shall have the right to copy keys to interior doors. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms that shall have been furnished to the Tenant or that the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

15.          The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

16.          No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord; provided however that, notwithstanding the foregoing, Tenant shall be permitted to keep the types of fluids and materials described in Section 5.05A of the Lease in the Premises pursuant to the terms of the Lease.

17.          No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner materially offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any material way with other tenants or those having business therein, nor shall any pets be brought or kept in or about the premises or the Building..

18.          No cooking shall be done or permitted by any tenant on its premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees and the use of microwave ovens shall be permitted, nor shall such premises be used for lodging.

19.          Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or any business or activity other than that specifically provided for in such tenant’s lease.

20.          Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord, which shall not be unreasonably withheld. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord, which shall not be unreasonably withheld. All electrical appliances must be grounded and must meet UL Label Standards.

21.          No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or roof of the Building.

22.          No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord, which approval shall not be unreasonably withheld. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

23.          No furniture, freight, equipment, packages or merchandise shall be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during non-business hours of the Building, except for Tenant’s initial “move-in” which shall be accomplished during regular business hours but in a manner that does not disrupt other tenants in the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

24.          Except in connection with the hanging or installation of artwork, no tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

25.          There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

26.          Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

27.          Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

28.          The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

29.          Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out of or around the Premises) whose presence may give rise to a labor or other disturbance in the Building, and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

30.          Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

31.          These Rules and Regulations may be changed from time to time, as Landlord may deem appropriate, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease.

EXHIBIT E

CONSTRUCTION RULES AND REGULATIONS

475 Brannan Street – Revised 10/1/03

1.              Prior to commencement of any construction, Tenant’s Contractor shall coordinate with Landlord’s representatives to ensure that all employees and subcontractors of Tenant’s Contractor have received instruction regarding Landlord’s requirements for safety, security and fire prevention. All work to be performed shall be coordinated with the managing agent of the Building or its representative. During construction, tenant shall coordinate all construction activities with Landlord’s Building manager so as to minimize the disruption caused by such construction, and so as not to interfere with other construction in the Building or the rights of Landlord, other tenants or occupants.

2.              Tenant and Tenant’s Agents shall take all safety measures necessary to protect Landlord, its employees and contractors, other tenants and users of the building and the general public, and the property of each, from injury or damage resulting from the performance of the Tenant’s Improvement Work.

3.              Tenant and Tenant’s Contractor acknowledge that certain construction activities (including, without limitation, tackless carpet strips, water shut-off, x-rays, coring, spray painting, jack-hammering, and use of “shot” type mechanical fasteners which create excessive of explosive-type noises) must commence no earlier than 7:00 am on weekdays and be completed by 8:00 am and may not resume until at least 6:30 p.m. on weekdays and be completed by 8:00 pm. At least three business days in advance, the Contractor or Tenant shall make prior arrangement with Landlord’s representatives if any construction work is to be performed between 10:00 am and 8:00 pm or on weekends, and Landlord may charge Tenant or Contractor a reasonable sum, as determined by Landlord, to defray the cost of providing a representative of Landlord or Landlord’s Building manager, and/or additional security personnel, to be present at all times. The Tenant or Contractor should provide Building manager with a complete list of all access to be scheduled for the following week, including location, times, trade, type of work.

4.              All construction work and all storage and staging of materials, tools and equipment shall be confined to the Premises, unless Landlord gives written permission to use area outside the Premises. Common and public areas of the Building and the sidewalk and curbs in front of or adjacent to the Building shall not be used or obstructed by Tenant or by Tenant’s Agents without written approval of Landlord. All storage of materials, tools and equipment within the Premises or the Building shall be at Tenant’s risk. Tenant shall immediately relocate at Tenant’s expense, any materials found by Landlord to be stored in an unsafe manner. Landlord shall not be responsible of lost, stolen or damaged materials, tools or equipment stored or staged in the Building.

5.              Workers may use only the restrooms on the floors on which they are working. Restrooms are not to be used for purposes related to Tenant’s construction, including, without limitation, for the cleaning of tools, or any other purposes other than the use for which they are intended. Workers must keep areas neat and clean and avoid any disruption to the tenants of the floor. Tenant will be charged if extraordinary cleanup of bathrooms is required.

6.              All deliveries shall be scheduled in advance with the Building management office so that materials are stocked in Tenant’s premises prior to 7:45 am. No deliveries shall be made through the main entry lobby of the Building, or to the sidewalk in front of or adjacent to the Building during business hours. No hand trucks shall be used in any portion of the Building, including common areas, except those equipped with rubber tires and side guards. Protective floor covering and doorframe pads must be installed in common areas, which shall be removed at completion of delivery each day.

7.              Landlord will not provide off-street parking for Tenant’s Agents’ vehicles. Loading zones are for loading and unloading purposes only, and no parking in loading zones is permitted. Vehicles parked illegally will be subject to towing at the expense of Tenant or the vehicle owner.

8.              Tenant and Tenant’s Contractor shall be responsible for ensuring that all doors, gates and windows are closed and locked at all times when not in immediate use.

9.              Tenant’s Agents are not permitted to transport tools or materials in wheelbarrows or wheeled vehicles in the interior common or public areas of the Building at any time, or in the exterior common or public areas of the Building during normal business hours.

10.       All work which affects the building life safety system, including, but not limited to, soldering, carpet seaming equipment, smoke detectors, etc., will need to be coordinated with the building management office in order to avoid false fire alarms. This work to be arranged by General Contractor’s job supervisor or foreman. All zones under construction will have one smoke detector, flow and tamper active. The remaining units are to be temporarily deprogrammed from fire alarm system until all work that may cause accidental activation has been completed. Should the alarm be triggered by construction and the Fire Department summoned to the property, the fine the property will be levied will be passed on to the contractor and/or worker responsible.

11.       All construction shall be performed so as to prevent dust from filtering through to other parts of the building. All painting shall be shielded and other parts of the Building shall be protected from all fumes and sprays. General Contractor to provide walk-off mats and/or dust barrier to prevent dust from traveling into common area. All temporary partitions and dust-proof barriers shall remain intact at all times. Should any panel be removed, torn or otherwise displaced or damaged, it will be reattached or repaired and Tenant will be back charged at a reasonable labor and material charge.

12.       All sprinkler or life safety shutdowns require 48-hour advance notice to the Building Office and coordinated with the Chief Engineer. All systems are to be returned to functional order by 3:30 pm.

13.       Hazardous and/or flammable materials brought onto the premises or into the building in connection with Tenant’s construction shall be used and stored in containers which conform to all applicable laws and regulations, and shall be used in a manner which prevents their accidental release. Upon bringing Hazardous Materials into the Building, Tenant or Tenant’s Contractor shall immediately provide Landlord’s Building manager with a copy of the Material Safety Data Sheets (MSDS) for such Hazardous Material. In addition, a new MSDS shall be provided whenever MSDS information is revised. Hazardous Materials, including empty containers and hazardous wastes, shall not be discarded in the premises or the building, but shall be removed immediately and disposed of in a proper, lawful manner. Tenant’s Contractor shall comply with all federal and state OSHA Safety Regulations.

14.       Tenant and Tenant’s Contractor shall maintain the Premises and related building facilities, surfaces and glass in a clean, orderly condition during the progress of construction, and shall clean up debris and remove trash daily, to the satisfaction of Landlord. Tenant shall make arrangements to remove dirt and debris from work after the end of each workday. No individual trash or storage containers will be allowed in the common or public areas of the Building. Any containers provided by Landlord to Tenant for construction debris shall be at Tenant’s expense. Where Landlord does not provided containers for removal of debris, Tenant or Tenant’s Contractor shall arrange for trash removal service by a debris or scavenger service only after approval by Landlord is granted. Any dirt, debris, construction materials or equipment remaining in the common or public areas of the Building, or in service corridors or adjoining unoccupied spaces, after commencement of normal business hours, will be removed by Landlord, and Tenant will be back charged at a reasonable rate for labor and material charges.

15.       Electrical power shall be provided at Tenant’s expense at a suitable existing electrical outlet or other source reasonably near the boundary of the Premises. Tenant shall be responsible for installing a temporary electrical panel and arranging for commencement of electrical, water and other utility services in Tenant’s name as early in the construction process as is possible. Temporary or portable wiring beyond the outlet or other source shall be furnished and installed by and at the expense of Tenant and shall comply with all applicable laws and codes. All temporary electrical connections must be approved in advance by Landlord’s representatives prior to installation. Tenant and Tenant’s Agents shall use their respective best efforts to use the minimal amount of water necessary for work and cleanup of the Premises.

16.       Construction workers are not permitted to eat, drink, or play radios in the common or public areas of the Building, except to eat within the premises under construction prior to installation of carpet. In accordance with the San Francisco City and County Ordinance No. 359-93, smoking is prohibited in all areas of the Building at all times.

17.       Tenant shall not attach or cause to be attached to any wall or structural member of the Building any equipment that may, by virtue of its size or weight, cause structural damage. Tenant shall not exceed the load as set forth in the plans and specifications for the floor of the Building and shall not do anything that might in any way alter or affect the structural strength of the Building. Building Management reserves the right to have Contractors uses the building structural engineer to review any work that may affect or alter the structural strength of the building.

18.       All HVAC equipment and controls shall be building standard as approved by the Building Management. Upon completion of construction, Contractor shall re-balance the HVAC system and submit a balancing report to the Chief Engineer.

19.  Contractor shall furnish a typed electrical panel schedule to the Chief Engineer.

20.       All fluorescent light fixtures, doors, frames, hardware, and life safety equipment shall be building standard. All emergency light fixtures will be designated by an orange dot on the fixture.

21.       If appropriate, as determined by Landlord or as required by any Applicable Laws, a smoke and/or heat detector shall be installed in Tenant’s space, at Tenant’s expense, during the time any construction work is being performed in the Premises. The smoke and/or heat detector shall be connected by Landlord’s specified contractor to the central system at Tenant’s expense, if such control system is available.

22.       All contractors working on-site must provide a current Certificate of Insurance evidencing coverage as per the attached Contractor Insurance form. We will require the certificates to be submitted to the Building manager prior to commencement of work as a single package delivered by Contractor or Tenant.

23.       Contractor shall not prop open, tape or detach door closer arms on required fire doors or base building facilities. Doors to equipment and electrical rooms shall not be left open when Contractor is not present.

24.       Contractor shall notify the Building Office at least 48 hours in advance of completion of construction. A walk-through and punchlist will be made of each job, the associated costs of which shall be borne by the Contractor.

25.       All workers must be Union.

26.       Upon completion of construction, two sets of as-built prints, one set of as-built sepias and one set of prints on autocad disk shall be forwarded to the Building Office.

27.       Except to the extent provided in the Lease to the contrary, expenses incurred by Landlord in respect of the work performed by or on behalf of Tenant shall be paid by Tenant immediately upon receipt of an invoice from Landlord and shall be delinquent if not paid within ten (10) days. Late charges, interest and collection expenses on delinquent payments shall be charged to Tenant in the manner set forth in the Lease for delinquent payment of rents.

28.       All doors to construction areas are to be closed at all times to keep tenants from entering the space. Contractors, as well, are restricted from entering any tenant space unless previously arranged with the Management Office.

29.       All contractors are to enter the building through the loading dock and can reach floors by using the freight elevator or stairwell #2.

30.       Keys for shared telephone/electrical rooms can be checked out at the Security Guard’s desk in the 1st floor lobby. If keys are lost, the last contractor to have signed them out will be responsible for the costs associated with rekeying the rooms.

31.       All contractors to wear clothing which identifies his or her company. This will help to insure that everyone in the building belongs in the building. The contractor badges must also be worn at all times while on the premises.

32.       General Contractor is to supply one (1) copy of all approved equipment submittal to building management.

33.       All contractors and related personnel are to use the freight elevator only. No access is permitted for any reason on any of the passenger elevators.

34.       After one written notice, a Global Penalty will apply for any corrective action taken by the Landlord with regards to number one (1) through thirty three (33) above. This will include the cost of the corrective actions if so applicable plus a penalty of $100 per incident.

ACKNOWLEDGEMENTS

Any contractor who violates these Building Rules will be ejected from the Building and may be denied future access.

I	, representative of		have
(Print Name)		(Print Company Name)

read and understand the rules stated above.

	(Signature)		(Date)

EXHIBIT F

LIST OF EXISTING FURNITURE

40 File Cabinets

43 Rolling Tables with Shelf

39 Rolling Rectangular Tables

9 Semi Round Tables

F-1

FIRST AMENDMENT TO LEASE

(EXPANSION AND EXTENSION)

This First Amendment to Lease (the “First Amendment”) is entered into as of November 29, 2006 (the “Effective Date”), by and between PRU/SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and CALIFORNIA PACIFIC MEDICAL CENTER, a California nonprofit public benefit corporation (“Tenant”), with respect to the following facts and circumstances:

A.             Landlord, as successor in interest to SKS Brannan Associates, LLC, and Tenant are parties to that certain Lease dated February 13, 2004 (the “Original Lease”), of certain premises containing approximately 42,647 rentable square feet and commonly referred to as Suites 120, 130 and 220 (the “Existing Premises”) within the building commonly known as 475 Brannan Street, San Francisco, California, and more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B.             Landlord and Tenant desire to amend the Original Lease to add additional space on the terms and conditions provided herein.

IT IS THEREFORE, agreed as follows:

1.              As used in this First Amendment, the following terms have the following meanings:

“Expansion Improvements” means the Tenant Improvements constructed in the Expansion Space.

“Expansion Space” means a portion of the Building, containing approximately 19,184 rentable square feet of area based upon measurements made in accordance with BOMA Standard (ANSI Z65.1, 1996) for commercial office space, and more particularly shown on Exhibit “A-1” attached hereto.

“Expansion Space Commencement Date” shall mean that date that is the earlier of March 1, 2007 and Tenant’s occupancy of the Expansion Space.

“Expansion Space Delivery Date” shall mean that date on which Landlord delivers the Expansion Space to Tenant following completion of Landlord’s Expansion Work, which shall be no later than February 28, 2007; provided that the foregoing date of February 28, 2007, shall be extended by one (1) day for each day after November 29, 2006, until Tenant delivers to Landlord a fully executed original of this First Amendment.

“New Expiration Date” shall have the meaning set forth in Paragraph 8 of this First Amendment.

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2.              Effective on the Expansion Space Commencement Date, the Premises shall be expanded to include the Expansion Space. Accordingly, effective on the Expansion Space Commencement Date, the following terms of the Original Lease are amended as follows:

2.1        The Expansion Space is added to the Premises such that the Premises shall be comprised of the Existing Premises and the Expansion Space, and Exhibit “A-1” attached hereto is hereby added to Exhibit “A” to the Original Lease.

2.2        Tenant’s Percentage Share is increased to 25.3%.

2.3        Section 1.07A of the Original Lease is deleted in its entirety and the following is inserted in place thereof:

EXISTING PREMISES (SUITES 120 and 130):

	Monthly	Annually (Per	Annual
Period	Base Rent	Square Foot)	Base Rent

December 1, 2004 to November 30, 2005	$62,319.67	$26.50	$747,830.00

December 1, 2005 to November 30, 2006	$64,670.83	$27.50	$776,050.00

December 1, 2006 to November 30, 2009	$70,550.00	$30.00	$846,600.00

December 1, 2009 to February 29, 2012	$79,956.67	$34.00	$959,480.00

March 1, 2012 to New Expiration Date EST 2/28/17	$91,715.00	$39.00	$1,100,580.00

Option Term	As determined pursuant to Section 3.03

EXISTING PREMISES (SUITE 220):

	Monthly	Annually (Per	Annual
Period	Base Rent	Square Foot)	Base Rent

December 1, 2004 to November 30, 2009	$18,033.75	$15.00	$216,405.00

December 1, 2009 to February 29, 2012	$27,651.75	$23.00	$331,821.00

March 1, 2012 to New Expiration Date EST 2/28/17	$32,460.75	$27.00	$389,529.00

Option Term	As determined pursuant to Section 3.03

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EXPANSION SPACE (SUITE 230):

	Monthly	Annually (Per	Annual
Period	Base Rent	Square Foot)	Base Rent

Expansion Space Commencement	$36,769.33	$23.00	$441,232.00
3/1/2007 Date to February 29, 2012

March 1,2012 to	$43,164.00	$27.00	$517,968.00
New Expiration Date EST 2/28/17

Option Term	As determined pursuant to Section 3.03

2.4      The Term with respect to the Expansion Space shall be coterminous with the Existing Premises. In the event that Tenant exercises its extension options or a termination right under the Original Lease, such extension or termination shall apply to the entire Premises (namely the Existing Premises demised under the Original Lease and the Expansion Space demised pursuant to this First Amendment).

2.5      Section 1.08 of the Original Lease is amended by adding the following to the end thereof: “The Expansion Space shall be used for general administrative office functions, research and educational functions.”

3.             The construction of the Expansion Improvements and the renovation of the improvements in the Existing Premises shall be governed by the terms of Exhibit “B” of the Original Lease (the “Work Letter”), with the following modifications: (a) the total Construction Allowance with respect to the Expansion Space shall be $479,600.00 in lieu of the amount set forth in the Work Letter, (b) the total Construction Allowance with respect to the Existing Premises shall be $639,705.00 in lieu of the amount set forth in the Work Letter, (c) the term Lease shall mean the Original Lease as amended by this First Amendment, (d) Tenant is accepting the Expansion Space in its “as is” condition and there is no Landlord’s Work, except for Landlord’s Expansion Work, as defined below, (e) the term Landlord’s Work shall mean Landlord’s Expansion Work, as defined below, (f) Tenant’s representatives pursuant to Section 8 of the Work Letter shall be Lynn Day, (g) Landlord’s representative pursuant to Section 8 of the Work Letter shall be Pam Izzo, and (h) Landlord shall have no obligation to disburse any unused portion of the Construction Allowance with respect to the Expansion Space or the Existing Premises under this Section 3 after the second anniversary of the Expansion Space Commencement Date; provided, however, that the foregoing shall not apply to any requests for disbursements of any portion of the Construction Allowance submitted by Tenant prior to such second anniversary date and for which Landlord has not disbursed the portion of the Construction Allowance so requested by such date. Notwithstanding the allocation of the allowance to Expansion Improvements set forth in clause (a) above and to the renovation of the Existing Premises set forth in clause (b) above, the total amount of the two allowances may be expended for work and improvements in either the Expansion Space or the Existing Premises provided that Tenant otherwise complies with

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all other terms and conditions of this First Amendment and the Work Letter with respect to such work and improvements.

4.             Section 3.02 of the Original Lease shall not apply to the delivery of the Expansion Space; provided, however, during the period from the Effective Date of this First Amendment to the Expansion Space Commencement Date, all obligations and rights of the parties hereunder shall be in effect, except that Tenant’s obligation to pay Base Rent attributable to the Expansion Space, Tenant’s Percentage of Operating Expenses attributable to the Expansion Space and all other charges attributable to the Expansion Space shall not commence until the Expansion Space Commencement Date.

5.             Clause (4) of the defined term “Operating Expenses” on page 15 of the Original Lease is amended in its entirety to read as follows: “(4) premiums and other charges incurred by Landlord with respect to fire, earthquake, other casualty, boiler and machinery, theft, rent interruption, liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of a first mortgage lien on the Real Property, all in such amounts as Landlord determines to be appropriate and the actual costs incurred in repairing an insured casualty to the extent of the deductible amount (not in excess of $25,000.00 per casualty event during the period from December 1, 2004 through November 30, 2009, not in excess of $30,000.00 per casualty event during the period from December 1, 2009 through November 30, 2014, not in excess of $35,000.00 per casualty event during the period from December 1, 2014 through the New Expiration Date, and not in excess of $35,000.00 per casualty event during the Option Terms, if the lease term is extended) under the applicable insurance policy;”.

6.             Section 11.26 of the Original Lease is deleted and of no further force or effect.

7.             Landlord shall, at Landlord’s sole cost and expense, be responsible for performing the following work in and to the Building and the Expansion Space:

(a)              Construction of the demising wall necessary to separate and secure the Expansion Space from the balance of the space on the second floor not leased to Tenant. The demising wall shall be a full-height demising wall running the entire length of the Expansion Space as depicted on “Exhibit A-1” attached hereto. The materials and finish of the demising wall shall be unpainted masonry or unpainted and taped drywall.

(b)              Separation of electrical system and installation of a sub-meter for the Expansion Space as reasonably determined by Landlord.

(c)              Construction of all code compliance work required to the common areas providing access to the Expansion Space.

(d)              Finishing of the common area side of the demising wall and flooring within the common areas providing access to the Expansions Space, with materials and finishes consistent with Building standards.

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(The foregoing improvements by Landlord are referred to herein collectively as “Landlord’s Expansion Work.”) Other than Landlord’s Expansion work and except as expressly provided in Sections 8, 9 and 10 of this First Amendment, Tenant shall accept the Expansion Space in its “AS IS” condition. Tenant agrees that, except for Landlord’s Expansion Work and except as expressly provided in Sections 8, 9 and 10 of this First Amendment, Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Expansion Space, or any part thereof, or to repair, bring into compliance with applicable laws, or improve any condition existing in the Expansion Space as of the Expansion Space Commencement Date. The taking of possession of the Expansion Space by Tenant shall be conclusive evidence that the Expansion Space and the Building were in good and satisfactory condition at the time possession was taken by Tenant. Except as expressly provided in Sections 8, 9 and 10 of this First Amendment, neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Expansion Space, the land upon which the Building is constructed, the present or future suitability or fitness of the Expansion Space or the Building for the conduct of Tenant’s particular business, or any other matter or thing affecting or related to the Building or the Expansion Space, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Original Lease. Landlord makes no representation or warranty as to the use of the Expansion Space for laboratory purposes. Any improvements or personal property located in the Expansion Space are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including without limitation, title, merchantability, or suitability for a particular purpose. Tenant shall deliver to Landlord any modifications to Tenant’s insurance required under the Original Lease to reflect the addition of the Expansion Space and Tenant’s entry into the Expansion Space prior to the delivery of possession to Tenant.

8.             If any portion of the Expansion Space is in violation of Environmental Laws as of the Expansion Space Delivery Date, Landlord shall perform such remediation work or cause other potentially responsible parties to remediate as and to the extent then required by Environmental Laws. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including without limitation the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Environmental Laws, and the right to appeal any decisions, judgments or rulings as may be permitted by Environmental Laws.

9.             Landlord represents and warrants that the Expansion Space (including the Expansion Work) will be completed in good and workmanlike manner, in full compliance with all applicable laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction to the extent any of the foregoing were in effect on the date of this First Amendment and applicable to the Expansion Space and the Expansion Work (collectively, the “Requirements”); provided that Landlord makes no representation or warranty as to the compliance of any of the foregoing with any Requirements to the extent that the obligation to comply with a Requirement may be triggered in the Expansion Space or any other portion of the Building by reason of any improvements undertaken by Tenant in the Expansion Space or elsewhere in the Premises. If it is determined that the foregoing representation was untrue as of the Expansion Space Delivery Date, Landlord shall not be liable to Tenant for any damages, but Landlord at

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no cost to Tenant shall as its sole obligation and Tenant’s sole remedy, rectify the same. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including without limitation the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by applicable law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable law. If Tenant does not given Landlord notice of non-compliance with such warranty within one hundred twenty (120) days after the Expansion Space Delivery Date, Landlord shall have no obligation with respect to that warranty.

10.          Landlord represents and warrants that, to its actual knowledge, upon the Expansion Space Delivery Date the Building systems, including without limitation plumbing and electrical lines and equipment, heating, ventilation and air conditioning systems (excluding any systems associated with any supplemental cooling for server rooms or other non-building standard cooling or ventilation system), boilers and elevators (collectively, the “Covered Items”) will be in good mechanical and operating condition. If it is determined that the foregoing representation was untrue as of the Expansion Space Delivery Date, Landlord shall not be liable to Tenant for any damages, but Landlord at no cost to Tenant shall as its sole obligation and Tenant’s sole remedy, perform such work, cause the Covered Items to be in good mechanical and operating condition. If Tenant does not given Landlord the notice of non-compliance with such warranty within one hundred twenty (120) days after the Expansion Space Delivery Date, Landlord shall have no obligation with respect to that warranty.

11.          The Original Lease expiration date is hereby changed to the date (the “New Expiration Date”) that is the day prior to the date that is ten (10) years after the Expansion Space Commencement Date. All references in the Original Lease to the expiration date or the expiration of the Lease shall be deemed references to the New Expiration Date. The period from the Expansion Space Commencement Date to the New Expiration Date is referred to herein as the “Extension Term.” All references in the Original Lease to the Initial Term shall include the Extension Term. The Options to extend the term of the Lease shall remain unmodified notwithstanding the extension of the Initial Term pursuant to this Paragraph 8. For the sake of clarity, Tenant shall have the right to extend the term as provided in Section 3.03 with the first Option Term, if exercised, commencing from the New Expiration Date.

12.          Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the personal property listed on Exhibit F-1 hereto, which together with the Existing Furniture shall be defined collectively as the “Included Personal Property.” All references in the Original Lease to the Existing Furniture shall be deleted and replaced with the term Included Personal Property.

13.          The following new Articles 12 and 13 are hereby added to the Original Lease:

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ARTICLE 12.

TENANT’S RIGHT OF FIRST NOTIFICATION

12.1        Landlord shall give Tenant a written notice (the “Availability Notice”) from time to time when Landlord first determines that Other Space (as defined below) will become Available (as defined below). As used herein, “Other Space” means all leasable space in the Building other than the Premises. As used herein, “Available” means that the space (i) is not part of the Premises, (ii) is not then subject to a lease, (iii) is not then subject to any rights of tenant to renew their lease or expand their premises as set forth in their lease and, (iv) was not subject to any negotiations between Landlord and a prospective tenant or an existing tenant prior to the Effective Date of this First Amendment.

12.2        Landlord is only obligated to give an Availability Notice once as to any specific Other Space; provided that if Landlord leases any Other Space after Tenant has received an Availability Notice and that space again becomes Available after the expiration of that lease, then Landlord shall again give Tenant an Availability Notice with respect to that Other Space after that space again becomes Available.

12.3        Tenant’s rights and Landlord’s obligations under this Article 12 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease at the time of delivery of an Availability Notice.

12.4        It is understood and agreed that Tenant’s rights under this Article 12 are personal to Tenant and its Permitted Transferees and not transferable except in connection with an assignment or sublease to a Permitted Transferee. In the event of any assignment or subletting of the entire Premises (other than to a Permitted Transferee), this right of first notification shall automatically terminate and shall thereafter be null and void.

ARTICLE 13.

TELECOMMUNICATIONS LINES AND EQUIPMENT

13.1        Location of Tenant’s Equipment and Landlord Consent:

13.1.1     Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the “Lines”) at the Building in or serving the Premises only with Landlord’s prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord. Any request for consent shall contain such information as Landlord may request.

13.1.2     Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.

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13.1.3     If Landlord consents to Tenant’s proposal, Tenant shall pay all of Tenant’s and Landlord’s third party costs in connection therewith (including without limitation all costs related to new Lines) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant’s sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.

13.1.4     Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by Tenant or at Tenant’s request in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within ten (10) days after written notice.

13.2        Reallocation of Line Space. Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic reallocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party.

13.3        Line Problems: Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

13.4        Electromagnetic Fields: If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant’s sole cost and expense as Lender may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.

13.5        Removal of Electrical and Telecommunications Wires.

13.5.1     At least thirty (30) days prior to the expiration or within thirty (30) days after the sooner termination of the Lease, as applicable, Landlord shall notify Tenant if Landlord elects to:

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(a)           Retain any or all Lines installed by Tenant in the risers of the Building; or

(b)           Require Tenant to remove any or all such Lines installed by Tenant and restore the Premises and risers to their condition existing prior to the installation of the Lines (“Wire Restoration Work”). Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense.

13.5.2     If Landlord elects to have the Lines removed and Tenant fails to do so on or before the expiration of the Lease, Landlord shall have the right within one hundred twenty (120) days after the expiration of the Lease to perform the Wire Restoration Work at Tenant’s sole cost and expense. If Landlord fails to deliver invoices and supporting documentation of its performance of the Wire Restoration Work within such one hundred twenty (120) day period, Landlord shall have waived its right to obtain reimbursement of the cost therefor.

13.5.3     In the event Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, reasonable wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

13.6        Applicable to Expansion Space Only. The provisions of this Article 13 are applicable only to the Expansion Space (as that term is defined in the First Amendment to this Lease pursuant to which this Article 13 is added to the Lease).

14.          Pursuant to the Original Lease, Tenant has the right to 42 parking spaces (the “Current Spaces”). Effective upon the Expansion Space Commencement Date, Tenant shall have the right to an additional 19 parking spaces (the “Additional Spaces”) in the Building’s subterranean garage. Accordingly, effective on the Expansion Space Commencement Date, Section 1.09 of the Original Lease is amended to delete “42 parking spaces” and to insert in place thereof “61 parking spaces.” The rental rates for the Current Spaces shall be $200.00 per month through November 30, 2009. The rental rate for the Additional Spaces shall be the then-current rate charged to other tenants in the Building from time to time. Commencing on December 1, 2009, the monthly rental rate for the Current Spaces shall also be the then-current rate charged to other tenants in the Building from time to time and shall not be subject to any maximum amount. Accordingly, the not-to-exceed rental rates for the Current Spaces as specified in Section 2.03 of the Original Lease for the Initial Term and the Option Term are of no further force or effect.

15.          Except as otherwise provided herein, all of the terms and conditions of the Original Lease shall continue to apply during the Extension Term and during the Option Term, to the extent any Options are exercised; provided, however, that there shall be no rent credit, and that there shall be no improvement allowance, Landlord construction obligations or other initial concessions with respect to the Extension Term, except as provided in Paragraphs 3 and 4 of this Agreement.

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16.          Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this First Amendment, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this First Amendment, other than Collier’s International (“Landlord’s Broker”) and CB Richard Ellis, Inc. and USI Real Estate Brokerage Services, Inc. (collectively, “Tenant’s Broker”). Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty. The commission with respect to this First Amendment shall be paid to Landlord’s Broker by Landlord pursuant to a separate agreement. Landlord’s Broker will pay Tenant’s Broker a commission pursuant to a separate agreement. Nothing in this First Amendment shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

17.          Time is of the essence of this Agreement and the provisions contained herein.

18.          As additional consideration for this First Amendment, Tenant hereby certifies that:

(a)           The Original Lease (as amended hereby) is in full force and effect.

(b)           Tenant is in possession of the Existing Premises.

(c)           Base Rent for the Existing Premises has been paid through November 30, 2006.

(d)           To Tenant’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(e)           All of Landlord’s obligations with respect to performance of Landlord’s Work concerning the Existing Premises and payment of Construction Allowance with respect to Tenant’s Work concerning the Existing Premises have been satisfied, except those provided for in Paragraph 3 of this First Amendment.

(f)            To Tenant’s knowledge, there are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

(g)           All of the representations and warranties of Tenant in the Original Lease are hereby remade.

(h)           Tenant has full right and authority to execute and deliver this First Amendment and each person signing on behalf of Tenant is authorized to do so and no consent of any party is required on behalf of Tenant for this First Amendment to be in full force and effect.

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19.          As additional consideration for this First Amendment, Landlord hereby certifies that:

(a)              The Original Lease (as amended hereby) is in full force and effect.

(b)              To Landlord’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(c)              All of Tenant’s obligations with respect to performance of Tenant’s Work concerning the Existing Premises have been satisfied, except those provided for in Paragraph 3 of this First Amendment.

(d)              Landlord is the successor in interest to SKS Brannan Associates, LLC and has full right and authority to execute and deliver this First Amendment and each person signing on behalf of Landlord is authorized to do so and no consent of any party is required on behalf of Landlord for this First Amendment to be in full force and effect.

(e)              As of the date of this First Amendment, the Building is not encumbered by a mortgage or deed of trust.

20.          Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This First Amendment shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This First Amendment and the attached exhibits, which are hereby incorporated into and made a part of this First Amendment, set forth the entire First Amendment between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any free Rent as an inducement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Original Lease, unless specifically set forth in this Agreement. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord. In the case of any inconsistency between the provisions of the Original Lease and this First Amendment, the provisions of this First Amendment shall govern and control. Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.

21.          Effective as of the Effective Date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this First Amendment.

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22.          To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), that:

(a)           Tenant is not an “employee benefit plan” (as that term is defined in Section 3(3) of ERISA); and

(b)           Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant’s own investment account; and

(c)           Tenant is not an “affiliate” of Prudential as defined in Section IV(b) or PTE 90-1;

(d)           Tenant is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(e)           Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant’s operations.

23.          The following new Article 14 is hereby added to the Lease:

ARTICLE 14.

TENANT’S ROOFTOP RIGHTS

14.1        Right to Install and Maintain Rooftop Equipment. During the Lease Term and subject to the terms of this Article 14, Tenant may install on the roof of the Building telecommunications antennae, microwave dishes or other communication equipment, as necessary for the operation of Tenant’s business within the Premises, including any cabling or wiring necessary to connect this rooftop equipment to the Premises (collectively, the “Rooftop Equipment”). If Tenant wishes to install any Rooftop Equipment, Tenant shall first notify Landlord in writing, which notice shall fully describe the Rooftop Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises. All of Tenant’s Rooftop Equipment must be located within the area shown as “Available Space for Dish” on the Roof Floor Plan attached hereto as Exhibit RF. Landlord hereby consents to the installation of Rooftop Equipment consisting of one (1) antennae and/or satellite dishes (the “Initial Rooftop Equipment”). If Landlord determines that the Building can structurally accommodate the Rooftop Equipment in addition to the Initial Rooftop Equipment and that the installation, operation and maintenance of the Rooftop Equipment in addition to the Initial Rooftop Equipment will not interfere with other equipment or business operations then installed and operating at the Building (subject to the terms of Section 14.4 below) or any helipad use or emergency access on the roof, Tenant may, at its sole cost and expense, install the Rooftop Equipment in addition to the Initial Rooftop Equipment subject to the terms hereof. Landlord also reserves the right to restrict the number and size of dishes, antennae and other Rooftop Equipment in addition to the Initial Rooftop Equipment installed on the roof of the Building. Landlord further confirms that in determining the amount of rooftop space that is available for

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installation of Rooftop Equipment in addition to the Initial Rooftop Equipment, Landlord will consider all factors relevant to the ownership and operation of the Building, including, without limitation, structural capacity, fire-life-safety requirements, applicable laws, rules and regulations and emergency access needs.

14.2        Additional Charges for Rooftop Equipment. Tenant will be solely responsible, at Tenant’s sole expense, for the installation, maintenance, repair and removal of the Rooftop Equipment, and Tenant shall at all times maintain the Rooftop Equipment in good condition and repair. Landlord agrees that the named Tenant hereunder shall not pay any rental charge for Tenant’s use of the rooftop pursuant to the terms of this Article 14 for the Initial Rooftop Equipment, provided, however, if any successor to the named Tenant wishes to utilize rooftop space or if Tenant seeks to use rooftop space for Rooftop Equipment in addition to the Initial Rooftop Equipment, Landlord reserves the right to impose a charge for such use, which shall be consistent with market rates.

14.3        Conditions of Installation. Tenant shall comply with all applicable laws, rules and regulations relating to the installation, maintenance and operation of Rooftop Equipment at the Building (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Rooftop Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations. The installation, operation and maintenance of the Rooftop Equipment at the Building shall not adversely affect the structure or operating systems of the Building or the business operations of any other tenant or occupant at the Building. Tenant may install cabling and wiring through the Building interior conduits, risers, and pathways of the Building in accordance with Article 13 in order to connect Rooftop Equipment with the Premises.

14.4        Non-Exclusive Right. Tenant’s right to install and maintain Rooftop Equipment is non-exclusive and is subject to termination or revocation as set forth herein, including pursuant to Section 9.02 of this Lease. Subject to the terms set forth below in this Section 14.4, Landlord at its election may require the relocation, reconfiguration or removal of the Rooftop Equipment, if in Landlord’s reasonable judgment the Rooftop Equipment is interfering with the use of the rooftop for the helipad or other Building operations or the business operations of other tenants or occupants of the Building, causing damage to the Building or if Tenant otherwise fails to comply with the terms of this Article 14. If relocation or reconfiguration becomes necessary due to interference difficulties, Landlord and Tenant will reasonably cooperate in good faith to agree upon an alternative location or configuration that will permit the operation of the Rooftop Equipment for Tenant’s business at the Premises without interfering with other operations at the Building or communications uses of other tenants or occupants. If removal is required due to any breach or default by Tenant under the terms of this Article 14, Tenant shall remove the Rooftop Equipment upon thirty (30) days’ written notice from Landlord. Any relocation, removal or reconfiguration of the Rooftop Equipment as provided above shall be at Tenant’s sole cost and expense. In addition to the other rights of relocation and removal as set forth herein, Landlord reserves the right to require relocation of Tenant’s Rooftop Equipment at any time at its election at Landlord’s cost (but not more frequently than once per year) so long as Tenant is able to continue operating its Rooftop Equipment in substantially the same manner as it was operated prior to its relocation.

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In connection with any relocation of Tenant’s Rooftop Equipment at the request of or required by Landlord (other than in the case of a default by Tenant hereunder), Landlord shall provide Tenant with at least thirty (30) days’ prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will, to the extent reasonably possible, prevent interference with the normal operation of Tenant’s Rooftop Equipment. In connection with any relocation, Landlord further agrees to work with Tenant in good faith to relocate Tenant’s Rooftop Equipment to a location that will permit its normal operation for Tenant’s business operations. Landlord acknowledges that relocation of Tenant’s Rooftop Equipment may be disruptive to Tenant’s business and, without limiting its rights to require such removal, confirms that it will not exercise its rights hereunder in a bad faith manner or for the purpose of harassing or causing a hardship to Tenant.

14.5        Costs and Expenses. If Tenant fails to comply with the terms of this Article 14 within thirty (30) days following written notice by Landlord (or such longer period as may be reasonably required to comply so long as Tenant is diligently attempting to comply), Landlord may take such action as may be necessary to comply with these requirements. In such event, Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any such maintenance, removal or other compliance subject to the terms of this Article 14, including interest on all such amounts incurred at the Interest Rate, accruing from the date which is ten (10) days after the date of Landlord’s demand until the date paid in full by Tenant, with all such amounts being Additional Rent under this Lease.

14.6        Indemnification; Removal. Tenant agrees to indemnify Landlord, its partners, agents, officers, directors, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature from any suits, claims or demands, including reasonable attorneys’ fees, arising out of Tenant’s installation, operation, maintenance, repair, relocation or removal of the Rooftop Equipment, except to the extent any such liability, expense, loss or damage results from the gross negligence or intentional misconduct of Landlord or its agents, partners, officers, directors, employees, contractors or representatives. At the expiration or earlier termination of the Lease, Tenant may and, upon request by Landlord, shall remove all of the Rooftop Equipment, including any wiring or cabling relating thereto, at Tenant’s sole cost and expense and will repair at Tenant’s cost any damage resulting from such removal. If Landlord does not require such removal, any Rooftop Equipment remaining at the Building after the expiration or earlier termination of this Lease which is not removed by Tenant shall be deemed abandoned and shall become the property of Landlord.

14.7        Roof Access; Rules and Regulations. Subject to compliance with the construction rules for the Building and Landlord’s reasonable and nondiscriminatory rules and regulations regarding access to the roof and, upon receipt of Landlord’s prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Tenant and its representatives shall have access to and the right to go upon the roof of the Building, on a seven (7) day per week, twenty-four (24) hour basis, to exercise its rights and perform its obligations under this Article 14. Tenant acknowledges that, except in the case of an emergency or when a Building engineer is not made available to Tenant in sufficient time to allow Tenant to avoid or minimize interruption of use of the Rooftop Equipment, advance notice is required and a Building engineer must accompany all persons gaining access to the

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rooftop. Tenant may install Rooftop Equipment at the Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment by any party other than Tenant. Tenant acknowledges that Landlord has made no representation or warranty as to Tenant’s ability to operate Rooftop Equipment at the Building and Tenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Tenant’s Rooftop Equipment. Except as set forth in this Article 14, Landlord shall have no obligation to prevent, minimize or in any way limit or control any existing or future interference with Tenant’s Rooftop Equipment.

24.           Upon establishment of the Expansion Space Commencement Date, the parties shall execute a confirmation memorandum in form similar to that attached as Exhibit C to the Original Lease.

IN WITNESS WHEREOF, this First Amendment was executed as of the date first above written.

Landlord:

PRU/SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company

By:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA\ Its: Managing Member

	By:	/s/ Jolynn Chow Miller

Jolynn Chow Miller Director Second Vice President
[Printed Name and Title]

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Tenant:

CALIFORNIA PACIFIC MEDICAL CENTER, a California nonprofit public benefit corporation

By:	/s/ Jack C. Bailey

Jack C. Bailey, EVP, DEC 2006
[Printed Name and Title]

By:	/s/ Maura F. Lane

Maura F. Lane, Asst. Secty. 12/1/2006
[Printed Name and Title]

If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.

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EXHIBIT A-1

EXPANSION SPACE

(See Attached.)

1

EXHIBIT F-1

PERSONAL PROPERTY

Cubicles	29

Filing Cabinets	25

Desks	6

Purple chairs for conference	20

Padded filing cabinets	30

Tall filing cabinets	4

Black conference chairs	9

Curved cubicle tables	18

Tall black closet cabinets	2

Tables:
3 x 3 square	2
12 x 3	1
6 x 3	2

Refrigerator:	1

Microwave:	1

Soft seating:
Side chairs	2
Sofa	1
Blue leather	2
Side tables	2

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EXHIBIT RF

ROOF FLOOR PLAN

(See Attached.)

1

Roof Floor

1.             EGM communication dish

2.             Zone Labs Dish Network

3.             Carat Dish Network

4.             Carast ISP dish

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EXhibit B

DEPICTION OF THE SUBLEASED PREMISES

                Suite 130:

                Suite 230:

                Suite 230 (continued):

MASTER LESSOR’S CONSENT

SKS Brannan Associates, LLC, a Delaware limited liability company (“Original Lessor”), as lessor, and Sutter West Bay Hospitals, a California nonprofit public benefit corporation dba California Pacific Medical Center (“Sublessor”), formerly known as California Pacific Medical Center, a California nonprofit public benefit corporation, as lessee, entered into that certain standard form office lease dated February 13, 2004 (the “Lease”), for those certain premises consisting of Forty-Two Thousand Six Hundred Forty-Seven (42,647) rentable square feet located at 475 Brannan Street, Suites 120, 130 and 220, San Francisco, California (the “Original Leased Premises”) for the Initial Term expiring on November 30, 2009. PRU/SKS Brannan Associates, LLC, a Delaware limited liability company (“PRU/SKS”), succeeded to the interest of Original Lessor. PRU/SKS and Sublessor entered into that certain first amendment to lease dated November 29, 2006 (the “First Amendment”), whereby, among other things, the Original Leased Premises were expanded to include the Expansion Space consisting of Nineteen Thousand One Hundred Eighty-Four (19,184) rentable square feet in the Building, including Suite 230 (the Original Leased Premises and Expansion Premises are referred to collectively as the “Master Leased Premises”), and the Term of the Lease was extended through February 28, 2017. CLPF — 475 Brannan Street, L.P., a Delaware limited partnership (“Master Lessor”), succeeded to the interest of PRU/SKS. The Lease and First Amendment are referred to collectively as the “Master Lease”. Invitae Corporation, Delaware corporation (“Sublessee”), desires to sublease a portion of the Master Leased Premises commonly known as Suites 130 and 230 consisting of a total of Eight Thousand Eight Hundred Fifty-Two (8,852) rentable square feet (the “Subleased Premises”) from Sublessor and Sublessor is willing to sublease the Subleased Premises to Sublessee pursuant to the terms and provisions of that certain sublease dated December 6, 2013 (the “Sublease”).

Master Lessor hereby consents to Sublessor’s sublease of the Subleased Premises to Sublessee pursuant to the Sublease. This consent by Master Lessor shall not relieve Sublessor from the further performance of any of the terms and conditions of the Master Lease. Except as expressly set forth in the Sublease, nothing herein or in the Sublease shall be deemed to modify the Master Lease or constitute a waiver of any of Master Lessor’s rights under (or any of the provisions of) the Master Lease.

MASTER LESSOR:

CLPF – 475 BRANNAN STREET, L.P., a
Delaware limited partnership

By:	[ILLEGIBLE]
Its:	Authorized Signatory